As filed with the Securities and Exchange Commission on March 30, 2011

Registration No. 333-172211

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMERICA INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	6021	38-1998421
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

(214) 462-6831

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Jon W. Bilstrom

Executive Vice President-Governance, Regulatory

Relations and Legal Affairs, and Secretary

Comerica Incorporated

Comerica Bank Tower

1717 Main Street, MC 6404

Dallas, Texas 75201

(214) 462-6831

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Edward D. Herlihy, Esq. Nicholas G. Demmo, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000	James W. Goolsby, Jr., Esq. Executive Vice President & General Counsel Sterling Bancshares, Inc. 2950 North Loop West Suite 1200 Houston, Texas 77092 (713) 466-8300	David F. Taylor, Esq. Gregory C. Hill, Esq. Locke Lord Bissell & Liddell LLP 600 Travis Street Suite 2800 Houston, Texas 77002 (713) 226-1200	Peter D. Lyons, Esq. Scott Petepiece, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer    ☒            Accelerated filer    ☐            Non-accelerated filer    ☐            Smaller reporting company    ☐

(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED MARCH 30, 2011

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On January 16, 2011, Sterling Bancshares, Inc. and Comerica Incorporated agreed to a strategic business combination in which Sterling will merge with Comerica. If the merger is completed, Sterling shareholders will have the right to receive 0.2365 of a share of Comerica common stock for each share of Sterling common stock held immediately prior to the merger. The maximum number of shares of Comerica common stock to be delivered to holders of shares of Sterling common stock is approximately 25,312,095 shares, based on the number of shares of Sterling common stock outstanding as of February 9, 2011 and assuming full exercise and conversion of all outstanding and unexercised stock options and other equity-based awards and warrants to acquire Sterling common stock. If the merger is completed, outstanding warrants to acquire Sterling common stock will be converted into a maximum of 2,615,557 warrants to acquire shares of Comerica common stock, adjusted to reflect the exchange ratio.

We are sending you this proxy statement/prospectus to notify you of and invite you to the special meeting of Sterling shareholders being held to consider the Agreement and Plan of Merger, as it may be amended from time to time, which we refer to as the merger agreement, dated as of January 16, 2011, that Sterling has entered into with Comerica, and related matters and to ask you to vote at the special meeting in favor of the approval of the merger agreement.

The special meeting of Sterling shareholders will be held on May 5, 2011 at the offices of Locke Lord Bissell & Liddell LLP, JP Morgan Tower, 600 Travis, 25th Floor Conference Center, Houston, Texas at 1:30 p.m. local time.

At the special meeting, you will be asked to approve the merger agreement. In the merger, Sterling will merge with and into Comerica, with Comerica surviving the merger. You will also be asked to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

The market value of the merger consideration will fluctuate with the market price of Comerica common stock. The following table shows the closing sale prices of Comerica common stock as reported on the New York Stock Exchange and Sterling common stock as reported on the NASDAQ Global Select Market, on January 14, 2011, the last trading day before public announcement of the merger, and on [        ], 2011, the last practicable trading day before the distribution of this proxy statement/prospectus. This table also shows the implied value of the merger consideration proposed for each share of Sterling common stock, which we calculated by multiplying the closing price of Comerica common stock on those dates by the exchange ratio of 0.2365. We urge you to obtain current market quotations for Comerica and Sterling.

	COMERICA Common Stock (NYSE: CMA)			STERLING Common Stock (NASDAQ: SBIB)			Implied Value of One Share of Sterling Common Stock
At January 14, 2011		$42.25			$7.70			$9.99
At [ ]	$	[	]	$	[	]	$	[	]

Your vote is important. We cannot complete the merger unless Sterling’s shareholders approve the merger agreement. In order for the merger to be approved, the holders of at least two-thirds of the shares of Sterling common stock outstanding and entitled to vote must vote in favor of approval of the merger agreement. Regardless of whether you plan to attend the special meeting, please take the time to vote your shares in accordance with the instructions contained in this proxy statement/prospectus. Failing to vote will have the same effect as voting against the merger.

Sterling’s board of directors unanimously recommends that Sterling shareholders vote “FOR” approval of the merger agreement, and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

This proxy statement/prospectus describes the special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire document, including “Risk Factors” beginning on page 15 for a discussion of the risks relating to the proposed merger. You also can obtain information about our companies from documents that each of us has filed with the Securities and Exchange Commission.

If you have any questions concerning the merger, please contact Sterling’s proxy solicitor, MacKenzie Partners, 105 Madison Avenue, New York, New York 10016 at (212) 959-5500 (call collect) or (800) 322-2885 (toll free). I look forward to seeing you on May 5, 2011 in Houston, Texas.

J. Downey Bridgwater Chairman, President and Chief Executive Officer Sterling Bancshares, Inc.

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Comerica or Sterling, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is [        ], 2011, and it is first being mailed or otherwise delivered to Sterling shareholders on or about [        ], 2011.

STERLING BANCSHARES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Sterling Bancshares, Inc.:

Sterling Bancshares, Inc. will hold a special meeting of shareholders at 1:30 p.m., local time, on May 5, 2011, at the offices of Locke Lord Bissell & Liddell LLP, JP Morgan Tower, 600 Travis, 25th Floor Conference Center, Houston, Texas, to consider and vote upon the following matters:

•

a proposal to approve the Agreement and Plan of Merger, dated as of January 16, 2011, by and between Comerica Incorporated and Sterling pursuant to which Sterling will merge with and into Comerica as more fully described in the attached proxy statement/prospectus; and

•	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

We have fixed the close of business on March 30, 2011, as the record date for the special meeting. Only Sterling shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting. In order for the merger to be approved, the holders of at least two-thirds of the shares of Sterling common stock outstanding and entitled to vote must vote in favor of approval of the merger agreement.

Your vote is very important. We cannot complete the merger unless Sterling’s common shareholders approve the merger agreement. Failure to vote will have the same effect as voting against the merger.

Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

The enclosed proxy statement/prospectus provides a detailed description of the merger, the merger agreement and related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its appendices carefully and in their entirety. If you have any questions concerning the merger or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need help voting your shares of Sterling common stock, please contact Sterling’s proxy solicitor, MacKenzie Partners, 105 Madison Avenue, New York, New York 10016 at (212) 959-5500 (call collect) or (800) 322-2885 (toll free).

Sterling’s board of directors has unanimously approved the merger and the merger agreement and unanimously recommends that Sterling shareholders vote “FOR” approval of the merger agreement, and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of such approval.

BY ORDER OF THE BOARD OF DIRECTORS,

James W. Goolsby, Jr. Secretary

Houston, Texas

[        ], 2011

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Comerica and Sterling from documents filed with or furnished to the Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Comerica or Sterling, as the case may be, at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting either Comerica or Sterling, as the case may be, in writing or by telephone, at the following addresses:

Comerica Incorporated Comerica Bank Tower 1717 Main Street, MC 6404 Dallas, Texas 75201 Attention: Corporate Secretary Telephone: (214) 462-6831	Sterling Bancshares, Inc. 2950 North Loop West, Suite 1200 Houston, Texas 77092 Attention: Secretary Telephone: (713) 466-8300

You will not be charged for any of these documents that you request. Sterling shareholders requesting documents must do so by April 28, 2011, in order to receive them before the special meeting.

In addition, if you have questions about the merger or the Sterling special meeting, need additional copies of this proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact MacKenzie Partners, Sterling’s proxy solicitor, at the following address and telephone numbers:

MacKenzie Partners

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

(212) 959-5500 (call collect)

or

(800) 322-2885 (toll free)

See “Where You Can Find More Information” beginning on page [        ] for more details.

i

ii

Page

STERLING 2011 ANNUAL MEETING	81

WHERE YOU CAN FIND MORE INFORMATION	82

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE STERLING SPECIAL MEETING

The following are some questions that you may have regarding the merger and the Sterling special meeting, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger and the Sterling special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page [        ].

References in this proxy statement/prospectus to “Sterling” refer to Sterling Bancshares, Inc., a Texas corporation, and, unless the context otherwise requires, to its affiliates. References in this proxy statement/prospectus to “Comerica” refer to Comerica Incorporated, a Delaware corporation, and, unless the context otherwise requires, to its affiliates.

Q:	What am I being asked to vote on at the Sterling special meeting?

A:	Comerica and Sterling have entered into an Agreement and Plan of Merger, dated as of January 16, 2011, which is referred to as the merger agreement, pursuant to which Comerica has agreed to acquire Sterling. Under the terms of the merger agreement, Sterling will merge with and into Comerica, with Comerica continuing as the surviving entity, which is referred to as the merger. Sterling shareholders are being asked to approve the merger agreement and the transactions it contemplates, including the merger.

Sterling shareholders are also being asked to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement, which is referred to as the adjournment proposal.

Q:	How does Sterling’s board of directors recommend that I vote at the special meeting?

A:	Sterling’s board of directors unanimously recommends that you vote “FOR” the proposal to approve the merger agreement and “FOR” the adjournment proposal.

Q:	When and where is the Sterling special meeting?

A:	The Sterling special meeting will be held at the offices of Locke Lord Bissell & Liddell LLP, JP Morgan Tower, 600 Travis, 25th Floor Conference Center, Houston, Texas on May 5, 2011, at 1:30 p.m. local time.

Q:	What do I need to do now?

A:	After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold stock in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card. If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. “Street name” shareholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares.

If you are a participant in the Sterling Bancshares, Inc. Employee Savings Plan and you have employer matching contributions invested in Sterling common stock, you may give voting instructions by completing and returning the enclosed proxy card in the accompanying prepaid reply envelope prior to May 2, 2011. If a participant’s proxy card is not received by May 2, 2011, or if such participant signs and returns his or her proxy card without instructions marked in the boxes, the trustee will vote the participant’s shares of Sterling common stock in the same proportion as other shares of Sterling common stock held in the plan for which the trustee received timely instructions. Participants in the plan must vote through the trustee and may not vote in person at the special meeting.

Q:	What constitutes a quorum for the special meeting?

A:	The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Sterling common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given.

Q:	What is the vote required to approve each proposal at the Sterling special meeting?

A:	Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Sterling common stock as of the close of business on March 30, 2011, the record date for the special meeting.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Sterling common stock entitled to vote on, and voting for or against or expressly abstaining with respect to, such proposal at the special meeting, even if less than a quorum.

Q:	Why is my vote important?

A:	If you do not vote, it will be more difficult for us to obtain the necessary quorum to hold our special meeting. In addition, your failure to vote or failure to instruct your bank or broker how to vote will have the same effect as a vote against approval of the merger agreement. The merger agreement must be approved by the holders of two-thirds of the outstanding shares of Sterling common stock entitled to vote at the special meeting. Sterling’s board of directors unanimously recommends that you vote to approve the merger agreement.

Q:	If my shares of common stock are held in street name by my bank or broker, will my bank or broker automatically vote my shares for me?

A:	No. Your bank or broker cannot vote your shares without instructions from you. You should instruct your bank or broker as to how to vote your shares in accordance with the instructions provided to you. Please check the voting form used by your bank or broker.

Q:	What if I abstain from voting or fail to instruct my bank or broker?

A:	If you fail to vote or mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the proposal to approve the merger agreement, it will have the same effect as a vote “AGAINST” the proposal.

If you mark “ABSTAIN” on your proxy with respect to the adjournment proposal, it will have the same effect as a vote “AGAINST” the proposal. The failure to vote or failure to instruct your bank or broker with respect to the adjournment proposal, however, will have no effect on the adjournment proposal.

Q:	Can I attend the special meeting and vote my shares in person?

A:	Yes. All shareholders, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Holders of record of Sterling common stock can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without Sterling’s express written consent.

Q:	Can I change my vote?

A:	Yes. You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Sterling’s corporate secretary, (3) voting again by telephone or the Internet or (4) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting. Attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Sterling after the vote will not affect the vote. The Sterling corporate secretary’s mailing address is Secretary, Sterling Bancshares, Inc., 2950 North Loop West, Suite 1200, Houston, Texas 77092. If you hold your stock in “street name” through a bank or broker, you should contact your bank or broker to revoke your proxy.

Q:	Will Sterling be required to submit the proposal to approve the merger agreement to its shareholders even if the Sterling board of directors has withdrawn, modified or qualified its recommendation?

A:	Yes. Unless the merger agreement is terminated before the Sterling special meeting, Sterling is required to submit the proposal to approve the merger agreement to its shareholders even if the Sterling board of directors has withdrawn, modified or qualified its recommendation.

Q:	What are the U.S. federal income tax consequences of the merger to Sterling shareholders?

A:	The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and holders of Sterling common stock are not expected to recognize any gain or loss for United States federal income tax purposes on the exchange of shares of Sterling common stock for shares of Comerica common stock in the merger, except with respect to any cash received instead of fractional shares of Comerica common stock.

Q:	Do I have appraisal rights in connection with the merger?

A:	No. Under Texas law, holders of Sterling common stock are not entitled to any dissenters’ rights of appraisal in connection with the merger. See the section entitled “The Merger—Sterling Shareholders Do Not Have Dissenters’ Appraisal Rights in the Merger” beginning on page [ ].

Q:	If I am a Sterling shareholder, should I send in my Sterling stock certificates now?

A:	No. Please do not send in your Sterling stock certificates with your proxy. After the merger, an exchange agent designated by Comerica will send you instructions for exchanging Sterling stock certificates for the merger consideration. See “The Merger Agreement—Conversion of Shares; Exchange of Certificates” beginning on page [ ].

Q:	What should I do if I hold my shares of Sterling common stock in book-entry form?

A:	You are not required to take any specific actions if your shares of Sterling common stock are held in book-entry form. After the completion of the merger, shares of Sterling common stock held in book-entry form will automatically be exchanged for shares of Comerica common stock in book-entry form and cash to be paid instead of fractional shares of Comerica common stock.

Q:	May I place my Sterling stock certificate(s) into book-entry form prior to the merger?

A:	Yes, Sterling stock certificates may be placed into book-entry form prior to the merger. For more information, please contact American Stock Transfer & Trust Company, LLC at 718-921-8145.

Q:	Who may I contact if I cannot locate my Sterling stock certificate(s)?

A:	If you are unable to locate your original Sterling stock certificate(s), you should contact American Stock Transfer & Trust Company, LLC at 718-921-8145.

Q:	When do you expect to complete the merger?

A:	We expect to complete the merger by mid-year 2011. However, we cannot assure you when or if the merger will occur. We must first obtain the approval of Sterling shareholders at the special meeting and the necessary regulatory approvals.

Q:	Whom should I call with questions?

A:	If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Sterling common stock, please contact: MacKenzie Partners, Sterling’s proxy solicitor, at (212) 959-5500 (call collect) or (800) 322-2885 (toll free).

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to carefully read the entire proxy statement/prospectus, including the appendices, and the other documents to which we refer in order to fully understand the merger. See “Where You Can Find More Information” on page [        ]. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

In the Merger, Sterling Shareholders Will Have a Right to Receive 0.2365 of a Share of Comerica Common Stock Per Share of Sterling Common Stock (page [        ])

We are proposing the merger of Sterling with and into Comerica with Comerica continuing as the surviving entity. If the merger is completed, you will have the right to receive 0.2365 of a share of Comerica common stock for each share of Sterling common stock you hold immediately prior to the merger. Comerica will not issue any fractional shares of Comerica common stock in the merger. Sterling shareholders who would otherwise be entitled to a fractional share of Comerica common stock will instead receive an amount in cash based on the closing sale price of Comerica common stock on the trading day immediately prior to the date on which the merger is completed.

Example: If you hold 100 shares of Sterling common stock, you will have a right to receive 23 shares of Comerica common stock and a cash payment instead of the 0.65 shares of Comerica common stock that you otherwise would have received (i.e., 100 shares x 0.2365 = 23.65 shares).

The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. Please read the merger agreement carefully. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement.

Sterling’s Board of Directors Unanimously Recommends that Sterling Shareholders Vote “FOR” Approval of the Merger Agreement (page [        ])

Sterling’s board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Sterling and its shareholders and has unanimously approved the merger and the merger agreement. Sterling’s board of directors unanimously recommends that Sterling shareholders vote “FOR” approval of the merger agreement. For the factors considered by Sterling’s board of directors in reaching its decision to approve the merger agreement, see the section entitled “The Merger—Sterling’s Reasons for the Merger; Recommendation of the Sterling Board of Directors” beginning on page [        ].

Morgan Stanley & Co. Incorporated Has Provided an Opinion to Sterling’s Board of Directors Regarding the Merger Consideration (page [        ] and Annex B)

On January 16, 2011, Morgan Stanley & Co. Incorporated, or Morgan Stanley, Sterling’s financial advisor in connection with the merger, rendered its oral opinion to Sterling’s board of directors, subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Sterling common stock.

The full text of Morgan Stanley’s opinion, dated January 16, 2011, is attached as Annex B to this proxy statement/prospectus. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Morgan Stanley in rendering its opinion.

Morgan Stanley’s opinion is directed to Sterling’s board of directors, addresses only the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to the holders of shares of Sterling common stock, and does not address any other aspect of the merger or constitute a recommendation as to how any shareholders of Sterling should vote at any shareholder’s meeting held in connection with the merger.

For further information, please see the discussion under the caption “The Merger — Opinion of Morgan Stanley & Co. Incorporated,” commencing on Page [        ].

What Holders of Sterling Stock Options and Other Equity-Based Awards Will Receive (page [        ])

Under the terms of the merger agreement, upon completion of the merger, the outstanding and unexercised stock options to acquire Sterling common stock will fully vest and will be converted into stock options to acquire Comerica common stock, adjusted to reflect the exchange ratio pursuant to the merger agreement.

With respect to Sterling phantom stock unit awards, under the terms of the merger agreement, upon completion of the merger, outstanding Sterling phantom unit awards will be converted into fully vested shares of Comerica common stock, adjusted to reflect the exchange ratio pursuant to the merger agreement. Except as otherwise agreed between Comerica and any individual award holder, phantom unit awards issued pursuant to Sterling’s 2007 Long-Term Incentive Stock Performance Program will be payable at 100% of “target” (as defined in the applicable award agreement) and settled as described in the preceding sentence.

What Holders of Sterling Warrants Will Receive (page [        ])

Under the terms of the merger agreement, upon completion of the merger, outstanding and unexercised warrants to acquire Sterling common stock will be converted into warrants to acquire Comerica common stock, adjusted to reflect the exchange ratio pursuant to the merger agreement.

Sterling will Hold its Special Meeting on May 5, 2011 (page [        ])

The special meeting of Sterling shareholders will be held on May 5, 2011, at 1:30 p.m. local time, at the offices of Locke Lord Bissell & Liddell LLP, JP Morgan Tower, 600 Travis, 25th Floor Conference Center, Houston, Texas. At the special meeting, Sterling shareholders will be asked to:

•	approve the merger agreement and the transactions it contemplates; and

•

approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement, which we refer to as the adjournment proposal.

Only holders of record at the close of business on March 30, 2011, will be entitled to vote at the special meeting. Each share of Sterling common stock is entitled to one vote on each proposal to be considered at the Sterling special meeting. As of the record date, there were [        ] shares of Sterling common stock entitled to vote at the special meeting. As of the record date, directors and executive officers of Sterling and their affiliates owned and were entitled to vote [        ] shares of Sterling common stock, representing approximately [        ]% of the shares of Sterling common stock outstanding on that date. Sterling currently expects that its directors and executive officers will vote their shares in favor of the merger agreement proposal and the adjournment proposal, although none of them has entered into any agreements obligating them to do so. As of March 23, 2011, Comerica and its subsidiaries held no shares of Sterling common stock (other than shares held as fiduciary, custodian or agent as described below) and its directors and executive officers or their affiliates held no shares of Sterling common stock. As of March 23, 2011, Comerica and its subsidiaries, as fiduciaries, custodians or agents, held a total of approximately 110,483 shares of Sterling common stock, representing less than 1% of the shares of Sterling common stock outstanding on that date, and maintained sole or shared voting power over approximately 94,815 of these shares.

To approve the merger agreement, holders of two-thirds of the outstanding shares of Sterling common stock entitled to vote at the special meeting must vote in favor of approving the merger agreement. Because approval is based on the affirmative vote of two-thirds of the shares outstanding, your failure to vote, failure to instruct your bank or broker with respect to the proposal to approve the merger agreement, or abstention will have the same effect as a vote against approval of the merger agreement.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Sterling common stock entitled to vote on, and voting for or against or expressly abstaining with respect to, such proposal at the special meeting, even if less than a quorum. Because approval of the adjournment proposal is based on the affirmative vote of a majority of shares voting or expressly abstaining at the special meeting, abstentions will have the same effect as a vote against this proposal. The failure to vote or failure to instruct your bank or broker with respect to the adjournment proposal, however, will have no effect on the adjournment proposal.

The Merger Is Intended to Be Tax-Free to Holders of Sterling Common Stock as to the Shares of Comerica Common Stock They Receive (page [        ])

The merger is intended to be treated as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and it is a condition to the respective obligations of Comerica and Sterling to complete the merger that each of Comerica and Sterling receive a legal opinion to that effect. Accordingly, the merger generally will be tax-free to a holder of Sterling common stock for United States federal income tax purposes as to the shares of Comerica common stock he or she receives in the merger, except for any gain or loss that may result from the receipt of cash instead of fractional shares of Comerica common stock that such holder of Sterling common stock would otherwise be entitled to receive.

The United States federal income tax consequences described above may not apply to all holders of Sterling common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Sterling’s Officers and Directors Have Financial Interests in the Merger That Differ From Your Interests (page [        ])

Sterling shareholders should be aware that some of Sterling’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of Sterling shareholders generally. These interests and arrangements may create potential conflicts of interest. The Sterling board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement and the merger, and in recommending that Sterling’s shareholders vote in favor of adoption of the merger agreement.

These interests include, consistent with the terms of Sterling’s equity incentive plan, the vesting of equity-based awards in connection with the completion of the merger. Assuming completion of the merger on June 30, 2011 and a closing price of Comerica common stock of $36.83 (the closing price on March 24, 2011), the aggregate dollar value of the vested and unvested stock awards (including stock options and phantom units) held by the eleven executive officers as a group is approximately $428,212 and $4,102,718, respectively.

Sterling and J. Downey Bridgwater, Chairman, President and Chief Executive Officer of Sterling, entered into a new employment contract effective July 1, 2010, the material terms of which are described under “Employment Contract between J. Downey Bridgwater and Sterling” beginning on page [        ]. In addition, during December 2010, Sterling amended the individual severance and non-compete agreements with certain of its executive officers to make certain non-material technical changes under Section 409A of the Internal Revenue

Code of 1986, as amended. Sterling did not enter into the employment contract with Mr. Bridgwater or amend the individual severance and non-compete agreements in contemplation of or in connection with the merger.

In connection with the merger, on January 17, 2011, Sterling entered into transition/retention incentive agreements with each of its named executive officers and certain other executive officers, to provide an incentive for the executive officers to remain employed with Sterling for a certain period of time following the announcement of the merger. In addition, on March 1, 2011, Sterling entered into a retention incentive agreement with Graham Painter, Executive Vice President, Corporate Communications of Sterling. The aggregate amount of the transition/retention incentive awards that would be payable to the eleven executive officers of Sterling as a group is approximately $1.5 million. The material terms of the transition/retention incentive agreements are described in “Sterling Transition/Retention Agreements” beginning on page [        ].

For a more complete description of these interests, see “The Merger—Interests of Sterling’s Directors and Executive Officers in the Merger” beginning on page [        ].

Sterling’s Shareholders Do Not Have Dissenters’ Appraisal Rights in the Merger (page [        ])

Appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from a fundamental business transaction, such as a merger, and demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the fundamental business transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the Texas Business Organizations Code, or TBOC. As a result of one of these exceptions, the holders of Sterling common stock are not entitled to dissenters’ appraisal rights in the merger.

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page [        ])

Currently, we expect to complete the merger by mid-year 2011. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, approval of the merger agreement by Sterling’s shareholders and the receipt of certain required regulatory approvals.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (page [        ])

We may mutually agree in writing to terminate the merger agreement before completing the merger, even after receiving shareholder approval.

In addition, either of us may decide to terminate the merger agreement, even after receiving shareholder approval, if:

•

any regulatory authority which must grant a required regulatory approval has denied approval of the merger and this denial has become final and nonappealable or a regulatory authority has issued a final nonappealable law or order prohibiting the consummation of the merger, if the party seeking to terminate the merger agreement has used its reasonable best efforts to contest and change such denial, law or order;

•	the merger has not been completed by November 30, 2011, if the failure to complete the merger by that date is not caused by the terminating party’s breach of the merger agreement;

•

the other party breaches the merger agreement in a way that would grant the party seeking to terminate the agreement the right not to consummate the merger, unless the breach is capable of being cured (and is cured) within 45 days following receipt of written notice of such breach (provided that the terminating party is not then in breach, in any material respect, of any of its material covenants or agreements contained in the merger agreement); or

•	the Sterling shareholders fail to approve the merger agreement at the special meeting.

In addition, Comerica may terminate the merger agreement, even after receiving shareholder approval, if Sterling’s board of directors:

•	fails to recommend to shareholders that they approve the merger agreement;

•

withdraws, qualifies or modifies in a manner adverse to Comerica its recommendation of the merger (or publicly proposes to do so) or takes any action or makes any public statement inconsistent with that recommendation; or

•

knowingly and materially breaches (1) its non-solicitation obligations or obligations with respect to other acquisition proposals set forth in the merger agreement or (2) its obligations to call a shareholder meeting or to use reasonable best efforts to obtain the approval of its shareholders.

Termination Fee (page [        ])

If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Sterling’s board of directors, Sterling may be required to reimburse Comerica’s expenses, up to a maximum of $3 million, or to pay Comerica a termination fee of $40 million. The termination fee could discourage other companies from seeking to acquire or merge with Sterling.

Regulatory Approvals Required for the Merger (page [        ])

We have agreed to use our reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Board of Governors of the Federal Reserve, or the Federal Reserve Board, among others. Comerica and Sterling have filed, or are in the process of filing, applications and notifications to obtain the required regulatory approvals.

Although we do not know of any reason why we cannot obtain these regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them.

Board of Directors and Executive Officers of Comerica following Completion of the Merger (page [        ])

The directors of Sterling and its subsidiaries will resign as of the effective time of the merger. The composition of Comerica’s board of directors and executive officers is not anticipated to change in connection with the completion of the merger.

The Rights of Sterling Shareholders will Change as a Result of the Merger (page [        ])

The rights of Sterling shareholders will change as a result of the merger due to differences in Comerica’s and Sterling’s governing documents. The rights of Sterling shareholders are governed by Texas law, and by Sterling’s restated and amended articles of incorporation and amended and restated bylaws, each as amended to date (which we refer to as Sterling’s articles of incorporation and bylaws, respectively). Upon the completion of the merger, the rights of Sterling shareholders will be governed by Delaware law, Comerica’s restated certificate of incorporation and amended and restated bylaws (which we refer to as Comerica’s certificate of incorporation and bylaws, respectively).

This proxy statement/prospectus contains descriptions of the material differences in shareholder rights under each of the Comerica and Sterling governing documents.

Litigation Relating to the Merger (page [        ])

Sterling and certain of Sterling’s directors and executive officers are named as defendants in a lawsuit that is pending in connection with the merger. Comerica is also named as a defendant in this lawsuit. See “The Merger—Litigation Relating to the Merger” beginning on page [        ] for more information.

Information About the Companies (page [        ])

Comerica

Comerica is a financial services company incorporated under the laws of the State of Delaware and headquartered in Dallas, Texas. As of December 31, 2010, it was among the 25 largest commercial bank holding companies in the United States. Comerica was formed in 1973 to acquire the outstanding common stock of Comerica Bank, which at such time was a Michigan banking corporation and one of Michigan’s oldest banks (formerly Comerica Bank-Detroit). On October 31, 2007, Comerica Bank, a Michigan banking corporation, was merged with and into Comerica Bank, a Texas banking association, which we refer to as Comerica Bank. As of December 31, 2010, Comerica owned directly or indirectly all the outstanding common stock of two active banking subsidiaries and 48 nonbanking subsidiaries. As of December 31, 2010, Comerica had total assets of approximately $53.7 billion, total deposits of approximately $40.5 billion and total common shareholders’ equity of approximately $5.8 billion. As of December 31, 2010, Comerica and its subsidiaries had 8,636 full-time and 729 part-time employees.

Comerica’s principal executive office is located at Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201, and its telephone number is (214) 462-6831.

Additional information about Comerica and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page [        ].

Sterling Bancshares, Inc.

Sterling is a bank holding company headquartered in Houston, Texas that has served the banking needs of small to medium-sized businesses for over 36 years. Sterling provides a broad array of financial services to Texas businesses and consumers through 57 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas. Sterling was incorporated under the laws of the State of Texas in 1980 and became the parent bank holding company of Sterling Bank, a banking association chartered under the laws of the State of Texas, in 1981. Sterling Bank was chartered in 1974 under the laws of the State of Texas. At December 31, 2010, Sterling had total assets of $5.2 billion, total loans of $2.8 billion, total deposits of $4.3 billion, and shareholders’ equity of $622 million. Sterling had 946 full-time-equivalent employees at December 31, 2010.

Sterling’s principal executive offices are located at 2950 North Loop West, Suite 1200, Houston, Texas, 77092 and its telephone number is (713) 466-8300.

Additional information about Sterling and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page [        ].

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF COMERICA

The following table summarizes financial results achieved by Comerica for the periods and at the dates indicated and should be read in conjunction with Comerica’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that Comerica has previously filed with the SEC. Historical financial information for Comerica can be found in its Annual Report on Form 10-K for the year ended December 31, 2010. See “Where You Can Find More Information” on page [        ] for instructions on how to obtain the information that has been incorporated by reference.

	As of or for the Year Ended December 31,
	2010	2009	2008	2007	2006
	(in millions, except per share data)
Summarized Income Statement Data:
Net interest income	$1,646	$1,567	$1,815	$2,003	$1,983
Provision for loan losses	480	1,082	686	212	37
Noninterest income	789	1,050	893	888	855
Noninterest expenses	1,640	1,650	1,751	1,691	1,674
Provision (benefit) for income taxes	55	(131)	59	306	345

Income from continuing operations, net of tax	260	16	212	682	782
Income from discontinued operations, net of tax	17	1	1	4	111

Net income	$277	$17	$213	$686	$893

Net income/(loss) attributable to common shares	$153	$(118)	$192	$680	$886

Per Common Share Data:
Basic net income/(loss) from continuing operations	$0.79	$(0.80)	$1.28	$4.43	$4.85
Basic net income/(loss)	0.90	(0.79)	1.29	4.45	5.53
Diluted net income/(loss) from continuing operations	0.78	(0.80)	1.28	4.40	4.81
Diluted net income/(loss)	0.88	(0.79)	1.28	4.43	5.49
Book value at end of period	32.82	32.27	33.38	34.12	32.70
Cash dividends declared	0.25	0.20	2.31	2.56	2.36

Weighted-Average Number of Common Shares:
Basic	170	149	149	153	160
Diluted	173	149	149	154	161

Average Balance Sheet Data:
Total assets	$55,553	$62,809	$65,185	$58,574	$56,579
Total medium- and long-term debt	8,684	13,334	12,457	8,197	5,407
Total shareholders’ equity	6,068	7,099	5,442	5,070	5,176

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF STERLING

The following table summarizes financial results achieved by Sterling for the periods and at the dates indicated and should be read in conjunction with Sterling’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that Sterling has previously filed with the SEC. Historical financial information for Sterling can be found in its Annual Report on Form 10-K for the year ended December 31, 2010. See “Where You Can Find More Information” on page [         ] for instructions on how to obtain the information that has been incorporated by reference.

	As of or for the Year Ended December 31,
	2010	2009	2008	2007	2006
	(in millions, except per share data)
Summarized Income Statement Data:
Net interest income	$169	$192	$198	$186	$172
Provision for credit losses	45	88	30	4	4
Noninterest income	33	36	41	36	31
Noninterest expense	159	163	153	139	131
Provision (benefit) for income taxes	(2)	(10)	17	26	22

Net income/(loss)	$1	$(13)	$39	$53	$46

Net income/(loss) available to common equity	$1	$(22)	$38	$53	$46

Per Common Share Data:
Basic net income/(loss)	$0.01	$(0.28)	$0.52	$0.73	$0.67
Diluted net income/(loss)	0.01	(0.28)	0.52	0.72	0.66
Book value at end of period	6.10	6.60	7.17	6.56	5.76
Cash dividends	0.060	0.180	0.220	0.210	0.186

Weighted Average Number of Shares:
Basic	99	79	73	73	69
Diluted	99	79	73	73	70

Average Balance Sheet Data:
Total assets	$5,048	$5,005	$4,853	$4,334	$3,880
Total medium- and long-term debt	251	251	199	126	110
Stockholders’ equity	615	596	510	450	362

COMPARATIVE PER SHARE DATA

(Unaudited)

Presented below for Comerica and Sterling is historical, unaudited pro forma combined and pro forma equivalent per share financial data as of and for the year ended December 31, 2010. The information presented below should be read together with the historical consolidated financial statements of Comerica and Sterling, including the related notes, filed by each of them with the SEC and incorporated by reference into this proxy statement/prospectus, and with the consolidated historical financial data for Comerica and Sterling appearing elsewhere in this proxy statement/prospectus. See “Where You Can Find More Information” on page [        ].

The pro forma and pro forma per equivalent share information give effect to the merger as if the merger had been effective on December 31, 2010 in the case of the book value data, and as if the merger had been effective as of January 1, 2010 in the case of the earnings per share and the cash dividends data. The pro forma data combine the historical results of Sterling into Comerica’s consolidated statement of income and, while certain adjustments were made for the estimated impact of certain fair valuation adjustments and other acquisition-related activity, they are not indicative of what could have occurred had the acquisition taken place on January 1, 2010.

In addition, the pro forma data includes adjustments, which are preliminary and may be revised. The pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors that may result as a consequence of the merger or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors, nor the impact of possible business model changes. As a result, pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results.

	Historical		CMA Pro Forma Combined (1)	SBIB Pro Forma Equivalent Per Share (2)
	CMA	SBIB
Basic Income (Loss) from Continuing Operations
For the year ended December 31, 2010	$0.79	$0.01	$1.05	$0.25
Diluted Income (Loss) from Continuing Operations
For the year ended December 31, 2010	0.78	0.01	1.04	0.25
Cash Dividends (3)
For the year ended December 31, 2010	0.25	0.06	0.25	0.06
Book Value
As of December 31, 2010	32.82	6.10	33.95	8.03
Market Value
As of January 14, 2011(4)	42.25	7.70	—	9.99

(1)	Diluted income (loss) from continuing operations excludes the potential dilution from Sterling’s stock options, nonvested share awards and warrants as a result of the merger. Estimated restructuring charges resulting directly from the merger of $60 million, net of tax, were excluded from CMA pro forma combined income (loss) from continuing operations.
(2)	The SBIB unaudited pro forma equivalent per share financial information is computed by multiplying the CMA unaudited pro forma combined amounts by the exchange ratio (0.2365 shares of Comerica common stock for each share of Sterling common stock) so that the per share amounts are equated to the respective values for one share of Sterling common stock.
(3)	CMA pro forma combined cash dividend amounts are the same as historical because no change in dividend policy is expected as a result of the merger.
(4)	Business date immediately preceding announcement of proposed transaction.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and prospects of Comerica, Sterling and the combined company following the proposed transaction and statements for the period following the completion of the merger. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica, Sterling, the proposed transaction or the combined company following the transaction often identify forward-looking statements.

These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, products or services, including the execution of integration plans; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.

The forward-looking statements contained or incorporated by reference in this proxy statement/prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Factors that could cause or contribute to such differences include, but are not limited to, (1) the matters set forth under “Risk Factors” beginning on page [        ]; (2) the possibility that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; (3) that the transaction may not be timely completed, if at all; (4) that prior to the completion of the transaction or thereafter, Comerica’s and Sterling’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; (5) that the parties are unable to successfully implement integration strategies; (6) that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; (7) reputational risks and the reaction of the companies’ customers to the transaction; (8) diversion of management time on merger-related issues; and (9) those factors referenced in Comerica’s and Sterling’s filings with the SEC.

For any forward-looking statements made in this proxy statement/prospectus or in any documents incorporated by reference into this proxy statement/prospectus, Comerica and Sterling claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus or the date of any document incorporated by reference in this proxy statement/prospectus. Comerica and Sterling do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to Comerica, Sterling or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

RISK FACTORS

In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements” commencing on page [        ] and the matters discussed under the caption “Risk Factors” in the Annual Reports on Forms 10-K filed by Comerica and Sterling, respectively, for the year ended December 31, 2010, as updated by other reports filed with the SEC, you should carefully consider the following risk factors in deciding how to vote on approval of the merger agreement.

Because the exchange ratio is fixed and market price of Comerica common stock will fluctuate, Sterling shareholders cannot be sure of the market value of the merger consideration they will receive.

Upon completion of the merger, each share of Sterling common stock will be converted into 0.2365 of a share of Comerica common stock, plus cash in lieu of any fractional shares. Because the exchange ratio is fixed, the value of the shares of Comerica common stock that will be issued to you in the merger will depend on the market price of Comerica common stock at the time the shares are issued. There will be no adjustment to the fixed number of shares of Comerica common stock that will be issued to you based upon changes in the market price of Comerica common stock or Sterling common stock prior to the closing. Neither Comerica nor Sterling is permitted to terminate the merger agreement or resolicit the vote of Sterling shareholders solely because of changes in the market prices of either company’s stock.

The market price of Comerica common stock at the time the merger is completed may vary from the price of Comerica common stock on the date the merger agreement was executed, on the date of this proxy statement/prospectus and on the date of the Sterling special meeting as a result of various factors that are beyond the control of Comerica and Sterling, including but not limited to general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations. In addition to the approval of the merger agreement by Sterling shareholders, completion of the merger is subject to receipt of required regulatory approvals and satisfaction of other conditions that may not occur until after the Sterling special meeting. Therefore, at the time of the Sterling special meeting you will not know the precise value of the consideration you will receive at the effective time of the merger. You should obtain current market quotations for shares of Comerica common stock and for shares of Sterling common stock.

The market price of Comerica common stock after the merger may be affected by factors different from those affecting the shares of Sterling or Comerica currently.

Upon completion of the merger, holders of Sterling common stock will become holders of Comerica common stock. Comerica’s business differs from that of Sterling, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Comerica and Sterling. For a discussion of the businesses of Comerica and Sterling and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page [        ].

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the merger may be completed, we must obtain various approvals or consents from the Federal Reserve Board and various bank regulatory and other authorities. These regulators may impose conditions on the completion of the merger or require changes to the terms of the merger. Such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of Comerica following the merger. See “The Merger—Regulatory Approvals Required for the Merger” beginning on page [        ].

Combining the two companies may be more difficult, costly or time-consuming than expected.

Comerica and Sterling have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger will depend, in part, on our ability to successfully combine the businesses of Comerica and Sterling. To realize these anticipated benefits, after the completion of the merger, Comerica expects to integrate Sterling’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect Comerica’s ability to successfully conduct its business in the markets in which Sterling now operates, which could have an adverse effect on Comerica’s financial results and the value of its common stock. If Comerica experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Sterling to lose customers or cause customers to remove their accounts from Sterling and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Sterling and Comerica during this transition period and for an undetermined period after consummation of the merger.

Comerica may fail to realize the cost savings estimated for the merger.

Comerica estimates that it will achieve cost savings from the merger when the two companies have been fully integrated. While Comerica continues to be comfortable with these expectations as of the date of this proxy statement/prospectus, it is possible that the estimates of the potential cost savings could turn out to be incorrect. The cost savings estimates also assume Comerica’s ability to combine the businesses of Comerica and Sterling in a manner that permits those cost savings to be realized. If the estimates turn out to be incorrect or Comerica is not able to combine successfully the two companies, the anticipated cost savings may not be fully realized or realized at all, or may take longer to realize than expected.

The fairness opinion obtained by Sterling from its financial advisor will not reflect changes in circumstances between signing the merger agreement and the completion of the merger.

Sterling has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus from Morgan Stanley, Sterling’s financial advisor. Changes in the operations and prospects of Sterling or Comerica, general market and economic conditions and other factors that may be beyond the control of Sterling and Comerica, and on which the fairness opinion was based, may alter the value of Sterling or Comerica or the prices of shares of Sterling common stock or Comerica common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because Sterling does not anticipate asking its financial advisor to update its opinion, the January 16, 2011 opinion does not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. The opinion is included as Annex B to this proxy statement/prospectus. For a description of the opinion that Sterling received from its financial advisor, please refer to “The Merger—Opinion of Morgan Stanley & Co. Incorporated” on page [        ]. For a description of the other factors considered by Sterling’s board of directors in determining to approve the merger, please refer to “The Merger—Sterling’s Reasons for the Merger; Recommendation of the Sterling Board of Directors” on page [        ].

Some of the directors and executive officers of Sterling may have interests and arrangements that may have influenced their decisions to support or recommend that you approve the merger agreement.

The interests of some of the directors and executive officers of Sterling may be different from those of Sterling common shareholders, and directors and officers of Sterling may be participants in arrangements that are different from, or in addition to, those of Sterling common shareholders. These interests are described in more detail in the section of this proxy statement/prospectus entitled “The Merger—Interests of Sterling’s Directors and Executive Officers in the Merger” beginning on page [        ].

The shares of Comerica common stock to be received by Sterling shareholders as a result of the merger will have different rights from the shares of Sterling common stock they currently hold.

Following completion of the merger, holders of Sterling common stock will no longer be shareholders of Sterling, a Texas corporation, but will instead be shareholders of Comerica, a Delaware corporation. The rights associated with Sterling common stock are different from the rights associated with Comerica. See the section of this proxy statement/prospectus entitled “Comparison of Shareholders’ Rights” beginning on page [        ].

Sterling shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Sterling shareholders currently have the right to vote in the election of the Sterling board of directors and on other matters affecting Sterling. When the merger occurs, each Sterling shareholder that receives shares of Comerica common stock will become a shareholder of Comerica with a percentage ownership of the combined organization that is much smaller than the shareholder’s percentage ownership of Sterling. Because of this, Sterling shareholders will have less influence on the management and policies of Comerica than they now have on the management and policies of Sterling.

Termination of the merger agreement could negatively impact Sterling.

If the merger agreement is terminated, there may be various consequences. For example, Sterling’s businesses may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of management on the merger, without realizing any of the anticipated benefits of completing the merger, or the market price of Sterling common stock could decline to the extent that the current market price reflects a market assumption that the merger will be completed. In addition, termination of the merger agreement would increase the possibility of downgrades by Sterling’s credit rating agencies or adverse regulatory actions which could adversely affect Sterling’s businesses. If the merger agreement is terminated and Sterling’s board of directors seeks another merger or business combination, Sterling shareholders cannot be certain that Sterling will be able to find a party willing to pay the equivalent or greater consideration than that which Comerica has agreed to pay in the merger. In addition, if the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Sterling’s board of directors, Sterling may be required to reimburse Comerica’s expenses, up to a maximum of $3 million, or to pay Comerica a termination fee of $40 million.

Pending litigation against Sterling, certain of Sterling’s directors and executive officers, and Comerica could result in an injunction preventing completion of the merger, the payment of damages in the event the merger is completed and/or may adversely affect the combined company’s business, financial condition or results of operations following the merger.

In connection with the merger, a purported shareholder of Sterling has filed a lawsuit against Sterling, certain of Sterling’s directors and executive officers, and Comerica. Among other relief, the plaintiff seeks to enjoin the merger. One of the conditions to the closing of the merger is that no law or order by any court or governmental or regulatory authority is in effect that prohibits the completion of the merger. If the plaintiff is successful in obtaining an injunction prohibiting the defendants from completing the merger, then such injunction may prevent the merger from becoming effective, or from becoming effective within the expected time frame. If completion of the merger is prevented or delayed, it could result in substantial costs to Comerica and Sterling. In addition, Comerica and Sterling could incur costs associated with the indemnification of their respective directors and officers. See “The Merger—Litigation Relating to the Merger” beginning on page [        ].

Recent legislation regarding the financial services industry may have a significant adverse effect on Comerica’s operations.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as the Dodd-Frank Act, was signed into law. The Dodd-Frank Act implements a variety of far-reaching changes and has been called the most sweeping reform of the financial services industry since the 1930s. Many of the provisions of the Dodd-Frank Act will directly affect Comerica’s ability to conduct its business, including, but not limited to:

•

Creation of a financial stability oversight council that may recommend to the Federal Reserve Board increasingly strict rules for capital, leverage, liquidity, risk management and other requirements as companies grow in size and complexity;

•

Application of the same leverage and risk-based capital requirements that apply to insured depository institutions to most bank holding companies, such as Comerica, which, among other things, will, after a three-year phase-in period which begins January 1, 2013, remove trust preferred securities as a permitted component of a holding company’s Tier 1 capital;

•

Increase in the Federal Deposit Insurance Corporation, or FDIC, assessment for depository institutions with assets of $10 billion or more, such as Comerica Bank, and increases the minimum reserve ratio for the FDIC’s Deposit Insurance Fund from 1.15% to 1.35%;

•	Repeal of the federal prohibitions on the payment of interest on demand deposits, thereby permitting depository institutions to pay interest on business transaction and other accounts;

•

Establishment of a consumer financial protection bureau with broad authority to implement new consumer protection regulations and, for bank holding companies with $10 billion or more in assets, to examine and enforce compliance with federal consumer laws; and

•	Amendment of the Electronic Fund Transfer Act (EFTA) to, among other things, give the Federal Reserve Board the authority to issue rules which are expected to limit debit-card interchange fees.

Many provisions in the Dodd-Frank Act remain subject to regulatory rule-making and implementation, the effects of which are not yet known. The provisions of the Dodd-Frank Act and any rules adopted to implement those provisions as well as any additional legislative or regulatory changes may impact the profitability of Comerica’s business activities, may require that Comerica change certain of its business practices, may materially affect its business model or affect retention of key personnel, may require Comerica to raise additional capital and could expose Comerica to additional costs (including increased compliance costs). These and other changes may also require Comerica to invest significant management attention and resources to make any necessary changes and may adversely affect Comerica’s ability to conduct its business as previously conducted or its results of operations or financial condition.

Comerica may be subject to more stringent capital and liquidity requirements.

As discussed above, the Dodd-Frank Act creates a financial stability oversight council that may recommend to the Federal Reserve increasingly strict rules for capital requirements as companies grow in size and complexity and applies the same leverage and risk-based capital requirements that apply to insured depository institutions to most bank holding companies, which, among other things, will, after a three-year phase-in period which begins January 1, 2013, remove trust preferred securities as a permitted component of a holding company’s Tier 1 capital. These requirements, and any other new regulations, could adversely affect Comerica’s ability to pay dividends, or could require Comerica to reduce business levels or to raise capital, including in ways that may adversely affect its results of operations or financial condition.

In addition, on September 12, 2010, the Group of Governors and Heads of Supervision, the oversight body of the Basel Committee on Banking Supervision, announced agreement on the calibration and phase-in arrangements for a strengthened set of capital requirements, known as Basel III. When fully phased in, Basel III will introduce a minimum Tier 1 common equity ratio of 4.5%, net of regulatory deductions, and establish a capital conservation buffer of an additional 2.5% of common equity to risk-weighted assets above the regulatory minimum capital requirement, establishing a minimum common equity ratio plus capital conservation buffer at 7%. This capital conservation buffer will impose capital distribution constraints when the Tier 1 capital ratio falls under 8.5% and the total capital ratio falls under 10.5%. In addition, Basel III introduces a countercyclical capital buffer of up to 2.5% of common equity or other loss absorbing capital above the regulatory capital minimum plus the capital conservation buffer for periods of excess credit growth. Basel III also introduces a non-risk adjusted Tier 1 leverage ratio based on a measure of total exposure rather than total assets, and new liquidity standards. The Basel III capital and liquidity standards will be phased in over a period of several years. The text of the final Basel III capital and liquidity rules was published on December 16, 2010, and is now subject to individual adoption by member nations, including the United States.

Banking regulators could implement changes to the capital adequacy standards applicable to Comerica and Comerica Bank in light of Basel III. The ultimate impact of the new capital and liquidity standards cannot be determined at this time and will depend on a number of factors, including treatment and implementation by the U.S. banking regulators.

Sterling shareholders do not have dissenters’ appraisal rights in the merger.

Appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the TBOC. In this circumstance, because Comerica’s common stock is listed on the NYSE and Sterling’s common stock is listed on the NASDAQ, Sterling’s shareholders do not have dissenters’ appraisal rights in the merger with respect to their shares of Sterling common stock. See the sections of this proxy statement/prospectus entitled “The Merger—Sterling Shareholders Do Not Have Dissenters’ Appraisal Rights in the Merger” beginning on page [        ] and “Comparison of Shareholders’ Rights—Rights of Dissenting Shareholders” beginning on page [        ].

Sterling will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Sterling. These uncertainties may impair Sterling’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Sterling to seek to change existing business relationships with Sterling. Retention of certain employees by Sterling may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with Sterling. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Sterling, Sterling’s business following the merger could be harmed. In addition, subject to certain exceptions, Sterling has agreed to operate its business in the ordinary course prior to closing. See the section entitled “The Merger Agreement—Covenants and Agreements” beginning on page [        ] of this proxy statement/prospectus for a description of the restrictive covenants applicable to Sterling.

THE STERLING SPECIAL MEETING

This section contains information for Sterling shareholders about the special meeting that Sterling has called to allow its shareholders to consider and approve the merger agreement. We are mailing this proxy statement/prospectus to you, as a Sterling shareholder, on or about [        ]. Together with this proxy statement/prospectus, we are also sending to you a notice of the special meeting of Sterling shareholders and a form of proxy card that Sterling’s board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

This proxy statement/prospectus is also being furnished by Comerica to Sterling shareholders as a prospectus in connection with the issuance of shares of Comerica common stock upon completion of the merger.

Date, Time and Place of Meeting

The special meeting will be held at the offices of Locke Lord Bissell & Liddell LLP, JP Morgan Tower, 600 Travis, 25th Floor Conference Center, Houston, Texas on May 5, 2011, at 1:30 p.m. local time.

Matters to Be Considered

At the special meeting of shareholders, you will be asked to consider and vote upon the following matters:

•	a proposal to approve the merger agreement and the transactions it contemplates; and

•

a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement, which we refer to as the adjournment proposal.

Recommendation of the Sterling Board of Directors

Sterling’s board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Sterling and its shareholders and has unanimously approved the merger and the merger agreement. Sterling’s board of directors unanimously recommends that Sterling shareholders vote “FOR” approval of the merger agreement and “FOR” the adjournment proposal. See “The Merger—Sterling’s Reasons for the Merger; Recommendation of the Sterling Board of Directors” on page [        ] for a more detailed discussion of the Sterling board of directors’ recommendation.

Record Date and Quorum

Sterling’s board of directors has fixed the close of business on March 30, 2011, as the record date for determining the holders of Sterling common stock entitled to receive notice of and to vote at the Sterling special meeting.

As of the record date, there were [        ] shares of Sterling common stock outstanding and entitled to vote at the Sterling special meeting held by approximately [        ] holders of record. Each share of Sterling common stock entitles the holder to one vote at the Sterling special meeting on each proposal to be considered at the Sterling special meeting.

The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Sterling common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of Sterling common stock, whether present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Sterling special meeting. A broker non-vote occurs under stock exchange rules when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given.

Vote Required; Treatment of Abstentions and Failure to Vote

Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Sterling common stock entitled to vote at the special meeting. You are entitled to one vote for each share of Sterling common stock you held as of the record date. Because approval is based on the affirmative vote of two-thirds of shares outstanding, your failure to vote, failure to instruct your bank or broker with respect to the proposal to approve the merger agreement, or an abstention will have the same effect as a vote against approval of the merger agreement.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Sterling common stock entitled to vote on, and voting for or against or expressly abstaining with respect to, such proposal at the special meeting, even if less than a quorum. Because approval of the adjournment proposal is based on the affirmative vote of a majority of shares voting or expressly abstaining at the special meeting, abstentions will have the same effect as a vote against this proposal. The failure to vote or failure to instruct your bank or broker with respect to the adjournment proposal, however, will have no effect on the adjournment proposal.

Shares Held by Officers and Directors

As of the record date, directors and executive officers of Sterling and their affiliates owned and were entitled to vote [        ] shares of Sterling common stock, representing approximately [        ]% of the shares of Sterling common stock outstanding on that date. Sterling currently expects that its directors and executive officers will vote their shares in favor of the merger agreement proposal and the adjournment proposal, although none of them has entered into any agreements obligating them to do so. As of March 23, 2011, Comerica and its subsidiaries held no shares of Sterling common stock (other than shares held as fiduciary, custodian or agent as described below) and its directors and executive officers or their affiliates held no shares of Sterling common stock. As of March 23, 2011, Comerica and its subsidiaries, as fiduciaries, custodians or agents, held a total of approximately 110,483 shares of Sterling common stock, representing less than 1% of the shares of Sterling common stock outstanding on that date, and maintained sole or shared voting power over approximately 94,815 of these shares. See “The Merger—Interests of Sterling’s Directors and Executive Officers in the Merger” beginning on page [        ].

Voting of Proxies; Incomplete Proxies

Each copy of this proxy statement/prospectus mailed to holders of Sterling common stock is accompanied by a form of proxy with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this proxy statement/prospectus, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card, regardless of whether you plan to attend the special meeting.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.

Sterling shareholders should not send Sterling stock certificates with their proxy cards. After the merger is completed, holders of Sterling common stock will be mailed a transmittal form with instructions on how to exchange their Sterling stock certificates for the merger consideration.

All shares represented by valid proxies (including those given by telephone or the Internet) that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement and “FOR” approval of the adjournment proposal. No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting.

Shares Held in Street Name; Broker Non-Votes

Under stock exchange rules, banks, brokers and other nominees who hold shares of Sterling common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” such as approval of the merger agreement proposal, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Sterling special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. It is expected that brokers, banks and other nominees will not have discretionary authority to vote on either proposal and, as a result, Sterling anticipates that there will not be any broker non-votes cast in connection with either proposal. Therefore, if your broker, bank or other nominee holds your shares of Sterling common stock in “street name,” your broker, bank or other nominee will vote your shares of Sterling common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/prospectus.

Revocability of Proxies and Changes to a Sterling Shareholder’s Vote

If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Sterling’s corporate secretary, (3) voting again by telephone or the Internet, or (4) attending the special meeting in person, notifying the corporate secretary, and voting by ballot at the special meeting.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Sterling’s corporate secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Sterling Bancshares, Inc.

2950 North Loop West, Suite 1200

Houston, Texas 77092

Attention: Secretary

If your shares are held in “street name” by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

Participants in Sterling Employee Savings Plan

If you hold shares of Sterling common stock through the Sterling Bancshares, Inc. Employee Savings Plan, you may give voting instructions by completing and returning the enclosed proxy card in the accompanying prepaid reply envelope prior to May 2, 2011. If a participant’s proxy card is not received by May 2, 2011 or if such participant signs and returns his or her proxy card without instructions marked in the boxes, the trustee will vote the participant’s shares of Sterling common stock in the same proportion as other shares of Sterling common stock held in the plan for which the trustee received timely instructions. Participants in the plan must vote through the trustee and may not vote in person at the special meeting.

With respect to shares of Sterling common stock held by the Sterling Bancshares, Inc. Employee Savings Plan, Charles Schwab Trust Company, the plan’s trustee, is responsible for ensuring that procedures are in place to safeguard the confidentiality of your proxy directions to the trustee and that those procedures are being followed.

Solicitation of Proxies

Sterling will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Sterling will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of Sterling common stock and secure their voting instructions. Sterling will reimburse the record holders for their reasonable expenses in taking those actions. Sterling has also made arrangements with MacKenzie Partners to assist it in soliciting proxies and has agreed to pay them $25,000 plus reasonable expenses for these services. If necessary, Sterling may use several of its regular employees, who will not be specially compensated, to solicit proxies from the Sterling shareholders, either personally or by telephone, facsimile, letter or other electronic means.

Attending the Meeting

All holders of Sterling common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. We reserve the right to refuse admittance to anyone without proper proof of share ownership and without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the special meeting is prohibited without Sterling’s express written consent.

Assistance

If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Sterling common stock, please contact MacKenzie Partners, Sterling’s proxy solicitor:

MacKenzie Partners

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

(212) 929-5500 (call collect)

or

(800) 322-2885 (toll free)

INFORMATION ABOUT THE COMPANIES

Comerica

Comerica is a financial services company incorporated under the laws of the State of Delaware and headquartered in Dallas, Texas. As of December 31, 2010, it was among the 25 largest commercial bank holding companies in the United States. Comerica was formed in 1973 to acquire the outstanding common stock of Comerica Bank, which at such time was a Michigan banking corporation and one of Michigan’s oldest banks (formerly Comerica Bank-Detroit). On October 31, 2007, Comerica Bank, a Michigan banking corporation, was merged with and into Comerica Bank, a Texas banking association, which we refer to as Comerica Bank. As of December 31, 2010, Comerica owned directly or indirectly all the outstanding common stock of two active banking subsidiaries and 48 nonbanking subsidiaries. As of December 31, 2010, Comerica had total assets of approximately $53.7 billion, total deposits of approximately $40.5 billion and total common shareholders’ equity of approximately $5.8 billion. As of December 31, 2010, Comerica and its subsidiaries had 8,636 full-time and 729 part-time employees.

Comerica has strategically aligned its operations into three major business segments (the Business Bank, the Retail Bank, and Wealth & Institutional Management) across four primary geographic markets (the Midwest (Michigan, Ohio and Illinois), Western (California, Arizona, Nevada, Colorado and Washington), Texas and Florida markets). In addition to the three major business segments, the Finance Division is also reported as a segment.

•

The Business Bank is primarily comprised of the following businesses: Middle Market, Commercial Real Estate, National Dealer Services, International Finance, Global Corporate, Leasing, Financial Services, and Technology and Life Sciences. This business segment meets the needs of medium-size businesses, multinational corporations and governmental entities by offering various products and services, including commercial loans and lines of credit, deposits, cash management, capital market products, international trade finance, letters of credit, foreign exchange management services and loan syndication services.

•

The Retail Bank includes small business banking and personal financial services, consisting of consumer lending, consumer deposit gathering and mortgage loan origination. In addition to a full range of financial services provided to small business customers, this business segment offers a variety of consumer products, including deposit accounts, installment loans, credit cards, student loans, home equity lines of credit and residential mortgage loans.

•

Wealth & Institutional Management offers products and services consisting of fiduciary services, private banking, retirement services, investment management and advisory services, investment banking and discount securities brokerage services. This business segment also offers the sale of annuity products, as well as life, disability and long-term care insurance products.

•

The Finance segment includes Comerica’s securities portfolio and asset and liability management activities. This segment is responsible for managing Comerica’s funding, liquidity and capital needs, performing interest sensitivity analysis and executing various strategies to manage Comerica’s exposure to liquidity, interest rate risk and foreign exchange risk.

Comerica has two active banking subsidiaries, Comerica Bank and Comerica Bank & Trust, National Association. Comerica has consolidated most of its banking business into Comerica Bank, which is chartered by the State of Texas, and at the state level is supervised and regulated by the Texas Department of Banking. Comerica Bank is a member of the Federal Reserve System and supervised and regulated by the Federal Reserve Bank of Dallas, and has branches in Texas, Michigan, California, Florida and Arizona. Comerica Bank & Trust, National Association is chartered under federal law and is subject to supervision and regulation by the Office of the Comptroller of the Currency. Comerica Bank & Trust, National Association is also a member of the Federal Reserve System. The deposits of Comerica Bank and Comerica Bank & Trust, National Association are insured by the Deposit Insurance Fund of the FDIC to the extent provided by law. Comerica is a bank holding company under the Bank Holding Company Act of 1956, as amended, and has elected to become a financial holding company under the provisions of the Gramm-Leach-Bliley Act. Accordingly, Comerica is subject to supervision and regulation at the federal level by the Federal Reserve Board.

Comerica’s principal executive office is located at Comerica Bank Tower, 1717 Main Street, Dallas, Texas 75201, and its telephone number is (214) 462-6831. Comerica’s website can be accessed at http://www.comerica.com. Information contained in Comerica’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.

Additional information about Comerica and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page [        ].

Sterling Bancshares, Inc.

Sterling is a bank holding company headquartered in Houston, Texas that has served the banking needs of small to medium-sized businesses for over 36 years. Sterling provides a broad array of financial services to Texas businesses and consumers through 57 banking centers in the greater metropolitan areas of Houston, San Antonio, Dallas and Fort Worth, Texas.

Sterling was incorporated under the laws of the State of Texas in 1980 and became the parent bank holding company of Sterling Bank, a banking association chartered under the laws of the State of Texas, or Sterling Bank, in 1981. Sterling Bank was chartered in 1974 under the laws of the State of Texas. Sterling’s principal executive offices are located at 2950 North Loop West, Suite 1200, Houston, Texas, 77092 and Sterling’s telephone number is (713) 466-8300. Sterling’s website can be accessed at http://www.banksterling.com. Information contained in Sterling’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.

At December 31, 2010, Sterling had consolidated total assets of $5.2 billion, total loans of $2.8 billion, total deposits of $4.3 billion, and shareholders’ equity of $622 million.

Additional information about Sterling and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page [        ].

THE MERGER

The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement included as Annex A to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement included as Annex A, for a more complete understanding of the merger.

Terms of the Merger

Comerica’s and Sterling’s boards of directors have approved the merger agreement. The merger agreement provides for the acquisition of Sterling by Comerica through the merger of Sterling with and into Comerica, with Comerica continuing as the surviving entity. In the merger, each share of Sterling common stock, par value $1.00 per share, issued and outstanding immediately prior to the completion of the merger, except for specified shares of Sterling common stock held by Sterling or Comerica, will be converted into the right to receive 0.2365 of a share of Comerica common stock. No fractional shares of Comerica common stock will be issued in connection with the merger, and holders of Sterling common stock will be entitled to receive cash in lieu thereof.

Sterling shareholders are being asked to approve the merger agreement. See the section entitled “The Merger Agreement” beginning on page [        ] for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

It is expected that following completion of the merger, Sterling Bank will be merged with and into Comerica Bank.

Background of the Merger

The board of directors and management of Sterling periodically review the company’s long term strategy.

On November 4, 2010, TAC Capital LLC publicly announced its intention to nominate five directors to Sterling’s board of directors. Following this announcement, Sterling was contacted by certain entities expressing interest in Sterling.

TAC Capital LLC initially filed a Schedule 13G reflecting the acquisition on November 17, 2008 of approximately 6.4% of Sterling’s outstanding common stock, and subsequently filed amendments to the Schedule 13G reflecting ownership of 9.8% of Sterling’s outstanding common stock on January 26, 2009, and reflecting ownership of 9.9% of Sterling’s outstanding common stock on February 12, 2010. On December 22, 2009, Mr. Bridgwater met with Donald Adam, the principal of TAC Capital LLC, to discuss his intentions concerning TAC Capital LLC’s ownership of Sterling common stock. Sterling had no further communication with Mr. Adam or TAC Capital LLC prior to November 4, 2010, when TAC Capital LLC filed a Schedule 13D in connection with the public announcement of its intention to nominate five directors to Sterling’s board of directors as referenced above.

The board believed that TAC Capital LLC’s announcement warranted discussion and consideration. Thus, in connection with such announcement, and in view of general developments in the banking industry, including compression of net interest margins, competition, and the increased publicly-expressed interest by a number of banking firms in expansion in Texas, the board met for a preliminary discussion of its alternatives on November 9, 2010. The meeting was attended by all directors, certain members of management and the company’s in-house and outside counsel. At this meeting, the directors reviewed the company’s situation and discussed the various inquiries that the company had received from certain entities following TAC Capital LLC’s announcement, the implications of such announcement, and possible responses.

On November 29, 2010, the board met for an extended discussion, attended by all directors, certain members of management and the company’s in-house and outside counsel. Management provided an update on the company’s business and prospects. The board of directors discussed in detail the implications of TAC Capital LLC’s announcement and considered its alternatives, including remaining independent or engaging in a strategic transaction.

To facilitate its review of these alternatives, the board formed two special committees on November 29, 2010. One special committee was authorized to retain an investment banking firm, and to explore the possibility of entering into a strategic transaction. The strategic transaction committee was comprised of the following directors: Bernard Harris, David Hatcher, Joe Koshkin, Bruce LaBoon, and Dan Tutcher. The second special committee was authorized to evaluate the advisability of Sterling remaining independent. The strategic review committee was comprised of the following directors: Ed Bardgett, George Beatty, Anat Bird, David Hatcher and Raimundo Riojas.

The strategic transaction committee held its initial meeting on November 30, 2010, and discussed alternatives for hiring a financial advisor. At the end of the meeting, the strategic transaction committee authorized the company to formally retain Morgan Stanley in this capacity.

The strategic transaction committee met on December 1, 2010. At this meeting, Morgan Stanley discussed with the committee the company’s strategic options, including remaining independent or exploring a strategic transaction. The strategic transaction committee decided to explore the possibility of a merger with a larger banking organization, and discussed with Morgan Stanley such a process while maintaining the option of remaining as an independent entity. The committee discussed with Morgan Stanley a number of potential merger partners, including those that Morgan Stanley viewed as having sufficient financial strength to consummate a strategic transaction, those that had expressed a desire to expand their presence in the state of Texas, and those institutions that had expressed interest in Sterling following TAC Capital LLC’s publicly-stated intention to nominate directors to the board. After extensive discussion of the financial institutions that the committee believed would potentially be interested in a combination with Sterling, would be able to complete and integrate an acquisition, and would likely provide the best possible price for Sterling, the strategic transaction committee authorized Morgan Stanley to contact five banking institutions and one other entity that the committee believed may have an interest in a strategic transaction with Sterling. Shortly thereafter, five entities, including Comerica, signed confidentiality agreements with Sterling to commence preliminary due diligence with respect to Sterling, and one institution indicated it had no interest in a potential transaction at that time.

During the following week, Morgan Stanley was contacted on an unsolicited basis by a banking institution that was not among the initial six parties contacted by Morgan Stanley with respect to a potential strategic transaction involving Sterling. This banking institution expressed an interest in Sterling and, after Sterling’s consultation with the strategic transaction committee, entered into a confidentiality agreement with Sterling and commenced a preliminary due diligence review of Sterling.

The strategic transaction committee met again telephonically on December 10, 2010. At the meeting, representatives of Morgan Stanley provided an update on the strategic process and their expectations regarding preliminary proposals.

In connection with its proposal to nominate five directors, TAC Capital LLC submitted a books and records request consistent with Texas law to Sterling on December 8, 2010. In addition, on December 14, 2010, the chairman of Sterling’s governance committee contacted Mr. Adam of TAC Capital LLC by telephone to schedule a meeting with Mr. Adam and TAC Capital LLC’s nominees to Sterling’s board of directors consistent with company practice. The purpose of the proposed meeting was to allow Sterling’s governance committee to interview TAC Capital LLC’s nominees. Mr. Adam informed the chairman of the governance committee that he would respond regarding the proposed meeting at a future date. Since this conversation, Sterling has neither received any communications from, nor initiated communications with, TAC Capital LLC or Mr. Adam.

On December 15, 2010, five banking institutions, including Comerica, submitted written preliminary proposals. One of the institutions that had signed a confidentiality agreement chose not to submit a preliminary proposal. The proposals received were based on publicly available information and certain nonpublic information that had been made available by Sterling.

On December 17, 2010, the strategic transaction committee met to consider the five preliminary proposals. The committee analyzed the consideration to shareholders reflected in the preliminary proposals, the pricing structure, Sterling’s financial status, Sterling’s stock price performance, and certain financial information relating to the potential partners in a strategic transaction, among other factors. The committee decided that it should continue to pursue the possibility of a strategic transaction while continuing to consider the merits of remaining independent. The committee further decided that it would present to the full board its analysis of the proposals which it believed were worthy of further consideration.

Separately, from November 30, 2010 through December 19, 2010, the strategic review committee held several telephonic meetings. During these deliberations the committee analyzed the advisability of Sterling remaining independent. The committee considered certain actions that could be taken to potentially improve performance, including modifications to Sterling’s strategic plan, changes in management and cost cutting measures.

On December 20, 2010, the board of directors met and received an extensive update on Sterling’s strategic process from the strategic transaction committee and Morgan Stanley. The board also received the report of the strategic review committee, and discussed extensively the prospect of staying independent and undertaking certain business changes to enhance Sterling’s value. Morgan Stanley gave a financial review of the proposals discussed by both committees.

After discussion, the board determined, based on the values implied by the initial proposals, that two of the proposals were outside the valuation range represented by the other three. Based on this determination, the board decided to permit Comerica and the two other institutions whose initial proposals were competitive with Comerica’s proposal to continue to pursue a potential strategic transaction, while maintaining the possibility of remaining independent if the three proposals were to be revised downward materially. The board then authorized each of the three remaining banking institutions to conduct additional due diligence on Sterling in order to facilitate the submission of final proposals in January. In addition, each of the three institutions was provided with a draft merger agreement and asked to submit, at the time of its final proposal, a marked copy of the merger agreement indicating the form in which it would be prepared to execute a definitive merger agreement.

From December 27, 2010, through January 12, 2011, the three institutions conducted extensive on-site due diligence and interviews with management of Sterling. They also submitted comments to the draft of the merger agreement initially provided by Sterling and had some discussions with Sterling’s outside counsel prior to January 12, 2011. Also during this time, Sterling undertook its due diligence of the potential partners based on publicly available information.

On January 12, 2011, all three institutions submitted to Morgan Stanley and Sterling final proposals and revised drafts of the merger agreement. Under the terms of Comerica’s proposal, Comerica would acquire Sterling in a merger transaction with each outstanding share of Sterling common stock receiving 0.2365 shares of Comerica common stock (valued at a price per share of approximately $10.00 based on the closing price of Comerica common stock on the NYSE on January 14, 2011). Based on the then current trading prices, Comerica’s offer price was higher than the values proposed by the other two banking institutions. Other than with respect to the offer price and the fact that one proposal required shareholder approval by the acquiring party, the terms of the three proposals were similar to each other, including in respect of conditions, covenants and representations and warranties.

On January 13, 2011, the strategic transaction committee met to review the final proposals. At this meeting, the strategic transaction committee received presentations from, and engaged in discussions with, its legal and financial advisors. With respect to each proposal, the strategic transaction committee considered the offer price, the form of consideration, the liquidity of the consideration to be paid to Sterling shareholders, the financial condition of the banking institutions submitting offers, conditions to closing, and other relevant factors.

Following extended discussion, the strategic transaction committee determined that it was in the best interests of Sterling’s shareholders to pursue a transaction with Comerica, and determined to recommend this course of action to the full board of directors.

Prior to the meeting of the board of directors on January 14, 2011, Locke Lord Bissell & Liddell LLP and Shearman & Sterling LLP, Sterling’s legal counsel, worked with Wachtell, Lipton, Rosen & Katz, Comerica’s legal counsel, towards finalizing the draft merger agreement submitted by Comerica.

On January 14, 2011, the board of directors met to review the final proposals. At this meeting, the board engaged in discussions with its legal and financial advisors. With respect to each proposal, the board considered the offer price, the form of consideration, the liquidity of the consideration to be paid to Sterling shareholders, the financial condition of the banking institutions submitting offers, conditions to closing, and other relevant factors. After extended discussion, the board of directors concluded that the final proposal from Comerica was superior to the other proposals, would deliver compelling shareholder value, and represented a superior alternative to a strategy of independence, and the board authorized management to work towards finalizing a merger agreement with Comerica. The meeting was recessed until Sunday night, January 16.

Following the meeting, on January 14, 2011, Sterling entered into a confidentiality agreement with Comerica so that Sterling could continue its due diligence review of Comerica based on nonpublic information provided by Comerica. From January 14th through the early evening of January 16th, Sterling and its legal advisors engaged in discussions with Comerica and its legal advisors to finalize the terms of the definitive transaction documentation, and to complete Sterling’s due diligence review of Comerica.

On the evening of January 16, 2011, the board of directors continued its meeting from January 14, to consider further the Comerica proposal and the material terms and conditions of the proposed merger agreement. Morgan Stanley reviewed for the board of directors the financial considerations relating to the potential merger, including valuations of Sterling common stock, comparisons to other comparable transactions in the banking sector, and a summary of the financial condition of Comerica. In addition, Morgan Stanley delivered its oral opinion (subsequently confirmed in writing), as described under “—Opinion of Morgan Stanley & Co. Incorporated”, that as of such date and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations to be set forth in its written opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Sterling common stock. The board also received a report regarding due diligence on Comerica from management and a brief overview of the integration process. The board also engaged in discussion with its legal advisors as to certain legal and contractual issues related to the proposed transaction. Following extensive discussion, the board decided, by unanimous vote, to proceed with the Comerica merger proposal rather than pursue a continued strategy of independence. After considering the foregoing and the proposed terms of the transaction documents, and taking into consideration the factors described under “—Sterling’s Reasons for the Merger; Recommendation of the Sterling Board of Directors,” the board of directors, having determined that the terms of Comerica’s proposal, the related merger agreement and the transactions contemplated thereby, including the merger, were fair to and in the best interests of Sterling and its shareholders, unanimously approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, directed that the merger agreement be submitted to its shareholders for approval, and recommended that shareholders vote in favor of the approval of the merger agreement and the transactions contemplated thereby, including the merger.

The merger agreement between Sterling and Comerica was executed by the parties later that evening on January 16, 2011.

The transaction was announced on the morning of Tuesday, January 18, 2011, the first business day following the execution of the merger agreement, by a press release issued jointly by Sterling and Comerica.

Sterling’s Reasons for the Merger; Recommendation of the Sterling Board of Directors

After careful consideration, at its meetings on January 14, 2011 and January 16, 2011, Sterling’s board determined that the plan of merger contained in the merger agreement is in the best interests of Sterling and its shareholders and that the consideration to be received in the merger is fair to the common shareholders of Sterling. Accordingly, Sterling’s board, by a unanimous vote, adopted the merger agreement and the plan of merger and unanimously recommends that Sterling shareholders vote “FOR” approval of the plan of merger.

In reaching its decision to adopt and approve the plan of merger and recommend the merger to its shareholders, Sterling’s board of directors consulted with Sterling’s management, as well as its legal and financial advisors, and considered a number of positive factors, including the following material factors:

•

Its knowledge of Sterling’s business, operations, financial condition, earnings and prospects and of Comerica’s business, operations, financial condition, earnings and prospects, taking into account the results of Sterling’s due diligence review of Comerica.

•

Its knowledge of the current environment in the financial services industry, including national and regional economic conditions, continued consolidation, increased regulatory burdens, evolving trends in technology and increasing nationwide and global competition, the current financial market conditions and the likely effects of these factors on the companies’ potential growth, development, productivity, profitability and strategic options, and the historical market prices of Sterling’s common stock.

•

The careful review undertaken by Sterling’s board of directors and management, with the assistance of Sterling’s legal and financial advisors, with respect to the strategic alternatives available to Sterling.

•

The complementary aspects of the Sterling and Comerica businesses, including customer focus, geographic coverage and business orientation and compatibility of the companies’ management and operating styles.

•	Comerica’s commitment to enhancing its strategic position in the state of Texas.

•

The potential expense saving opportunities in connection with the merger, the related potential impact on the combined company’s earnings, and the fact that the “all stock” nature of the merger consideration would allow former Sterling shareholders to participate as Comerica shareholders in the benefits of such savings opportunities and the future performance of the combined company generally.

•

The respective presentations by Sterling management and its financial advisors concerning the operations, financial condition and prospects of Sterling and the expected financial impact of the merger on the combined company, including pro forma assets, earnings and deposits.

•	The terms of the merger agreement, and the respective presentations by Sterling’s in-house and outside legal advisors regarding the merger and the merger agreement.

•

Comerica’s successful track record and Sterling’s board’s belief that the combined enterprise would benefit from application of Comerica’s asset and liability management techniques to Sterling’s operations.

•

The oral opinion delivered to Sterling by Morgan Stanley on January 16, 2011, which was subsequently confirmed in a written opinion delivered to Sterling by Morgan Stanley, to the effect that, as of January 16, 2011, and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the opinion, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Sterling common stock.

•

The financial terms of the merger, including the fact that, based on the closing price of Comerica common stock on the NYSE as of market close on the trading day prior to the public announcement of the merger, the implied value of the per share merger consideration represented an approximate 48% premium to the closing price of Sterling common stock on the NASDAQ on January 7, 2011 (the last trading day prior to market rumors regarding a transaction involving Sterling), and an approximate 84% premium to the closing price of Sterling common stock on the NASDAQ on November 4, 2010 (the last trading day prior to the announcement by Sterling’s shareholder TAC Capital LLC that it was seeking seats on Sterling’s board of directors); and the fact that any increase in the market price of Comerica common stock prior to the completion of the merger will increase the value of the merger consideration that Sterling shareholders will receive upon completion of the merger.

•

Sterling’s board of directors’ belief that a merger with Comerica would allow Sterling shareholders to participate in the future performance of a combined company that would have better future prospects than Sterling was likely to achieve on a stand-alone basis or through other strategic alternatives, including a combination with other potential merger partners.

•	Sterling’s board of directors’ belief that Sterling and Comerica shared a similar strategic vision, as compared to the other bidders.

•	The regulatory and other approvals required in connection with the merger and the likelihood that the approvals needed to complete the merger will be obtained without unacceptable conditions.

•	The factors listed above under “—Background of the Merger” relating to the other merger proposals that Sterling had received.

•

The expected treatment of the merger as a “reorganization” for United States federal income tax purposes, which would generally not be taxable to Sterling shareholders exchanging their shares of Sterling common stock for shares of Comerica common stock.

Sterling’s board of directors also considered potential risks and potentially negative factors concerning the merger in connection with its deliberations of the proposed transaction, including the following material factors:

•	The challenges of combining the businesses, assets and workforces of two major financial institutions.

•	The potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

•

The provisions of the merger agreement restricting Sterling’s solicitation of third party acquisition proposals, requiring Sterling to hold a special meeting of its shareholders to vote on approval of the merger agreement and providing for the payment of a termination fee of $40 million in certain events, which Sterling’s board of directors understood, while potentially limiting the willingness of a third party to propose a competing business combination transaction with Sterling, were a condition to Comerica’s willingness to enter into the merger agreement.

•

The fact that some of Sterling’s directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as Sterling shareholders. See “Interests of Sterling Directors and Executive Officers in the Merger” beginning on page [        ] of this proxy statement/prospectus.

•	The fact that holders of Sterling common stock who do not vote in favor of the merger agreement will not be entitled to exercise any dissenters’ rights of appraisal under Texas law.

The foregoing discussion of the factors considered by Sterling’s board is not intended to be exhaustive, but is believed to include all material factors considered by Sterling’s board. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, Sterling’s board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of Sterling’s board may have given different weight to different factors. Sterling’s board of directors conducted an overall analysis of the factors described above including thorough discussions with, and questioning of, Sterling management and Sterling’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

It should be noted that this explanation of Sterling’s board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” on page [        ].

Opinion of Morgan Stanley & Co. Incorporated

Pursuant to an engagement letter dated December 2, 2010, Sterling retained Morgan Stanley to provide it with financial advisory services and a financial opinion in connection with the merger. The Sterling board of directors selected its financial advisor based on Morgan Stanley’s qualifications, expertise and reputation and its knowledge of the business and affairs of Sterling. At the meeting of the Sterling board of directors on January 16, 2011, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing, that as of such date and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth therein, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Sterling common stock.

The full text of Morgan Stanley’s opinion, dated January 16, 2011, is attached as Annex B to this proxy statement/prospectus. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Morgan Stanley in rendering its opinion. This summary is qualified in its entirety by reference to the full text of such opinion.

Morgan Stanley’s opinion is directed to Sterling’s board of directors, addresses only the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to the holders of shares of Sterling common stock, and does not address any other aspect of the merger. Morgan Stanley’s opinion did not in any manner address the prices at which Comerica common stock will trade following consummation of the merger or at any time and does not constitute a recommendation as to how any shareholders of Sterling should vote at any shareholders’ meeting in connection with the merger or take any other actions held in connection with the merger.

In arriving at its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of Sterling and Comerica, respectively;

•	reviewed certain internal financial statements and other financial and operating data concerning Sterling and Comerica, respectively;

•	reviewed certain financial projections prepared by the managements of Sterling and Comerica, respectively;

•	reviewed information relating to certain strategic, financial and operational benefits anticipated from the merger, prepared by the managements of Sterling and Comerica, respectively;

•

discussed the past and current operations and financial condition and the prospects of Sterling, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Sterling;

•

discussed the past and current operations and financial condition and the prospects of Comerica, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Comerica;

•	reviewed the pro forma impact of the merger on Comerica’s earnings per share, consolidated capitalization and financial ratios;

•	reviewed the reported prices and trading activity for Sterling common stock and Comerica common stock;

•

compared the financial performance of Sterling and Comerica and the prices and trading activity of Sterling common stock and Comerica common stock with that of certain other publicly-traded companies comparable with Sterling and Comerica, respectively, and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain precedent acquisition transactions;

•	participated in discussions and negotiations among representatives of Sterling and Comerica and their financial and legal advisors;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as it deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Sterling and Comerica, and formed a substantial basis for its opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of Sterling and Comerica of the future financial performance of Sterling and Comerica. In addition, Morgan Stanley assumed that the merger would be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions including, among other things, that the merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger.

In addition, in arriving at its opinion, Morgan Stanley relied upon, without independent verification, the assessment by the managements of Sterling and Comerica, respectively, of: (i) the timing and risks associated with the integration of Sterling and Comerica; (ii) their ability to retain key employees of Sterling and Comerica, respectively and (iii) the validity of, and risks associated with, Sterling’s and Comerica’s existing and future technologies, intellectual property, products, services and business models. Morgan Stanley is not an expert in the evaluation of allowance for loan losses, and did not make an independent evaluation of the adequacy of the allowance for loan losses at Sterling, nor did it examine any individual loan credit files of Sterling nor was it requested to conduct such a review. Morgan Stanley relied upon, without independent verification, the assessment by the management of Sterling of the estimated loan losses of Sterling.

Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of Comerica and Sterling and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of Sterling’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of Sterling’s common stock in the transaction. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Sterling or Comerica, nor was it furnished with any such appraisals.

Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date thereof may affect its opinion and the assumptions used in preparing it, and Morgan Stanley has not assumed any obligation to update, revise or reaffirm its opinion.

Summary of Financial Analyses

Introduction

The following is a summary of the material financial analyses performed by Morgan Stanley in connection with preparing its oral opinion and its written opinion letter, dated January 16, 2011, to Sterling’s board of directors. The various analyses summarized below were based on closing prices for Sterling common stock and Comerica common stock as of January 14, 2011, the last full trading day preceding the day of the meeting of the Sterling board of directors to consider and authorize the merger agreement. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

Relative Stock Price and Valuation Performance

Morgan Stanley reviewed the relative historic stock price performance of Sterling common stock, Comerica common stock, the common stock of certain publicly traded companies that share certain characteristics with Sterling, and the common stock of certain publicly traded companies that share certain characteristics with Comerica. The group of certain publicly traded companies identified by Morgan Stanley that share certain characteristics with Sterling was the KRX Index of 50 largest regional banks, which we refer to as the Sterling Peer Group. The group of certain publicly traded companies identified by Morgan Stanley that share certain characteristics with Comerica was the BKX Index of 21 largest banks (excluding State Street Corp., Bank of New York Mellon Corp. and Northern Trust Corp.), which we refer to as the Comerica Peer Group. During the 5-year period commencing January 14, 2006 and ending on January 14, 2011, Morgan Stanley noted that the price of Sterling common stock decreased 27%, the price of Comerica common stock decreased 27%, the price of the common stock of the Sterling Peer Group decreased 43%, and the price of the common stock of the Comerica Peer Group decreased 48%.

In addition, Morgan Stanley reviewed the relative historic price performance of Sterling common stock, Comerica common stock, the common stock of the Sterling Peer Group, and the common stock of the Comerica Peer Group during the period commencing on November 4, 2010 (the last trading day prior to the announcement by Sterling’s shareholder TAC Capital LLC that it was seeking seats on Sterling’s board of directors) and ending on January 14, 2011. Morgan Stanley noted that the price of Sterling common stock increased 42%, the price of Comerica common stock increased 11%, the price of the common stock of the Sterling Peer Group increased 15%, and the price of the common stock of the Comerica Peer Group increased 15%.

Morgan Stanley also reviewed the relative historic prices of Sterling common stock, Comerica common stock, the common stock of the Sterling Peer Group, and the common stock of the Comerica Peer Group as of January 14, 2011, and the 1-year, 3-year, 5-year ex-crisis (which excludes data from the period beginning July 1, 2008 and ending December 31, 2009) and 5-year periods prior to January 14, 2011 relative to historic tangible book value.

	Sterling	Price / Tangible Book Value Per Share		Comerica Peer Group (median)
		Comerica	Sterling Peer Group (median)
5 Year	2.2x	1.3x	2.2x	2.1x
5 Year Ex-Crisis	2.5x	1.5x	2.4x	2.4x
3 Year	1.6x	1.0x	1.7x	1.5x
1 Year	1.3x	1.2x	1.5x	1.5x
Current	1.8x	1.3x	1.6x	1.6x

Comparable Public Companies Analysis

Morgan Stanley reviewed and compared certain publicly available information, ratios and market multiples of Sterling to corresponding financial data of the Sterling Peer Group and of Comerica to corresponding financial data of the Comerica Peer Group to derive an implied valuation range for each company. Based on publicly available financial data as of September 30, 2010 (with respect to the Sterling Peer Group and the Comerica Peer Group) and unannounced fourth quarter results of Sterling and Comerica, Morgan Stanley calculated, among other things:

•	multiple of price to 2012 estimated earnings per share; and

•	multiple of price to tangible book value per share.

The results of this comparison are set forth below:

	Sterling	Comerica	Sterling Peer Group (median)	Comerica Peer Group (median)
Price/estimated 2012 earnings per share	23.8x	14.6x	13.7x	12.0x
Price/tangible book value per share	1.8x	1.3x	1.6x	1.6x

Based on the financial information reviewed above, and based on Wall Street consensus estimates of Sterling’s 2012 earnings per share of $0.32 and Sterling’s tangible book value of $4.31 per share as of December 31, 2010, Morgan Stanley derived a range of implied equity values per share of Sterling common stock.

The following table reflects the results of this analysis:

	Selected range	Range indicated by Sterling financial data (rounded to nearest $.25)
Price/estimated 2012 earnings per share	11x – 13x	$3.50 - $4.25
Price/tangible book value per share	1.2x – 1.5x	$5.25 - $6.50

In addition, based on the financial information reviewed above, and based on Wall Street consensus estimates of Comerica’s earnings per share of $2.90 and Comerica’s tangible book value of $31.97 per share as of December 31, 2010, Morgan Stanley derived a range of implied equity values per share of Comerica common stock.

The following table reflects the results of this analysis:

	Selected range	Range indicated by Comerica financial data (rounded to nearest $.25)
Price/estimated 2012 earnings per share	11x – 13x	$32.00 - $37.75
Price/tangible book value per share	1.2x – 1.8x	$38.25 - $57.50

No company utilized in the comparable public company analysis is identical to Sterling or Comerica. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Sterling or Comerica, such as the impact of competition on the businesses of Sterling or Comerica and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Sterling, Comerica or the industry or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.

Sterling Dividend Discount Analysis

Morgan Stanley performed a dividend discount analysis to determine a range of implied present values of Sterling common stock, both on a standalone basis and including certain potential cost savings and related expenses projected by management to result from the merger. The range was determined by adding:

•	the present value of an estimated future dividend stream for Sterling over the 5-year period from 2011 to 2015; and

•	the present value of an estimated “terminal value” of Sterling common stock at the end of the year 2015.

In performing its analysis, Morgan Stanley utilized the following assumptions:

•	annual net income for 2011 to 2012 based on Wall Street consensus estimates;

•	annual return on average assets for 2013 to 2015 of 0.70%, 0.85% and 1.00%, respectively;

•	annual asset reduction of 3.5% in 2011, and annual asset growth of 3.0% in 2012 and 5.0% in 2013 to 2015;

•	a 7.0% target tangible common equity ratio;

•	a valuation date of December 31, 2010;

•	a terminal value of Sterling common stock based on a price to earnings multiple range of 11.0x to 13.0x; and

•	discount rates from 9.0% to 11.0% to calculate the present value of the dividend stream and the terminal values.

Based on the above assumptions, this analysis implied a fully diluted equity value of $5.25 to $6.50 (rounded to the nearest $0.25) per share of Sterling common stock.

To calculate certain potential cost savings and related expenses projected by management to result from the merger, Morgan Stanley utilized the following additional assumptions:

•	pre-tax cost savings of 15% to 35% of Sterling’s non-interest operating expenses (approximately $24 million to $56 million annually); and

•	one-time merger costs of $80 million after-tax.

The following table reflects the results of this analysis:

Range (rounded to nearest $0.25)
Per share value with 50% of synergies	$5.50 - $8.00
Per share value with 100% of synergies	$6.00 - $9.25

Comerica Dividend Discount Analysis

Morgan Stanley performed a dividend discount analysis to determine a range of implied present values of Comerica common stock. The range was determined by adding:

•	the present value of an estimated future dividend stream for Comerica over the 5-year period from 2011 to 2015; and

•	the present value of an estimated “terminal value” of Comerica common stock at the end of the year 2015.

In performing its analysis, Morgan Stanley utilized the following assumptions:

•	annual net income for 2011 to 2012 based on Wall Street consensus estimates and annual earnings growth of 7.1% in 2013 to 2015;

•	annual asset growth of 6.0%;

•	a 7.0% target tangible common equity ratio;

•	a valuation date of December 31, 2010;

•	a terminal value of Comerica common stock based on a price to earnings multiple range of 11.0x to 13.0x; and

•	discount rates from 9.0% to 11.0% to calculate the present value of the dividend stream and the terminal values.

Based on the above assumptions, this analysis implied a fully diluted equity value of $39.00 to $46.00 (rounded to the nearest $0.25) per share of Comerica common stock.

Precedent Transactions Analysis

Morgan Stanley performed an analysis of precedent transactions announced since January 1, 2010 with transaction values of over $95 million involving U.S. bank or thrift target companies, excluding mergers of equals. The ten transactions constituting the precedent transactions were:

Acquiror	Target

TD Bank Financial Group	The South Financial Group

Eastern Bank Corp.	Wainwright Bank & Trust Co.

People’s United Financial, Inc.	LSB Corporation

First Niagara Financial Group Inc.	NewAlliance Bancshares Inc.

Community Bank System, Inc.	The Wilber Corporation

M&T Bank Corp.	Wilmington Trust Corp.

United Bankshares Inc.	Centra Financial Holdings Inc.

BMO Financial Group	Marshall & Ilsley Corporation

Hancock Holding Corporation	Whitney Holding Corporation

Berkshire Hills Bancorp, Inc.	Legacy Bancorp, Inc.

For each of these transactions, Morgan Stanley derived and compared, among other things:

•

the premium to the market price thirty days prior to announcement (Sterling/Comerica merger based on Sterling’s closing stock price on November 4, 2010, prior to the announcement by Sterling shareholder TAC Capital LLC that it was seeking seats on Sterling’s board of directors) (which we refer to in the below table as Market premium); and

•	price as a multiple to the target company’s tangible book value per share.

The following table reflects the results of the analysis:

	Low/High Range	Median	Sterling/Comerica merger
Market premium	(68)% - 107%	58%	84%
Price/tangible book value per share	0.2x – 2.0x	1.4x	2.3x

Based on the financial information reviewed above, and based on Sterling’s closing stock price on November 4, 2010 of $5.44 and Sterling’s tangible book value of $4.31 per share as of December 31, 2010, Morgan Stanley derived a range of implied equity values per share of Sterling common stock. The following table reflects the results of this analysis:

	Selected range	Range indicated by Sterling financial data (rounded to nearest $.25)
Market premium	25% - 40%	$7.00 - $8.50
Price/tangible book value per share	1.4x – 1.7x	$6.00 - $7.25

Based on Comerica’s closing stock price on January 14, 2011 of $42.25 and the exchange ratio of 0.2365 in the merger, Morgan Stanley calculated an implied value of the merger consideration of approximately $9.99 per share of Sterling common stock.

Because market conditions, transaction rationale and circumstances surrounding each of the selected comparable transactions were specific to each transaction, and because of the inherent differences between the businesses, operations and prospects of Comerica and Sterling and the businesses, operations and prospects of the target companies included in the precedent transaction analysis, Morgan Stanley believed that it was inappropriate to, and therefore did not, rely solely on the quantitative results of the precedent transactions analysis and accordingly made qualitative judgments concerning differences between the financial and operating characteristics and prospects of Comerica, Sterling and the target companies included in the precedent transactions analysis that would affect the transaction value of each.

No company or transaction utilized in the precedent transaction analyses is identical to Sterling, Comerica or the merger. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to general business, market and financial conditions and other matters, which are beyond the control of Sterling and Comerica, such as the impact of competition on the business of Sterling, Comerica or the industry generally, industry growth and the absence of any adverse material change in the financial condition of Sterling, Comerica or the industry or in the financial markets in general, which could affect the public trading value of the companies and the aggregate value of the transactions to which they are being compared.

In connection with the review of the merger by Sterling’s board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of Comerica common stock or Sterling common stock.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Sterling or Comerica. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were performed solely as part of Morgan Stanley’s analysis of the fairness of the exchange ratio pursuant to the merger agreement from a financial point of view to holders of shares of Sterling common stock and were conducted in connection with the delivery of Morgan Stanley’s opinion dated January 16, 2011 to the Sterling board of directors. The analyses do not purport to be appraisals or to reflect the prices at which Sterling common stock or Comerica common stock might actually trade. The exchange ratio under the merger agreement and other terms of the merger agreement were determined through arm’s length negotiations between Sterling and Comerica and approved by the Sterling board of directors. Morgan Stanley provided advice to Sterling during these negotiations, but did not, however, recommend any specific merger consideration to Sterling, or that any specific merger consideration constituted the only appropriate merger consideration for the transaction.

Morgan Stanley’s opinion and its presentation to Sterling’s board of directors was one of many factors taken into consideration by Sterling’s board of directors in deciding to approve the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the view of Sterling’s board of directors with respect to the exchange ratio or of whether Sterling’s board of directors would have been willing to agree to a different exchange ratio. See the section entitled “—Sterling’s Reasons for the Merger; Recommendation of Sterling’s Board of Directors” beginning on page [        ].   Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice.

Morgan Stanley acted as financial advisor to the board of directors of Sterling in connection with the merger and will receive a fee for its services, a significant portion of which is contingent upon the closing of the merger. In the two years prior to the date of its opinion, Morgan Stanley provided financial advisory and financing services for each of Sterling and Comerica and has received fees in connection with such services. Morgan Stanley may also seek to provide such services to Comerica in the future and expects to receive fees for the rendering of these services.

Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Comerica, Sterling, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

In addition to the fee that Morgan Stanley is entitled to receive for its services pursuant to the engagement letter, Sterling agreed to reimburse Morgan Stanley for expenses incurred by Morgan Stanley in performing its services. In addition, Sterling also has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including liabilities under the federal securities laws, related to or arising out of Morgan Stanley’s engagement and any related transactions.

Comerica’s Reasons for the Merger

Comerica believes that the acquisition of Sterling will complement Comerica’s footprint and its strategy of growth and balance. In particular, Comerica believes it will accelerate Comerica’s growth in Texas, as the acquisition of Sterling’s branch network will increase Comerica’s presence in Houston, provide an entry into the San Antonio market, and complement Comerica’s current Dallas-Fort Worth network. The board of directors of Comerica approved the merger agreement after Comerica’s senior management discussed with the board of directors a number of factors, including those described above and the business, assets, liabilities, results of operations, financial performance, strategic direction and prospects of Sterling. Comerica’s board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. Comerica’s board of directors viewed its position as being based on all the information and the factors presented to and considered by it. In addition, individual directors may have given different weights to different information and factors.

Management and Board of Directors of Comerica After the Merger

Upon completion of the merger, the current directors and officers of Comerica are expected to continue in their current positions. In addition, upon completion of the merger, J. Downey Bridgwater, who is currently Chairman, President and CEO of Sterling, is expected to become Comerica Bank’s Houston market president. Information about the current Comerica directors and executive officers can be found in the documents listed under “Where You Can Find More Information” beginning on page [        ].

Interests of Sterling’s Directors and Executive Officers in the Merger

When considering the recommendation of Sterling’s board of directors that Sterling shareholders vote for the adoption of the merger agreement, Sterling shareholders should be aware that some of Sterling’s directors and executive officers may have interests in the merger and have arrangements that may be different from, or in addition to, those of Sterling shareholders generally. These interests and arrangements may create potential conflicts of interest. Sterling’s board of directors was aware of these interests and considered them, among other matters, when making its decision to approve the merger agreement and the merger and recommend that Sterling shareholders vote in favor of adoption of the merger agreement. For purposes of all of the Sterling agreements and plans described below, the completion of the transactions contemplated by the merger agreement will constitute a change of control.

Awards under Sterling’s Amended and Restated 2003 Stock Incentive and Compensation Plan

The merger agreement provides that all unvested outstanding Sterling stock options will fully vest at the effective time of the merger and, at that time, all outstanding Sterling stock options granted under Sterling’s stock incentive plans will be converted into the right to purchase shares of Comerica common stock (with the number of shares and the per share exercise price appropriately adjusted based on the merger exchange ratio), as discussed in more detail in the section entitled “The Merger Agreement—Treatment of Sterling Stock Options and Other Equity-Based Awards.”

The merger agreement also provides that all unvested outstanding Sterling phantom units will fully vest at the effective time of the merger, with performance based Sterling phantom units vesting at 100% of “target” (as defined in the applicable award agreements), and, at that time, all outstanding phantom units will be converted into the right to receive shares of Comerica common stock (with the number of shares appropriately adjusted based on the merger exchange ratio), as discussed in more detail in the section entitled “The Merger Agreement—Treatment of Sterling Stock Options and Other Equity-Based Awards.”

The following table sets forth with respect to each Sterling named executive officer as well as the other seven executive officers as a group, as of March 24, 2011, assuming completion of the merger on June 30, 2011, (1) the number of shares of Sterling common stock underlying outstanding Sterling unvested stock options, (2) the estimated aggregate spread value of the outstanding stock options that will vest as a result of the merger, (3) the number of shares of Sterling common stock underlying phantom units that will vest as a result of the merger, and (4) the estimated aggregate value of the outstanding phantom units that will vest as a result of the merger.

Executive Officers	Number of Shares Underlying Unvested Sterling Stock Options	Aggregate Spread of Unvested Sterling Stock Options (1)	Number of Shares Underlying Unvested Sterling Phantom Units		Aggregate Value of Unvested Sterling Phantom Units (1)
J. Downey Bridgwater	59,094	$177,486	243,270	(2)	$2,118,904
Zach L. Wasson	22,890	$68,816	21,384		$186,212
James W. Goolsby, Jr.	18,521	$55,232	18,409		$160,284
Robert S. Smith	25,748	$80,037	20,721		$180,467
All Other Executive Officers as a Group	92,884	$275,959	91,803		$799,321
TOTAL	219,137	$657,530	395,587		$3,445,189

(1)	Estimated aggregate spread and estimated aggregate value are based on (i) the conversion of Sterling stock options and phantom units to Comerica stock options and phantom units based on the exchange ratio, and (ii) the closing price of Comerica’s common stock as of March 24, 2011.
(2)	Includes 187,500 performance restricted share units, which are equivalent to phantom units, per Mr. Bridgwater’s employment contract.

Employment Contract, Letter Agreement and Change of Control Agreements

Sterling previously entered into an employment contract with J. Downey Bridgwater and severance/non-compete agreements with nine of Sterling’s other executive officers that, among other things, provide for certain payments and benefits upon a qualifying termination of employment, including in connection with a change of control transaction. In connection with entering into the merger agreement, Mr. Bridgwater entered into a letter agreement with Comerica that, subject to the completion of the merger, substantially supersedes his Sterling employment contract and provides for his continued employment with Comerica Bank. As of the date of this proxy statement/prospectus, in connection with the integration planning process, Comerica has commenced discussions with the other executive officers of Sterling concerning their role (if any) with the combined organization following the closing of the merger. While the details of the ongoing employment of the executive officers remain subject to discussion and no specific arrangements have been agreed, it is currently expected that each of James Goolsby, Pamela Lovett and Michelle Mahfouz will have an ongoing position at the combined company, in each case with a base salary that is substantially similar to their respective current base salaries and with incentive compensation opportunities comparable to those of other similarly situated Comerica employees. It is possible that some of Sterling’s other executive officers could be presented with proposed terms for continuing employment with Comerica in a similar or different capacity following the effective time of the merger. Sterling executive officers who will not have an ongoing position at the combined company but who remain employed through the completion of the merger will be entitled to the severance payments and benefits under their respective severance/non-compete agreements (if any). In addition, Comerica will pay the cash severance pay obligations under the severance/non-compete agreements (if any) with the Sterling executive officers who continue employment with the combined organization due to the changes in the nature of the employment positions contemplated by Comerica for those Sterling executive officers (including the fact that they would not be executive officers of Comerica), and may provide certain of the other benefits set forth in the severance/non-compete agreements in the event that employment with Comerica terminates prior to the second anniversary of the completion of the merger. Any employment agreements that Comerica may enter into with the Sterling executive officers would become effective only upon completion of the merger.

Employment Contract between J. Downey Bridgwater and Sterling

The following is a summary of the material terms of Mr. Bridgwater’s existing employment contract with Sterling. Mr. Bridgwater’s employment contract with Sterling became effective on July 1, 2010 and has a three-year term. The contract provides for a base salary of at least $610,500 per year, subject to annual review, and the opportunity to receive an annual performance bonus, payable in cash, equity, or a combination thereof, upon the achievement of certain performance results. Under the contract, in July 2010, Mr. Bridgwater was awarded 187,500 performance vesting restricted share units which will vest based on Sterling’s performance compared to its peers for the period July 1, 2010 through June 30, 2013, or, if earlier, upon a change of control of Sterling.

Under the employment contract, if, following a change of control, Mr. Bridgwater’s employment is terminated without “cause” or Mr. Bridgwater voluntarily resigns for “good reason” (each as defined in the contract), Mr. Bridgwater would be entitled to receive the following payments and benefits: (1) a lump sum cash payment equal to the product of three times his base salary plus the average of the annual performance bonuses paid to him during the term of the employment contract; (2) continued health, welfare and life insurance benefits, car allowance, club dues and banking services for the greater of the remainder of the employment term or three years after the change of control; and (3) payment of up to $50,000 in job placement fees. In addition, the 187,500 performance restricted share units will automatically accelerate upon a change of control and be settled in shares of common stock. The employment contract prohibits Mr. Bridgwater from competing within a defined territory or soliciting customers and/or employees from Sterling, in each case while Mr. Bridgwater is employed and for a period of two years after the termination of his employment for any reason, and contains a perpetual confidentiality covenant.

Letter Agreement between J. Downey Bridgwater and Comerica

On January 17, 2011, Mr. Bridgwater entered into a letter agreement with Comerica whereby Mr. Bridgwater agreed to accept “at will” employment with Comerica Bank effective on the closing date of the merger. Mr. Bridgwater’s letter agreement provides that, during his employment with Comerica, he will serve as a senior officer of Comerica Bank, receive a base salary of at least $620,000 per year, subject to annual review, and be eligible to receive employee benefits comparable to those received by similarly situated senior officers of Comerica Bank. In addition, Mr. Bridgwater will be eligible to participate in Comerica’s management incentive plan and to be awarded stock awards under Comerica’s long term incentive plan.

The letter agreement further provides that, in full satisfaction of the cash severance obligations under Mr. Bridgwater’s employment contract with Sterling, Comerica will credit $1,831,500 to a fully vested and non-forfeitable account in his name under one of Comerica’s deferred compensation plans immediately following the closing date of the merger. This amount will be paid to Mr. Bridgwater when he terminates employment with Comerica upon execution of a mutual release agreement. Further, the letter agreement provides that, consistent with the terms of Mr. Bridgwater’s employment contract with Sterling, Mr. Bridgwater will, during the 36-month period following the closing date of the merger, continue to be provided with (1) a car allowance, or use of a company owned vehicle, (2) the use of a cell phone or any other personal business tools provided by Sterling immediately prior to the closing date of the merger and (3) the club dues in an amount that does not exceed the club dues paid by Sterling for Mr. Bridgwater immediately prior to the closing date of the merger. In addition, if Mr. Bridgwater’s employment with Comerica is terminated prior to the third anniversary of the closing date of the merger, he will also be entitled to continued health, welfare and life insurance benefits and banking services during the period beginning on the date of the termination of his employment through the third anniversary of the closing date of the merger and a payment of up to $50,000 in job placement fees.

Under the letter agreement, Mr. Bridgwater waives his right to any tax gross-up payments with respect to taxes under Section 4999 of the Internal Revenue Code, as provided under Sterling’s stock incentive plans.

The letter agreement with Comerica will supersede Mr. Bridgwater’s employment contract with Sterling, effective on the closing date of the merger, except with respect to the survival of certain specified terms of the employment contract, including the restrictive covenants summarized above in the description of Mr. Bridgwater’s employment contract. If the merger agreement is terminated prior to the consummation of the merger for any reason, the letter agreement with Comerica will not become effective, and Mr. Bridgwater will have no rights thereunder.

Severance and Non-Compete Agreements

Sterling also is a party to individual severance and non-compete agreements with certain named executive officers not otherwise party to an employment agreement, including Zach L. Wasson, James W. Goolsby, Jr. and Robert S. Smith (and six other executive officers—Allen D. Brown, Wanda S. Dalton, Deborah A. Dinsmore, Travis L. Jaggers, Michelle Mahfouz and Graham B. Painter), which we refer to herein as “severance agreements.” In general, the severance agreements prohibit the executive officers from working for a competitor within a defined territory or soliciting customers and/or employees from Sterling, in each case while the executive officer is employed and for a period of 12 months after leaving the employment of Sterling, and bind the executive officers to protect Sterling’s confidential information in perpetuity. During December 2010, Sterling amended the severance agreements to make certain non-material technical changes under Section 409A of the Internal Revenue Code of 1986, as amended.

Under the severance agreements, the executive officer will be entitled to severance benefits only if either (a) the officer’s employment is involuntarily terminated for any reason other than “cause” (as defined in the severance agreements), disability or death, or (b) within two years after a change of control, the officer elects to terminate his or her employment for “good reason” (as defined in the severance agreements). The severance agreements provide for the following severance payments and benefits upon a termination of employment following a change of control: (1) up to two years’ depending on the date of termination of employment (but not less than one year’s) base pay payable in equal installments in accordance with Sterling’s regular pay periods; (2) an annual bonus for up to two years depending on the date of termination of employment (but not less than one year) in an amount equal to the highest annual bonus paid to the respective officer during the three years preceding termination or change of control; (3) continued eligibility for Sterling perquisites, welfare and life insurance benefit plans, to the extent permitted by law and the terms of the plan; (4) payment of up to $20,000 in job placement fees; and (5) to the extent permitted by law or the applicable plan, accelerated vesting and termination of all forfeiture provisions under all benefit plans, options, stock grants or other similar awards. The severance payments and benefits under the severance agreements, the transition/retention agreements described below and other compensatory arrangements will be limited to the maximum amount payable without resulting in a loss of deductions under Section 280G of the Internal Revenue Service Code.

The following table summarizes the estimated payout to Sterling’s named executive officers and the six other executive officers who are party to individual severance and non-compete agreements as a group in the context of an involuntary termination of employment immediately following a change of control transaction (excluding the effects of full vesting of Sterling stock options and phantom units discussed above and the transition/retention bonuses described below, and without taking into account the limit to the maximum amount payable without resulting in a loss of deductions under Section 280G of the Code).

Executive Officers	Severance Base Payment	Severance Bonus	COBRA Benefits Continuation	Outplacement Assistance	Auto Allowance	Club Membership (1)	Life Insurance	TOTAL
J. Downey Bridgwater	$1,831,500	$0	$63,203	$50,000	$6,063	$34,319	$2,178	$1,987,263
Zach L. Wasson	$712,250	$303,750	$42,135	$20,000	$10,594	$12,080	$1,452	$1,102,261
James W. Goolsby, Jr.	$559,626	$339,750	$42,135	$20,000	$3,723	$18,928	$1,220	$985,382
Robert S. Smith	$550,000	$188,692	$2,208	$20,000	$0	$8,751	$1,200	$770,851
Other Executive Officers as a Group	$2,916,100	$1,043,560	$174,853	$120,000	$24,047	$36,141	$6,362	$4,321,063
TOTAL	$6,569,476	$1,875,752	$324,534	$230,000	$44,427	$110,219	$12,412	$9,166,820

(1)	This amount reflects monthly membership dues for a private social organization used by the executive officer to entertain prospects and customers.

Sterling Transition/Retention Agreements

On January 17, 2011, Sterling entered into transition/retention incentive agreements, which we refer to herein as the transition agreements, with each of its named executive officers, among other executive officers, to provide an incentive for the executive officers to remain employed with Sterling for a certain period of time following the announcement of the merger.

The transition agreements provide for the payment of cash bonuses if the executive officers remain employed with Sterling for a period commencing on the effective date of the transition agreement and ending on the earlier of: (1) 30 days after the merger-related system conversion has been completed, (2) six months after the date of closing of the merger, or (3) the date such officer is terminated from employment without “cause” (as defined in the transition agreement). Under the transition agreements, Sterling agreed to pay each executive officer an amount equal to 50% of his or her respective base salary payable one-half upon the closing date of the merger and one-half upon conclusion of the aforementioned transition period.

In addition, on March 1, 2011, Sterling entered into a retention incentive agreement, which we refer to herein as the retention agreement, with Mr. Painter. The retention agreement with Mr. Painter provides for the payment of a cash bonus of $44,700 if he remains employed during a specified period following the effective date of the retention agreement. The retention agreement provides that, subject to his continued employment and the closing of the merger, Mr. Painter’s cash bonus will be payable in two installments as follows: (1) 1/3 is payable on the first available payroll date after the 60th day following the closing date of the merger and (2) 2/3 is payable on the earlier of (i) the date that Mr. Painter’s employment is terminated without “cause” (as defined in the retention agreement) following the closing date of the merger or (ii) March 15, 2012. In the event that Mr. Painter terminates his employment for any reason other than death or disability or his employment is terminated for “cause” prior to the end of the retention period (as defined in the retention agreement), he will be required to repay the portion of the bonus payment previously received and will forgo the right to any future portion of the bonus payment.

The following table summarizes the amount of cash bonus payable to each named executive officer in accordance with their respective transition or retention agreement.

Named Executive Officer	Cash Bonus Payable
J. Downey Bridgwater	$305,250
Zach L. Wasson	$178,063
James W. Goolsby, Jr	$139,907
Robert S. Smith	$137,500
All Other Executive Officers as a Group	$692,462
TOTAL	$1,497,882

Director and Officer Indemnification and Insurance

For a period of six years after closing of the merger, to the fullest extent permitted by applicable law and Sterling’s governing documents, Comerica will indemnify and advance expenses to each present and former director and officer of Sterling against liabilities arising out of that person’s services for Sterling whether occurring before or after the effective time of the merger. Comerica will use its reasonable best efforts to maintain Sterling’s directors’ and officers’ liability insurance for a period of six years after closing of the merger or substitute policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous with respect to claims arising from facts or events which occurred prior to the effective time and covering persons who are currently covered by such insurance. In lieu of the insurance described in the preceding sentence, prior to the completion of the merger, Comerica, or Sterling, with Comerica’s consent, may obtain a six-year “tail” prepaid policy providing coverage equivalent to such insurance. See “The Merger Agreement—Covenants and Agreements—D&O Indemnification and Insurance.”

Public Trading Markets

Comerica common stock is listed and traded on the NYSE under the symbol “CMA.” Sterling common stock is listed and traded on the NASDAQ Global Select Market, which we refer to as the NASDAQ, under the symbol “SBIB.” Upon completion of the merger, the Sterling common stock will be delisted from the NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The newly issued Comerica common stock issuable pursuant to the merger agreement will be listed on the NYSE and freely transferable under the Securities Act of 1933, as amended, which we refer to as the Securities Act.

The Sterling Warrants are listed and traded on the NASDAQ under the symbol “SBIBW.” Under the terms of the merger agreement, upon completion of the merger, the Sterling warrants will be converted into warrants to acquire Comerica common stock, adjusted to reflect the exchange ratio pursuant to the merger agreement, which we expect to be listed on the NYSE upon completion of the merger under a new name and will be traded under a new symbol.

Comerica’s Dividend Policy

Comerica’s common stock dividend policy reflects Comerica’s earnings outlook, desired dividend payout ratios, need to maintain an adequate capital level, alternative investment opportunities, legal and regulatory considerations and other factors. In the fourth quarter of 2010, Comerica’s board of directors increased the quarterly dividend on its common stock to $0.10 per share. Comerica’s board of directors may change this dividend policy at any time, and the payment of dividends by financial holding companies is generally subject to legal and regulatory limitations.

For further information, please see “Comparative Market Prices and Dividends” on page [        ].

Sterling Shareholders Do Not Have Dissenters’ Appraisal Rights in the Merger

Appraisal rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances, and exceptions to these rights are provided under the TBOC.

Under the TBOC, a shareholder generally has the right to dissent from any merger to which the corporation is a party, from any sale of all or substantially all assets of the corporation, or from any plan of exchange and to receive fair value for his or her shares. However, rights of dissent and appraisal are not available with respect to a plan of merger in which there is a single surviving corporation, or with respect to any plan of exchange, if: (1) the shares held by the shareholder are part of a class or series that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger or exchange, (a) listed on a national securities exchange, (b) designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (c) held of record by not less than 2,000 holders on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange; (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder’s shares any consideration that is different than the consideration (other than cash in lieu of fractional shares) to be provided to any other holder of shares of the same class or series held by such shareholder; and (3) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for his or her shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares that are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (iii) held of record by not less than 2,000 holders and (b) cash in lieu of fractional shares otherwise entitled to be received.

Consequently, because Comerica’s common stock is listed on the NYSE and Sterling’s common stock is listed on the NASDAQ, Sterling’s shareholders do not have dissenters’ appraisal rights in the merger with respect to their shares of Sterling common stock.

Regulatory Approvals Required for the Merger

Comerica and Sterling have agreed to use their reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Federal Reserve Board, among others. Comerica and Sterling have filed, or are in the process of filing, applications and notifications to obtain the required regulatory approvals.

Federal Reserve Board. The transactions contemplated by the merger agreement are subject to approval by the Federal Reserve Board pursuant to Section 3 of the Bank Holding Company Act of 1956, as amended.

Additional Regulatory Approvals and Notices. A copy of the application submitted to the Federal Reserve Board in connection with the merger must be submitted to the Texas Department of Banking. Notifications and/or applications requesting approval may be submitted to various other federal and state regulatory authorities and self-regulatory organizations.

Timing. We cannot assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. We also cannot assure you that any third party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Comerica and Sterling believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on Comerica or Sterling. The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals.

We are not aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Litigation Relating to the Merger

On January 18, 2011, a purported shareholder of Sterling filed a putative class action complaint relating to the merger in the 11th District Court of Harris County, Texas, captioned Bailey v. Sterling Bancshares, Inc. et al., Cause No. 201103205 and naming as defendants Sterling, certain of its directors and officers, and Comerica. The plaintiff voluntarily dismissed this lawsuit on March 2, 2011, and on March 7, 2011, the court entered an order dismissing the case.

On February 2, 2011, a purported shareholder of Sterling filed a derivative complaint on behalf of Sterling in the 295th District Court of Harris County, Texas, captioned Stockton v. Bird et al., Cause No. 201107148 and naming as defendants Sterling, certain of its directors and officers, and Comerica. The lawsuit challenges the fairness of the merger, alleges that the director and officer defendants breached their fiduciary duties to Sterling, and that Sterling and Comerica aided and abetted those alleged breaches. The lawsuit generally seeks an injunction barring defendants from consummating the merger, a declaratory judgment that the defendants breached their fiduciary duties to Sterling, an accounting of all damages allegedly caused by alleged breaches of fiduciary duties, and an accounting of all profits and special benefits allegedly obtained by the defendants as a result of the alleged breaches of fiduciary duty. In addition, if the merger is consummated, the lawsuit seeks rescission of the merger or an award of rescissory damages.

On February 16, 2011, the Stockton plaintiff served defendants with an amended derivative petition that added, among other things, allegations that the preliminary proxy statement and prospectus filed by Comerica with the SEC on February 11, 2011 omitted material information including, but not limited to, details concerning projections allegedly prepared by Comerica and Sterling’s management and provided to Morgan Stanley, work performed by Morgan Stanley as Sterling’s financial advisor and allegations concerning the negotiation of the merger and the consideration of alternative transactions. The Stockton plaintiff has moved for expedited discovery in this matter, and the defendants have moved to dismiss the lawsuit.

Each of the defendants believes the claims asserted are without merit and intends to vigorously defend against the lawsuit.

THE MERGER AGREEMENT

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing this merger.

Structure of the Merger

Each of the Sterling board of directors and the Comerica board of directors has approved the merger agreement, which provides for the merger of Sterling with and into Comerica. Comerica will be the surviving entity in the merger.

Merger Consideration

Each share of Sterling common stock issued and outstanding immediately prior to the completion of the merger, except for specified shares of Sterling common stock held by Sterling or Comerica, will be converted into the right to receive 0.2365 of a share of Comerica common stock. If the number of shares of common stock of Comerica changes before the merger is completed as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock, and the record or effective date with respect to such change is prior to the completion of the merger, then the exchange ratio will be proportionately adjusted.

Fractional Shares

Comerica will not issue any fractional shares of Comerica common stock in the merger. Instead, a Sterling shareholder who otherwise would have received a fraction of a share of Comerica common stock will receive an amount in cash rounded to the nearest cent. This cash amount will be determined by multiplying the fraction of a share of Comerica common stock to which the holder would otherwise be entitled by the closing price of Comerica common stock on the NYSE on the last trading day prior to the date on which the merger is completed.

Surviving Corporation, Governing Documents and Directors

At the effective time of the merger, Comerica’s certificate of incorporation and bylaws in effect immediately prior to the effective time will be the certificate of incorporation and bylaws of the surviving corporation after completion of the merger until thereafter amended in accordance with their respective terms and applicable law. At the effective time of the merger, the board of directors of Comerica immediately prior to the effective time of the merger will be the board of directors of Comerica as the surviving corporation of the merger.

Treatment of Sterling Stock Options and Other Equity-Based Awards

Options

At the effective time of the merger, each outstanding option to acquire Sterling common stock granted under Sterling’s stock incentive plans will be converted automatically into an option to purchase a number of shares of Comerica common stock equal to the product (rounded down to the nearest whole share) of (1) the number of shares of Sterling common stock subject to the option and (2) the exchange ratio of 0.2365. Each converted stock option will be subject to the same terms and conditions (including expiration date and exercise provisions) as were applicable immediately prior to the effective time of the merger, including vesting in full at the effective time. The per share exercise price for each converted stock option will equal the quotient (rounded up to the nearest whole cent) of (x) the per share exercise price of the option in effect immediately prior to the effective time of the merger and (y) the exchange ratio of 0.2365.

Comerica has agreed to file a registration statement with the SEC on an appropriate form to the extent necessary to register Comerica common stock subject to the converted stock options.

Phantom Stock Unit Awards

At the effective time of the merger, each Sterling phantom stock unit award outstanding under Sterling’s stock incentive plans will be assumed by Comerica and converted into a number of fully vested shares of Comerica common stock equal to the product (rounded down to the nearest whole share) of (1) the number of shares of Sterling common stock underlying or subject to the Sterling phantom stock unit award and (2) the exchange ratio of 0.2365.

Except as otherwise agreed between Comerica and any individual award holder, phantom unit awards issued pursuant to Sterling’s 2007 Long-Term Incentive Stock Performance Program shall be payable at 100% of “target” (as defined in the applicable award agreement) and settled in the same manner as described in the prior paragraph.

Employee Stock Purchase Plan

Sterling will terminate its Employee Stock Purchase Plan immediately prior to the effective time of the merger.

Treatment of Sterling Warrants

At the effective time of the merger, the warrants issued by Sterling pursuant to the Warrant Agreement, dated June 9, 2010, between Sterling and American Stock Transfer & Trust Company, LLC, or Sterling Warrants, shall be converted automatically, in accordance with their terms, into warrants to purchase Comerica common stock, which we refer to as the New Comerica Warrants (and cash in lieu of any fractional shares). The New Comerica Warrants will be subject to the same terms and conditions as were applicable to the Sterling Warrants immediately prior to the effective time, adjusted to reflect the exchange ratio.

Example: If you hold 100 Sterling Warrants, you will have a right to receive 100 New Comerica Warrants, which upon completion of the merger will give you the right to purchase a total of 23 shares of Comerica common stock and to receive cash in lieu of 0.65 of a share of Comerica common stock. The exercise price for each New Comerica Warrant will be equal to $7.18, which is equivalent to an effective exercise price per one share of Comerica common stock of $30.36.

Closing and Effective Time of the Merger

The merger will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. See “—Conditions to Complete the Merger” beginning on page [        ].

The merger will become effective when the certificates of merger are filed with the Secretaries of State of the States of Delaware and Texas, respectively. However, we may agree to a later time for completion of the merger and specify that time in accordance with Delaware and Texas law. In the merger agreement, we have agreed to cause the completion of the merger to occur no later than the fifth business day following the satisfaction or waiver of the last of the conditions specified in the merger agreement, or on another mutually agreed date. It currently is anticipated that the completion of the merger will occur by mid-year 2011, subject to the receipt of regulatory approvals and other customary closing conditions, but we cannot guarantee when or if the merger will be completed.

Conversion of Shares; Exchange of Certificates

The conversion of Sterling common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. Promptly after completion of the merger, the exchange agent will exchange certificates or book-entry shares representing shares of Sterling common stock for the merger consideration to be received pursuant to the terms of the merger agreement.

Letter of Transmittal

Promptly after the completion of the merger, the exchange agent will mail appropriate transmittal materials and instructions to those persons who were holders of Sterling common stock immediately prior to the completion of the merger. These materials will contain instructions on how to surrender shares of Sterling common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

If a certificate for Sterling common stock has been lost, stolen, mislaid or destroyed, the exchange agent will issue the consideration properly payable under the merger agreement upon receipt of (1) an affidavit of that fact by the claimant, (2) such bond, security or indemnification as Comerica and the exchange agent may reasonably require, and (3) any other documents necessary to evidence and effect the exchange.

After completion of the merger, there will be no further transfers on the stock transfer books of Sterling.

Withholding

Comerica and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any Sterling shareholder the amounts it is required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

Whenever a dividend or other distribution is declared by Comerica on Comerica common stock, the record date for which is at or after the effective time of the merger, the declaration will include dividends or other distributions on all shares of Comerica common stock issuable pursuant to the merger agreement, but such dividends or other distributions will not be paid to the holder thereof until such holder has duly surrendered its Sterling stock certificates or book-entry shares.

Prior to the effective time of the merger, neither Sterling nor its subsidiaries may, except with Comerica’s prior written consent, declare or pay any dividend or distribution on its capital stock or repurchase any shares of its capital stock, other than regular quarterly dividends on Sterling common stock at a rate no greater than $0.015 per share. The declaration and payment of the last quarterly dividend by Sterling prior to the effective time of the merger must be coordinated with Comerica so that holders of Sterling common stock do not receive dividends on both, or fail to receive a dividend on either, Sterling common stock and the Comerica common stock received in the merger in such quarter.

Representations and Warranties

The merger agreement contains representations and warranties of Sterling and Comerica relating to their respective businesses. With the exception of (i) certain representations that must be true and correct in all material respects, (ii) representations concerning the absence of a material adverse effect and of undisclosed liabilities reasonably likely to have a material adverse effect, which must be true and correct in all respects and (iii) certain of Sterling’s representations concerning capitalization, which must be true and correct in all respects except for inaccuracies that are de minimis in amount, no representation or warranty will be deemed untrue or incorrect, and no party will be deemed to have breached a representation or warranty as a consequence of the existence or absence of any fact, circumstance, change or event unless that fact, circumstance, change or event, individually or when taken together with all other facts, circumstances, changes or events inconsistent with any representation, has had or is reasonably likely to have a material adverse effect.

For the purposes of the merger agreement, a “material adverse effect” with respect to Comerica or Sterling, as the case may be, means any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate, together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly has had or would reasonably be expected to result in a material adverse effect on the financial condition, results of operations or business of such party and its subsidiaries taken as a whole, other than to the extent resulting from:

•	changes after the date of the merger agreement in U.S. generally accepted accounting principles, or GAAP, or regulatory accounting requirements;

•	changes after the date of the merger agreement in laws, regulations or rules of general applicability to companies in the financial services industry;

•

changes after the date of the merger agreement in global, national or regional political conditions or general economic or market conditions in the United States or any state or territory thereof, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry;

•	after the date of the merger agreement, general changes in the credit markets or general downgrades in the credit markets; or

•	any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism;

except, in each case listed above, to the extent that the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate; or

•	the public disclosure of the merger agreement and the impact thereof on relationships with customers or employees; or

•	actions or omissions taken with the prior written consent of the other party or expressly required by the merger agreement; or

•

failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded by one of the preceding clauses, or changes in the trading price of a party’s common stock, in and of itself, but not including any underlying causes unless separately excluded by one of the preceding clauses.

The representations and warranties in the merger agreement do not survive the effective time of the merger and, as described below under “—Effect of Termination,” if the merger agreement is validly terminated, there will be no liability under the representations and warranties of the parties, or otherwise under the merger agreement (except with respect to designated provisions of the merger agreement, including those related to payment of fees and expenses and the confidential treatment of information), unless a party knowingly breached the merger agreement.

The merger agreement contains representations and warranties made by Sterling to Comerica relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification, standing and power;

•

authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents, material agreements or other obligations, or applicable law or regulation as a result of the merger;

•	capitalization;

•	required governmental and other regulatory filings and consents in connection with the merger;

•	subsidiaries;

•

proper filing of documents with the SEC and the accuracy of information contained in the documents filed with the SEC; the conformity with GAAP and SEC requirements of Sterling’s financial statements filed with the SEC; and internal controls;

•	the absence of undisclosed liabilities;

•	the absence of a material adverse effect since December 31, 2009;

•	tax matters;

•	title to assets;

•	intellectual property;

•	environmental matters;

•	compliance with applicable law;

•	labor relations;

•	employee compensation and benefits matters;

•	material contracts;

•	derivative instruments and transactions;

•	legal proceedings;

•	proper filing and accuracy of documents filed with regulatory agencies;

•	loans and loan matters;

•	non-applicability of state takeover laws;

•	accuracy of Sterling information provided in this proxy statement/prospectus; and

•	absence of agreement, plan or circumstance to impede the merger from qualifying as a reorganization or materially impede or delay receipt of required regulatory approvals.

The merger agreement contains representations and warranties made by Comerica to Sterling relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification, standing and power;

•

authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents, material agreements or other obligations, or applicable law or regulation as a result of the merger;

•	capitalization;

•	required governmental and other regulatory filings and consents in connection with the merger;

•

proper filing of documents with the SEC and the accuracy of information contained in the documents filed with the SEC; the conformity with GAAP and SEC requirements of Comerica’s financial statements filed with the SEC; and internal controls;

•	the absence of undisclosed liabilities;

•	the absence of a material adverse effect since December 31, 2009;

•	tax matters;

•	compliance with applicable law;

•	material contracts;

•	legal proceedings;

•	accuracy of Comerica information provided in this proxy statement/prospectus;

•	absence of agreement, plan or circumstance to impede the merger from qualifying as a reorganization or materially impede or delay receipt of required regulatory approvals; and

•	proper filing and accuracy of documents filed with regulatory agencies.

This summary, and the copy of the merger agreement attached to this proxy statement/prospectus as Annex A, are included solely to provide investors with information regarding the terms of the merger agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the merger agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the merger agreement, may be subject to limitations, qualifications and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), may have been made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Comerica or Sterling. The representations and warranties, covenants and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. For more information regarding these documents incorporated by reference, see the section entitled “Where You Can Find More Information” beginning on page [        ].

Covenants and Agreements

Conduct of Businesses Prior to the Completion of the Merger. Sterling has agreed that, prior to the effective time of the merger, it will, and will cause its subsidiaries to, operate its business only in the usual, regular and ordinary course and use reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises.

Additionally, Sterling has agreed that prior to the effective time of the merger, except as expressly contemplated or permitted by the merger agreement, with certain exceptions and except with the prior written consent of Comerica, Sterling will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions:

•	amend Sterling’s articles of incorporation or bylaws, or similar governing documents of any of its subsidiaries;

•	incur or guarantee indebtedness of another person, except in the ordinary course of business consistent with past practice;

•

repurchase, redeem or otherwise acquire or exchange (other than exchanges in the ordinary course or under the terms of Sterling’s existing employee benefit plans) any shares of, or securities convertible into, Sterling’s capital stock, or declare or pay any dividend or make any other distribution in respect of Sterling’s capital stock, except as set forth above in “—Conversion of Shares; Exchange of Certificates—Dividends and Distributions”;

•

issue, sell, pledge, encumber, authorize the issuance of, enter into any contract providing for the issuance, sale, encumbrance, or authorization for issuance of, or otherwise permit to become outstanding, any additional shares of Sterling common stock or any of its capital stock, or any stock appreciation rights, or any option, warrant or other equity right, except for issuances under the merger agreement or pursuant to the exercise of stock options or other equity rights outstanding on the date of the merger agreement, and then only in accordance with their terms;

•

adjust, split, combine or reclassify any of its capital stock; issue or authorize the issuance of any other securities in respect of Sterling’s common stock; or sell, lease, mortgage, permit any lien upon or otherwise dispose of or encumber (i) any shares of capital stock of Sterling or any of its subsidiaries (except to another Sterling entity) or (ii) any material asset other than in the ordinary course of business or pursuant to specified existing contracts;

•

purchase any securities or make any material investment in, or otherwise acquire direct or indirect control over, any person, other than in the ordinary course of business consistent with past practice;

•

(i) increase the compensation or benefits to the employees or officers of Sterling or any of its subsidiaries, other than merit-based salary increases for employees other than officers in the ordinary course consistent with past practice except as required by law; (ii) pay any severance or termination pay or any bonus, other than as required by the written severance policies or contracts of Sterling in effect as of the date of the merger agreement; (iii) enter into or amend any severance agreement with employees or officers of Sterling or any of its subsidiaries, other than with respect to any employee or officer with an annual salary of $60,000 or less, the entering of standard separation agreements in the ordinary course consistent with past practice in connection with the payment of severance under Sterling’s written severance policy; (iv) grant any increase in fees or compensation or benefits to directors except in the ordinary course of business consistent with past practice; or (v) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any Sterling stock options or other equity rights or authorize cash payments in exchange therefor;

•

enter into or amend (except as required by law) any employment contract with any person having a salary in excess of $60,000 per year that it does not have the unconditional right to terminate without liability (other than for services rendered) at any time on or after the effective time of the merger;

•

with certain exceptions, adopt any new employee benefit plan or terminate or withdraw from, or make any change to, any employee benefit plan, or make any distributions from such plans except as required by law, the terms of the plan, or in the ordinary course of business consistent with past practice;

•	make any significant change in any accounting methods or systems of internal accounting controls, except as required by GAAP;

•

make, change or revoke any material tax elections, change any of its methods of accounting for tax purposes, settle or compromise any material tax liability or any tax dispute, claim, audit, examination or other proceeding, file any material amended tax return or enter into any closing agreement with any taxing authority;

•

commence any litigation other than in the ordinary course of business consistent with past practice, or settle any litigation involving liability in excess of $100,000 or materially restricting or otherwise affecting the business or operations of Sterling or any of its subsidiaries, or relating to the merger agreement and the transactions it contemplates;

•	except in the ordinary course of business, enter into, modify, amend or terminate any material contract, or waive, release, compromise or assign any material rights or claims;

•

enter into any contract imposing on Sterling or any of its subsidiaries (1) restrictions from engaging in any business activities in any geographic area, line of business or otherwise or (2) obligations to conduct business with any third party on an exclusive or preferential basis;

•

enter into any new line of business or materially change its lending, investment, risk and asset-liability management, interest rate or fee pricing, hedging and material other banking and operating policies, except as required by law or rules or policies imposed by a regulatory authority;

•

without previously notifying and consulting with Comerica, make or commit to make any capital expenditures provided in Sterling’s capital expenditures budget, or make or commit to make any other capital expenditures in excess of $10,000 individually or $50,000 in the aggregate;

•

except as required by law or applicable regulatory authorities, make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing or buying or selling rights to service, loans;

•

permit the commencement of any new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or, without previously notifying and consulting with Comerica, open, relocate or close any branch or other facility (or make any application to do so);

•

without previously notifying and consulting with Comerica and except as approved by Sterling prior to January 16, 2011, make or acquire any loan or issue a commitment (or renew or extend an existing commitment) for any loan relationship aggregating in excess of $1 million, or amend or modify in any material respect any existing loan relationship that would result in total credit exposure to the applicable borrower (and its affiliates) in excess of $1 million. Sterling is required to provide Comerica with timely notice of any committee meeting scheduled by Sterling for the purposes of considering any loan meeting the foregoing criteria, together with all information provided to members of the applicable committee. Comerica will be invited to have one or more representatives attend any such meeting for the purposes of consulting with Sterling on such a loan, and if no representative of Comerica attends the meeting, actions taken by Sterling will not be subject to any further review by Comerica;

•

without previously notifying and consulting with Comerica, restructure or materially change its investment securities portfolio or gap position, through purchases, sales or otherwise, or its policies with respect to the classification or reporting of such portfolios; or

•	agree to take, make any commitment to take, or adopt any resolutions of Sterling’s board of directors in support of, any of the above prohibited actions.

Comerica has agreed to a more limited set of restrictions on its business prior to the completion of the merger. Specifically, Comerica has agreed that prior to the effective time of the merger, except as expressly contemplated or permitted by the merger agreement, it will, and will cause its subsidiaries to, operate their respective businesses, only in the usual, regular and ordinary course and use reasonable best efforts to preserve intact its business organization and assets and maintain its rights and franchises, except that Comerica and its subsidiaries are not prevented from discontinuing or disposing of assets or business if such action is, in Comerica’s judgment, desirable in the conduct of its and its subsidiaries’ business. Additionally, Comerica has agreed that, except as expressly contemplated by the merger agreement, with certain exceptions and except with the prior written consent of Sterling, Comerica will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions:

•	amend any governing documents in a manner that would adversely affect Sterling or its shareholders; or

•

enter into an agreement to acquire or invest in, or make any acquisition of or investment in, any person, or all or any portion of the assets, business, deposits or properties (other than in a fiduciary or similar capacity in the ordinary course of business consistent with past practice) of any other entity (other than a wholly owned Comerica subsidiary), if such acquisition or investment is reasonably likely to result in any of the conditions to the completion of the merger not being satisfied or materially impair its ability to perform its obligations under the merger agreement.

Regulatory Matters. Comerica and Sterling have also agreed to cooperate and to use reasonable best efforts to prepare and file all documents, to obtain all permits, consents, approvals and authorizations of regulatory authorities necessary to consummate the merger. Comerica has agreed to use its reasonable best efforts to resolve any objections asserted with respect to the merger under any applicable law, regulation or decree, including agreeing to divest any assets, deposits, lines of business or branches. Each party will consult with the other party with respect to obtaining all material permits, consents, approvals and authorizations of any regulatory authority necessary or advisable to complete the merger, and will keep such other party apprised of the status of material matters relating to completion of the merger, including certain communications from regulatory authorities.

Tax Matters. Comerica and Sterling have agreed to use their respective reasonable best efforts to cause the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and to take no action that could reasonably be expected to prevent the merger from so qualifying.

Employee Matters. The merger agreement provides that, after the completion of the merger, Comerica will provide to officers and employees of Sterling who are employed as of the completion of the merger (whom we refer to as affected employees) employee benefits under employee benefit and welfare plans on terms and conditions that, when taken as a whole, are substantially similar to the employee benefits currently provided by Comerica to similarly situated officers and employees. In addition, for a period of 12 months after the completion of the merger, Comerica has agreed to generally provide affected employees with severance benefits in accordance with Sterling’s severance policies in effect on the date of the merger agreement. The service of Sterling employees prior to closing will be treated as service with Comerica for purposes of participation, vesting and benefit accrual under Comerica’s employee benefit plans, subject to customary exclusions.

From and after the completion of the merger, Comerica will assume Sterling’s obligations to current and former employees, officers or directors of Sterling under all employment, severance, consulting, retirement and other compensation contracts, and will assume Sterling’s obligations for all vested benefits or other vested amounts earned under Sterling employee benefit plans prior to the merger, recognizing that the merger will constitute a “change in control” (or similar concept) for the purposes of each such plan or agreement. For the purposes of determining the “highest annual bonus amount” (or similar term or concept) during the relevant look back period in any such agreement or plan, Comerica will take into account all bonuses paid by Sterling to the relevant officer or employee since January 1, 2008.

In addition, if requested by Comerica, Sterling will terminate Sterling’s 401(k) plan effective immediately prior to the completion of the merger.

D&O Indemnification and Insurance. The merger agreement provides that for six years after the completion of the merger, Comerica, as the surviving corporation, will indemnify, defend and hold harmless, all present and former directors, officers, employees and agents of Sterling and its subsidiaries against all liabilities arising out of actions or omissions arising out of their service in such capacities to the fullest extent permitted by applicable law and Sterling’s governing documents (including any provisions relating to the advancement of expenses incurred in the defense of any litigation).

The merger agreement requires Comerica, as the surviving corporation, to use its reasonable best efforts to maintain for a period of six years after completion of the merger Sterling’s existing directors’ and officers’ liability insurance policy, or policies of at least the same coverage and amounts and containing terms and conditions which are substantially no less advantageous than the current policy (or, with the consent of Sterling prior to the completion of the merger, any other policy), with respect to claims arising from facts or events that occurred prior to the completion of the merger, and covering such individuals who are currently covered by such insurance. However, Comerica is not required to incur annual premium payments greater than 350% of Sterling’s current annual directors’ and officers’ liability insurance premium. In lieu of the insurance described in the preceding sentence, prior to the completion of the merger, Comerica, or Sterling, with Comerica’s consent, may obtain a six-year “tail” prepaid policy providing coverage equivalent to such insurance.

Certain Additional Covenants. The merger agreement also contains additional covenants, including covenants relating to the filing of this proxy statement/prospectus, obtaining required consents, the listing of the shares of Comerica common stock to be issued in the merger, access to information of the other company and public announcements with respect to the transactions contemplated by the merger agreement.

Sterling Shareholder Meeting and Recommendation of Sterling’s Board of Directors

Sterling has agreed to hold a meeting of its shareholders for the purpose of voting upon approval of the merger agreement as soon as reasonably practicable after the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC. Sterling will use its reasonable best efforts to obtain from its shareholders the requisite shareholder approval of the merger agreement, including by recommending that its shareholders approve and adopt the merger agreement (subject to the provisions governing making a change in Sterling’s recommendation as described below).

The board of directors of Sterling has agreed to recommend that Sterling’s shareholders vote in favor of approval of the merger agreement and to not withdraw, modify or qualify (or publicly propose to withdraw, modify or qualify) such recommendation in any manner adverse to Comerica, or take any action or make any public statement inconsistent with such recommendation (which we refer to in this proxy statement/prospectus as a change in Sterling’s recommendation), except that, prior to the Sterling shareholders’ meeting, Sterling’s board of directors may effect a change in Sterling’s recommendation if and only to the extent that:

•

Sterling has received an unsolicited bona fide written acquisition proposal that Sterling’s board of directors has concluded in good faith is a superior proposal (as described below), after taking into account any amendment or modifications to the merger agreement agreed to by Comerica;

•

Sterling has (i) given at least three calendar days’ written notice to Comerica of its intention to effect a change in Sterling’s recommendation, specifying the material terms and conditions of the superior proposal, including the identity of the person making such proposal or inquiry, and (ii) negotiated, and caused its representatives to negotiate, with Comerica in good faith during this period of not less than three business days to improve the terms of the merger agreement;

•

if applicable, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered or agreed to by Comerica, Sterling’s board of directors has concluded in good faith that such acquisition proposal continues to constitute a superior proposal; and

•

Sterling’s board of directors, determines in good faith, after consultation with its outside legal advisors, that the failure to effect a change in Sterling’s recommendation would cause it to violate the board’s fiduciary duties under applicable law.

In the event of any material revisions to the superior proposal, Sterling will be required to deliver a new written notice to Comerica two days in advance of its intention to effect a change in Sterling’s recommendation and to comply with the other requirements described above during that two-day period.

For purposes of the merger agreement,

•

an “acquisition proposal” means any proposal, offer, inquiry, or indication of interest (whether binding or non-binding, and whether communicated to Sterling or publicly announced to Sterling’s shareholders) by any person (other than Comerica or its affiliates) relating to an “acquisition transaction” (as described below) involving Sterling or any of its present or future consolidated subsidiaries, or any combination of its subsidiaries, the assets of which constitute 20% or more of the consolidated assets of Sterling as reflected on Sterling’s consolidated statement of condition prepared in accordance with GAAP;

•

an “acquisition transaction” means any transaction or series of related transactions (other than those contemplated by the merger agreement) involving: (i) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination, consolidation or similar transaction) or purchase from Sterling by any person or group of persons of 20% or more in interest of the total outstanding voting securities of Sterling or any of its subsidiaries, or any tender offer or exchange offer that if consummated would result in any person or group of persons beneficially owning 20% or more in interest of the total outstanding voting securities of Sterling or any of its subsidiaries, or any merger, consolidation, business combination or similar transaction involving Sterling pursuant to which the shareholders of Sterling immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease or exchange, transfer, license, acquisition or disposition of a business, deposits or assets that constitute 20% or more of the assets, business, revenues, net income, assets or deposits of Sterling; or (iii) any liquidation or dissolution of Sterling; and

•

“superior proposal” means any bona fide written acquisition proposal with respect to which Sterling’s board of directors determines in its good faith judgment to be more favorable from a financial point of view to Sterling shareholders than the merger and to be reasonably capable of being consummated on the terms proposed, after (i) receiving the advice of outside counsel and a financial advisor (which shall be a nationally recognized investment banking firm) and (ii) taking into account all relevant factors (including the likelihood of consummation of the acquisition proposal on its terms; any proposed changes to the merger agreement that may be proposed by Sterling in response to such acquisition proposal; and all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing)); provided, that for purposes of the definition of “superior proposal,” the references to “20%” and “80%” in the definitions of acquisition proposal and acquisition transaction are deemed to be references to “50%.”

The merger agreement requires Sterling to submit the merger agreement to a shareholder vote even if its board of directors effects a change in Sterling’s recommendation.

Agreement Not to Solicit Other Offers

Sterling also has agreed that it and its subsidiaries will not, and will cause their respective officers, directors, employees, agents and representatives not to, directly or indirectly:

•

solicit, initiate, encourage, knowingly facilitate or induce any inquiries or proposals for any acquisition proposal or any inquiry, proposal or offer that is reasonably likely to lead to any acquisition proposal;

•

enter into, continue or participate in any discussions or negotiations regarding, or furnish to any third party any confidential or non-public information with respect to or in connection with, any acquisition proposal;

•	take any other action to facilitate any inquiries or the making of any acquisition proposal, or any proposal reasonably expected to lead to an acquisition proposal;

•

approve, endorse, or recommend, or propose to approve, endorse or recommend any acquisition proposal, or any agreement related to an acquisition proposal (other than the permitted confidentiality agreement described below);

•	enter into any agreement contemplating or otherwise relating to any acquisition transaction (other than the permitted confidentiality agreement described below); or

•	propose or agree to take any of the actions listed above.

However, if prior to the Sterling special meeting, Sterling receives an unsolicited bona fide written acquisition proposal that Sterling’s board of directors determines, in its good faith judgment (after consultation with Sterling’s financial advisors and outside legal counsel), to be or to be reasonably likely to result in, a superior proposal, Sterling may engage in discussions or negotiations with, or provide confidential or non-public information to, the person making that alternative transaction proposal if:

•

prior to providing (or causing to be provided) any non-public information to the person making the inquiry or proposal, Sterling obtains from such person an executed confidentiality agreement containing terms no less favorable to Sterling than the terms contained in Sterling’s confidentiality agreement with Comerica; and

•	Sterling simultaneously provides Comerica with any confidential non-public information concerning Sterling provided to such person that was not previously provided to Comerica.

Sterling has also agreed to, as promptly as practicable (within 24 hours) following the receipt of any acquisition proposal, or request for nonpublic information or any inquiry that would reasonably be expected to lead to an acquisition proposal, provide Comerica with written notice of its receipt of, and a written summary of the material terms of, such acquisition proposal or inquiry, including the identity of the person making the inquiry or alternative transaction proposal. In addition, Sterling has agreed to keep Comerica promptly apprised of any related developments, discussions and negotiations (including copies of material documentation and correspondence on a current basis).

Sterling has agreed to immediately cease and cause to be terminated any activities, discussions or negotiations conducted with any third party prior to January 16, 2011 with respect to any acquisition proposal, to request the prompt return or destruction of all confidential information previously furnished to any third party in connection with any such acquisition proposal and not to terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any acquisition proposal, and to enforce the provisions of any such agreement.

The merger agreement provides that the above-described restrictions on Sterling do not prohibit Sterling or its board of directors from issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Sterling’s shareholders if Sterling’s board of directors (after consultation with its outside legal advisors) concludes that its failure to do so would cause it to violate its fiduciary duties under applicable law.

Conditions to Complete the Merger

Our respective obligations to complete the merger are subject to the fulfillment or waiver of the following conditions:

•	the approval of the merger agreement by Sterling’s shareholders;

•

the receipt of regulatory approvals required from the Federal Reserve Board and the Texas Department of Banking and any other required regulatory approvals, the failure of which to obtain would reasonably be expected to have a material adverse effect on Comerica or Sterling, in each case required to complete the merger, and expiration of all related statutory waiting periods;

•

the absence of any rule, regulation, law, judgment or order (whether temporary, preliminary or permanent) by any court or governmental or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal completion of the transactions contemplated by the merger agreement;

•

the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the Comerica common stock to be issued in the merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

•	the approval of the listing of the Comerica common stock to be issued in the merger on the NYSE, subject to official notice of issuance;

•

the accuracy of the representations and warranties of each other party in the merger agreement as of the closing date of the merger, subject to the materiality standards provided in the merger agreement and the performance of the other party in all material respects of all obligations required to be performed by it at or prior to the effective time of the merger under the merger agreement (and the receipt by each party of certificates from the other party to such effects); and

•	receipt by each of Comerica and Sterling of an opinion of legal counsel as to certain tax matters.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion by mutual consent, or by either party in the following circumstances:

•

any regulatory authority which must grant a required regulatory approval has denied approval of the merger and this denial has become final and nonappealable, or a regulatory authority has issued a final nonappealable rule, regulation, law, judgment or order prohibiting the consummation of the merger, so long as the party seeking to terminate the merger agreement has used its reasonable best efforts to contest and change such denial, law or order;

•	the merger has not been completed by November 30, 2011, if the failure to complete the merger by that date is not caused by the terminating party’s breach of the merger agreement;

•

there is a breach by the other party that would cause the failure of the closing conditions described above, unless the breach is capable of being, and is, cured within 45 days of notice of the breach (provided that the terminating party is not then in breach, in any material respect, of any of its material covenants or agreements contained in the merger agreement); or

•	the Sterling shareholders fail to approve the merger agreement at the special meeting.

In addition, Comerica may terminate the merger agreement if Sterling’s board of directors:

•	fails to recommend to the Sterling shareholders that they approve the merger agreement;

•	makes any change in Sterling’s recommendation; or

•

knowingly and materially breaches (1) its non-solicitation obligations described above under “—Agreement Not to Solicit Other Offers” or obligations with respect to acquisition proposals described above under “—Sterling Shareholder Meeting and Recommendation of Sterling’s Board of Directors” or (2) its obligations to call a shareholder meeting or to use reasonable best efforts to obtain the approval of its shareholders.

Effect of Termination

If the merger agreement is terminated, it will become void, except that (1) both Comerica and Sterling will remain liable for any knowing breach of the merger agreement and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses and the confidential treatment of information.

Termination Fee

Sterling will pay Comerica a $40 million termination fee if Comerica terminates the merger agreement because Sterling’s board of directors fails to recommend to Sterling shareholders that they approve the merger agreement; makes any change in Sterling’s recommendation; or knowingly and materially breaches (1) its non-solicitation obligations or obligations with respect to acquisition proposals described above, or (2) its obligations to call a shareholder meeting or to use reasonable best efforts to obtain the approval of its shareholders.

If either Comerica or Sterling terminates the merger agreement as a result of (1) the failure to complete the merger by November 30, 2011 (without the Sterling shareholders having approved the merger agreement) or (2) the failure of Sterling’s shareholders to approve the merger agreement, or Comerica terminates the merger agreement as a result of a volitional breach by Sterling that gives rise to the failure of a condition to completion of the merger, and prior to such termination, an acquisition proposal has been publicly announced, Sterling will reimburse Comerica’s expenses in an amount up to $3 million. If Sterling enters into a definitive agreement with respect to or consummates an alternative acquisition transaction (changing the references to the 20% and 80% amounts in the definition of acquisition transaction to 50%) within 12 months of such termination, Sterling will pay Comerica a termination fee of $40 million, less any amounts previously paid in reimbursement of expenses.

Expenses and Fees

Except as set forth above, each of Comerica and Sterling will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement. The costs and expenses of printing this proxy statement/prospectus, and all filing fees paid to the SEC in connection with the merger, shall be borne equally by Sterling and Comerica.

Amendment, Waiver and Extension of the Merger Agreement

Subject to applicable law, the parties may amend the merger agreement by written agreement. However, after any approval of the merger agreement by Sterling’s shareholders, there may not be any amendment of the merger agreement that requires further approval under applicable law.

At any time prior to the completion of the merger, each party, by action taken or authorized by its respective boards of directors, to the extent legally allowed, may waive any default in the performance of the merger agreement by the other party; waive or extend the time for the performance of any of the obligations or other acts of the other party; or waive any or all conditions precedent to the other party’s obligations under the merger agreement.

ACCOUNTING TREATMENT

The merger will be accounted for as an acquisition by Comerica using the purchase method of accounting. Accordingly, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of Sterling as of the effective time of the merger will be recorded at their respective fair values and added to those of Comerica. Any excess of purchase price over the fair values is recorded as goodwill. Consolidated financial statements of Comerica issued after the merger would reflect these fair values and would not be restated retroactively to reflect the historical financial position or results of operations of Sterling.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of certain material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Sterling common stock that exchange their shares of Sterling common stock for shares of Comerica common stock in the merger. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to the income tax. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those U.S. holders of Sterling common stock that hold their shares of Sterling common stock as a “capital asset” within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to particular U.S. holders in light of their individual circumstances or to U.S. holders that are subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity);

•	insurance companies;

•	mutual funds;

•	“controlled foreign corporations” or “passive foreign investment companies”;

•	dealers or brokers in stocks and securities, or currencies;

•	traders in securities that elect to use mark-to-market method of accounting;

•	holders of Sterling common stock subject to the alternative minimum tax provisions of the Code;

•	holders of Sterling common stock that received Sterling common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	holders of Sterling common stock that have a functional currency other than the U.S. dollar;

•	holders of Sterling common stock that hold Sterling common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	persons that are not U.S. holders (as defined below); or

•	United States expatriates or certain former citizens or long-term residents of the United States.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Sterling common stock that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for United States federal income tax purposes or (iv) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.

If an entity or an arrangement treated as a partnership for United States federal income tax purposes holds Sterling common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for United States federal income tax purposes that holds Sterling common stock, and any partners in such partnership, should consult their own tax advisors.

Determining the actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within our control. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

The parties intend for the merger to be treated as a reorganization for United States federal income tax purposes. It is a condition to Comerica’s obligation to complete the merger that Comerica receive an opinion from Wachtell, Lipton, Rosen & Katz, dated the closing date of the merger, to the effect that the merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Sterling’s obligation to complete the merger that Sterling receive an opinion from DLA Piper LLP (US), dated the closing date of the merger, to the effect that the merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, in connection with the filing of the registration statement of which this document is a part, each of Wachtell, Lipton, Rosen & Katz and DLA Piper LLP (US) has delivered an opinion to Comerica and Sterling, respectively, to the same effect as the opinions described above. These opinions will be based on representation letters provided by Comerica and Sterling and on customary factual assumptions. None of the opinions described above will be binding on the Internal Revenue Service or any court. Comerica and Sterling have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected. The remainder of this discussion assumes that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Accordingly, and on the basis of the foregoing opinions, as a result of the merger being treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code, upon exchanging your Sterling common stock for Comerica common stock, you generally will not recognize gain or loss, except with respect to cash received instead of fractional shares of Comerica common stock (as discussed below). The aggregate tax basis in the shares of Comerica common stock that you receive in the merger, including any fractional share interests deemed received and redeemed as described below, will equal your aggregate adjusted tax basis in the Sterling common stock you surrender in the merger. Your holding period for the shares of Comerica common stock that you receive in the merger (including a fractional share interest deemed received and redeemed as described below) will include your holding period for the shares of Sterling common stock that you surrender in the merger.

Cash Instead of a Fractional Share

If you receive cash instead of a fractional share of Comerica common stock, you will be treated as having received the fractional share of Comerica common stock pursuant to the merger and then as having sold that fractional share of Comerica common stock for cash. As a result, you generally will recognize gain or loss equal to the difference between the amount of cash received and the basis in your fractional share of Comerica common stock as set forth above. This gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such fractional share (including the holding period of Sterling common stock surrendered therefor) is greater than one year. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding

If you are a non-corporate holder of Sterling common stock you may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%) on any cash payments you receive. You generally will not be subject to backup withholding, however, if you:

•

furnish a correct taxpayer identification number, certify that you are not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal you will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that you are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against your United States federal income tax liability, provided you timely furnish the required information to the Internal Revenue Service.

This discussion of certain material U.S. federal income tax consequences is for general information only and is not tax advice. Holders of Sterling common stock are urged to consult their tax advisors with respect to the application of United States federal income tax laws to their particular situations as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

DESCRIPTION OF CAPITAL STOCK OF COMERICA

As a result of the merger, Sterling shareholders who receive shares of Comerica common stock in the merger will become stockholders of Comerica. Your rights as stockholders of Comerica will be governed by Delaware law and the restated certificate of incorporation and the amended and restated bylaws of Comerica. The following briefly summarizes the material terms of Comerica’s common stock and preferred stock. We urge you to read the applicable provisions of the Delaware General Corporation Law (which we refer to as the DGCL), Comerica’s certificate of incorporation and bylaws and federal law governing bank holding companies carefully and in their entirety. Copies of Comerica’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see “Where You Can Find More Information” beginning on page [        ].

General

Comerica’s authorized capital stock consists of 325,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of preferred stock, without par value.

Common Stock

As of [        ], 2011, Comerica had outstanding [        ] shares of its common stock and has issued warrants, which we refer to as the Comerica Warrants, to purchase [        ] shares of Comerica’s common stock. The Comerica Warrants have 10-year terms and are immediately exercisable, with an exercise price, subject to certain anti-dilution and other adjustments, equal to $29.40 per share of common stock. In addition, as of [        ], 2011, [        ] shares of Comerica common stock were reserved for issuance upon conversion or exercise of outstanding stock options and awards.

Holders of Comerica common stock are entitled to receive dividends when, as and if declared by the Comerica board of directors out of any funds legally available for dividends. Holders of Comerica common stock are also entitled, upon the liquidation of Comerica, and after claims of creditors and preferences of Comerica preferred stock, to receive pro rata the net assets of Comerica. Comerica pays dividends on Comerica common stock only if it has paid or provided for all dividends on any class or series of preferred stock at the time outstanding, for the then-current period and, in the case of any cumulative Comerica preferred stock, all prior periods.

Holders of Comerica common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as the Comerica board of directors has provided, or may provide in the future, with respect to Comerica preferred stock or any other class or series of Comerica preferred stock that it may authorize in the future. See “—Preferred Stock.” Shares of Comerica common stock are not redeemable and have no subscription, conversion or preemptive rights.

The affirmative vote of not less than 75% of Comerica’s outstanding shares of capital stock entitled to vote may be required for certain business combinations between Comerica or its subsidiaries and persons owning 10% or more of the outstanding shares of any class or series of Comerica’s capital stock. See “—Selected Provisions in the Certificate of Incorporation of Comerica—Business Combinations With Related Persons.”

Comerica common stock is listed on the NYSE under the symbol “CMA.” The holders of Comerica common stock are not, and will not be, generally subject to any liability as stockholders; however, if the Comerica board of directors approves, and Comerica makes, a distribution when Comerica is insolvent, or that renders Comerica insolvent, and any of Comerica’s directors is found liable for the distribution, then Comerica stockholders may be required to pay back the amount of the distribution made to them or the portion of the distribution that caused Comerica to become insolvent.

The Transfer Agent and Registrar for Comerica common stock is Wells Fargo Bank, N.A., P.O. Box 64854, St. Paul, Minnesota 55164-0854.

The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Comerica, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

In addition, a company is required to obtain the approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding voting stock of a bank holding company, or otherwise obtaining control or a “controlling influence” over that bank holding company.

Preferred Stock

Comerica’s certificate of incorporation expressly authorizes Comerica’s board of directors to issue up to 10,000,000 shares of preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as the board of directors may determine. The issuance of preferred stock could adversely affect the rights of holders of common stock. As of [        ], 2011, no shares of preferred stock were outstanding.

Selected Provisions in the Certificate of Incorporation of Comerica

The following discussion sets forth certain material provisions of Comerica’s certificate of incorporation.

Business Combinations With Related Persons. Comerica’s certificate of incorporation provides that certain transactions known as “business combinations” involving persons known as “related persons” (each as described below) must be approved by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote and by the holders of a majority of the outstanding capital stock not beneficially owned by related persons, unless:

•	the transaction is approved by a 75% vote of Comerica’s “continuing directors” (as described below) either before or after the time the related person became a related person; or

•	each of the following conditions is met:

•

the consideration to be paid for each share of any class or series of Comerica capital stock is not less that the “highest per share price” or the “highest equivalent price” (each as described below) paid or to be paid by the related person in acquiring any shares of the same class or series; and

•	a proxy statement, complying with the requirements of the Exchange Act and Comerica’s certificate of incorporation, has been mailed to all Comerica stockholders to solicit their approval.

As used in Comerica’s certificate of incorporation, a “business combination” includes: (1) any merger or consolidation of Comerica or any of its subsidiaries with a related person or any of its affiliates or associates, (2) any sale, lease, exchange, transfer or other disposition to or with a related person of all or any substantial part (defined as assets having a value of more than 10% of the total consolidated assets of Comerica, as determined by 75% of the continuing directors) of the assets of Comerica or any of its subsidiaries, (3) any purchase, lease, exchange, transfer or other acquisition by Comerica or any of its subsidiaries of all or any substantial part of the assets or business of a related person or any of its affiliates or associates, (4) any acquisition by Comerica or any of its subsidiaries of any securities of a related person, (5) any issuance or transfer of securities of Comerica or any of its subsidiaries to any related person, other than an issuance or transfers that is made on a pro rata basis to all stockholders of the corporation; and (6) any agreement, contract or other arrangement providing for any of the transactions described in the five preceding clauses.

A “related person” means any person or group who, together with any “affiliates” or “associates” (as each is defined in the Exchange Act), is the beneficial owner of 10% or more of the outstanding shares of any class or series of Comerica capital stock as of the record date for the determination of those stockholders entitled to vote on any business combination or immediately prior to the completion of a business combination.

The “continuing directors” are those individuals who were members of the Comerica board of directors prior to the time a related person became the beneficial owner of 10% or more of a class or series of Comerica stock or those individuals designated as continuing directors (prior to their initial election as directors) by a majority of the then-continuing directors.

“Highest Per Share Price” is the highest price that the related person paid at any time for a share of Comerica capital stock when there is only one class or series of Comerica capital stock outstanding.

“Highest Equivalent Price” means the price of any class or series of Comerica stock that 75% of the continuing directors determine to be the equivalent to the highest price paid by the related person for any share of any class or series of outstanding stock. The continuing directors may make this determination on any basis they believe is appropriate.

Any amendment to these provisions requires the affirmative vote of (1) the holders of 75% of the outstanding shares of Comerica capital stock entitled to vote and (2) a majority of the outstanding shares of capital stock entitled to vote that is not beneficially owned by a related person. However, if the amendment is recommended to the stockholders by 75% of the continuing directors, only the vote, if any, provided for under the applicable provisions of the DGCL is required.

Directors. Comerica’s certificate of incorporation contains a number of additional provisions that are intended to delay an outside party’s ability to take control of the Comerica board of directors, even after the outside party has obtained majority ownership of Comerica common stock. Prior to August 2010, Comerica’s certificate of incorporation provided for a classified board of directors, consisting of three classes of directors serving staggered three-year terms. Commencing at the annual meeting of shareholders to be held on April 26, 2011, directors will be elected annually for terms of one year, except any director in office on April 26, 2011 whose term expires in 2012 or 2013 will serve the remainder of his or her current term and thereafter will be elected to one-year terms at each annual meeting. Directors of Comerica may only be removed for cause by a vote of the holders of a majority of the outstanding stock entitled to vote. Vacancies on the Comerica board of directors may only be filled by the Comerica board of directors. A vacancy that results from an increase in the number of directors may be filled by a majority of the board of directors then in office. Any other vacancy, including those resulting from removal, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

New Comerica Warrants to be Issued in the Merger

General

Upon completion of the merger, each outstanding and unexercised Sterling Warrant will be converted automatically, in accordance with its terms, into a warrant to purchase Comerica common stock (and cash in lieu of fractional shares). The New Comerica Warrants will be subject to the same terms and conditions as were applicable to the Sterling Warrants immediately prior to the effective time, adjusted to reflect the exchange ratio.

The number of shares of Comerica common stock deliverable upon the exercise of each New Comerica Warrant will be subject to the adjustments described below under the heading “—Adjustments to the New Comerica Warrants.”

The following summary of the terms and provisions of the New Comerica Warrants is not complete and is qualified in its entirety by reference to the form of New Comerica Warrants and the Warrant Agreement, dated June 9, 2010, between Sterling and American Stock Transfer & Trust Company, LLC, copies of which have been filed with the SEC.

Exercise of the New Comerica Warrants

All or any portion of the New Comerica Warrants may be exercised in whole or in part at any time or from time to time on or before 5:00 p.m., New York City time, on December 12, 2018, by delivery to the warrant agent of the New Comerica Warrant and a completed notice of exercise, attached as an annex to the New Comerica Warrant, and the payment of the exercise price per share for the shares of common stock for which the New Comerica Warrants are being exercised. The exercise price cannot be paid in cash. The exercise price will be paid by the withholding by Comerica of a number of shares of common stock issuable upon exercise of the New Comerica Warrants equal to the value of the aggregate exercise price of the New Comerica Warrants so exercised, determined by reference to the market price of Comerica common stock on the trading day on which the New Comerica Warrants are exercised and notice is delivered to the warrant agent. The exercise price applicable to the New Comerica Warrants is subject to adjustment as described below under the heading “—Adjustments to the New Comerica Warrants.” So long as the New Comerica Warrants are in global form, any exercise notice will be delivered to the warrant agent through and in accordance with the procedures of the depository for the New Comerica Warrants.

Upon exercise of New Comerica Warrants, the shares of common stock issuable upon exercise will be issued by Comerica’s transfer agent for the account of the exercising warrantholder. Shares issued upon exercise of New Comerica Warrants will be issued in the name or names designated by the exercising warrantholder and will be delivered by the transfer agent to the exercising warrantholder (or its nominee or nominees) either via book-entry transfer crediting the account of such warrantholder (or the relevant participant of The Depository Trust Company (“DTC”) for the benefit of such warrantholder) through DTC’s DWAC system, or otherwise in certificated form by physical delivery to the address specified by such warrantholder in the exercise notice. Comerica will not issue fractional shares upon any exercise of the New Comerica Warrants. Instead, the exercising warrantholder will be entitled to a cash payment equal to the pro-rated per share market price of Comerica common stock on the date of exercise of the New Comerica Warrants for any fractional share that would have otherwise been issuable upon exercise of the New Comerica Warrants. Comerica will at all times reserve the aggregate number of shares of its common stock for which the New Comerica Warrants may be exercised.

Issuance of any shares of Comerica’s common stock deliverable upon the exercise of New Comerica Warrants will be made without charge to the warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of those shares (other than liens or charges created by a warrantholder, income and franchise taxes incurred in connection with the exercise of the New Comerica Warrant or taxes in respect of any transfer occurring contemporaneously therewith).

Comerica expects to list the shares of common stock issuable upon the exercise of the New Comerica Warrants on the NYSE.

Rights as a Stockholder

The holders of New Comerica Warrants will have no rights or privileges of holders of Comerica common stock, including any voting rights and rights to dividend payments, until (and then only to the extent) the New Comerica Warrants have been exercised.

Adjustments to the New Comerica Warrants

Pursuant to the terms of the New Comerica Warrants, the number of shares of Comerica common stock issuable upon exercise of each New Comerica Warrant (“warrant shares”) and the warrant exercise price will be adjusted upon occurrence of certain events as follows.

•

In the case of stock splits, subdivisions, reclassifications or combinations of common stock. If Comerica declares and pays a dividend or make a distribution on its common stock in shares of common stock, subdivides or reclassifies the outstanding shares of its common stock into a greater number of shares, or combines or reclassifies the outstanding shares of its common stock into a smaller number of shares, the number of warrant shares at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that the holder of a New Comerica Warrant after such date will be entitled to purchase the number of shares of Comerica common stock that it would have owned or been entitled to receive in respect of the number of warrant shares had such New Comerica Warrant been exercised immediately prior to such date. The exercise price in effect immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be adjusted by multiplying such exercise price by the quotient of (x) the number of warrant shares immediately prior to such adjustment divided by (y) the new number of warrant shares as determined in accordance with the immediately preceding sentence.

•

In the case of cash dividends or other distributions. If Comerica fixes a record date for making a distribution to all holders of Comerica common stock of securities, evidences of indebtedness, assets, cash, rights or warrants (excluding ordinary cash dividends (as defined below), dividends of Comerica common stock and other dividends or distributions referred to in the preceding bullet point), the exercise price in effect prior to such record date will be reduced immediately thereafter to the price determined by multiplying the exercise price in effect immediately prior to the reduction by the quotient of (x) the market price (as defined below) of Comerica common stock on the last trading day preceding the first date on which Comerica common stock trades regular way on the principal national securities exchange on which Comerica common stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed in respect of one share of Comerica common stock (such subtracted amount and/or fair market value, the “Per Share Fair Market Value”) divided by (y) such market price on the date specified in clause (x). Any such adjustment will be made successively whenever such a record date is fixed. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares deliverable upon exercise of a New Comerica Warrant immediately prior to such adjustment by the quotient of (a) the exercise price in effect immediately prior to the distribution giving rise to this adjustment divided by (b) the new exercise price as determined in accordance with the immediately preceding sentence. In the case of adjustment for a cash dividend that is, or is coincident with, a regular quarterly cash dividend, the Per Share Fair Market Value would be reduced only by the per share amount of the portion of the cash dividend that would constitute an ordinary cash dividend. If, after the declaration of any such record date, the related distribution is not made, the exercise price and the number of warrant shares then in effect will be readjusted, effective as of the date when Comerica’s board of directors determines not to make such distribution, to the exercise price and the number of warrant shares that would then be in effect if such record date had not been fixed.

•

In the case of a pro rata repurchase of common stock. A “pro rata repurchase” is defined as any purchase of shares of Comerica common stock by Comerica or an affiliate of Comerica’s pursuant to any tender offer or exchange offer subject to Section 13(e) or 14(e) of the Exchange Act, or Regulation 14E thereunder, or any other offer available to substantially all holders of Comerica common stock. If Comerica effects a pro rata repurchase of Comerica common stock, then the exercise price will be reduced to the price determined by multiplying the exercise price in effect immediately prior to the effective date (as defined below) of such pro rata repurchase by a fraction of which (A) the numerator will be (i) the product of (x) the number of shares of Comerica common stock outstanding immediately before such pro rata repurchase and (y) the market price of a share of Comerica common stock on the trading day immediately preceding the first public announcement by Comerica or any of Comerica’s affiliates of the intent to effect such pro rata repurchase, minus (ii) the aggregate purchase price of the pro rata repurchase, and (B) the denominator will be the product of (i) the number of shares of Comerica common stock outstanding immediately prior to such pro rata repurchase minus the number of shares of Comerica common stock so repurchased and (ii) the market price per share of Comerica common stock on the trading day immediately preceding the first public announcement by Comerica or any of Comerica’s affiliates of the intent to effect such pro rata repurchase. The number of warrant shares will be increased to the number obtained by multiplying the number of warrant shares immediately prior to such adjustment by the quotient of (x) the exercise price in effect immediately prior to the pro rata repurchase giving rise to this adjustment divided by (y) the new exercise price as determined in accordance with the immediately preceding sentence. For the avoidance of doubt, no increase to the exercise price or decrease in the number of warrant shares deliverable upon exercise of a New Comerica Warrant will be made pursuant to this adjustment provision. The “effective date” of a pro rata repurchase means (a) the date of acceptance of shares for purchase or exchange by Comerica under any tender offer or exchange offer which is a pro rata repurchase or (b) the date of purchase of any pro rata repurchase that is not a tender offer or an exchange offer.

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In the case of a merger, consolidation, statutory share exchange or similar transaction that requires the approval of Comerica’s stockholders (any such transaction, a “business combination”). In the event of any business combination or reclassification of Comerica common stock (other than a reclassification referenced in the first bullet point above), a warrantholder’s right to receive shares of Comerica common stock upon exercise of a New Comerica Warrant will be converted into the right to exercise that New Comerica Warrant to acquire the number of shares of stock or other securities or property (including cash) which Comerica common stock issuable (at the time of such business combination or reclassification) upon exercise of such New Comerica Warrant immediately prior to such business combination or reclassification would have been entitled to receive upon consummation of such business combination or reclassification. In determining the kind and amount of stock, securities or the property receivable upon exercise of a New Comerica Warrant following the consummation of such business combination, if the holders of Comerica common stock have the right to elect the kind or amount of consideration receivable upon consummation of such business combination, then the consideration that a warrantholder will be entitled to receive upon exercise will be deemed to be the types and amounts of consideration received by the majority of all holders of the shares of Comerica common stock that affirmatively make an election (or of all such holders if none make an election). For purposes of determining any amount of warrant shares to be withheld by Comerica as payment of the exercise price from stock, securities or the property that would otherwise be delivered to a warrantholder upon exercise of New Comerica Warrants following any business combination, the amount of such stock, securities or property to be withheld will have a market price equal to the aggregate exercise price as to which such New Comerica Warrants are so exercised, based on the fair market value of such stock, securities or property on the trading day on which such New Comerica Warrants are exercised and notice is delivered to the warrant agent. If any such property is not a security, the market price of such property will be deemed to be its fair market value as determined in good faith by Comerica’s board of directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by Comerica for this purpose. If making such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date.

Neither the exercise price nor the number of shares issuable upon exercise of a New Comerica Warrant will be adjusted in the event of a change in the par value of Comerica common stock or a change in Comerica’s jurisdiction of incorporation. If an adjustment in the exercise price made in accordance with the adjustment provisions above would reduce the exercise price to an amount below the par value of Comerica common stock, then that adjustment will reduce the exercise price to that par value.

The warrant agent will notify the warrantholders of any adjustments. If the warrant agent fails to give such notice, the exercise price and the number of shares issuable upon exercise of the New Comerica Warrants will nevertheless be adjusted.

If more than one adjustment provision applies to a single event, the adjustment provision that produces the largest adjustment with respect to such event will be applied, and no single event will cause an adjustment under more than one adjustment provision so as to result in duplication. All calculations will be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. No adjustment in the exercise price or the number of shares issuable upon exercise of a New Comerica Warrant will be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Comerica common stock, but any such amount will be carried forward and an adjustment with respect thereto will be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, will aggregate $0.01 or 1/10th of a share of Comerica common stock, or more, or on exercise of a New Comerica Warrant if that occurs earlier.

For purposes of these adjustment provisions:

“ordinary cash dividends” means a regular quarterly cash dividend on shares of Comerica common stock out of surplus or net profits legally available therefor (determined in accordance with United States generally accepted accounting principles in effect from time to time) subject to exceptions set forth in the warrant agreement.

“market price” means, with respect to a particular security, on any given day, the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the last closing bid and ask prices regular way, in either case on the principal national securities exchange on which the applicable securities are listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and ask prices as furnished by two members of the Financial Industry Regulatory Authority, Inc. selected from time to time by Comerica for that purpose, and will be determined without reference to after hours or extended hours trading. If such security is not listed and traded in a manner that the quotations referred to above are available for the period required under the New Comerica Warrants, the market price will be deemed to be the fair market value per share of such security as determined in good faith by Comerica’s board of directors in reliance on an opinion of a nationally recognized independent investment banking corporation retained by Comerica for this purpose. If any such security is listed or traded on a non-U.S. market, such fair market value will be determined by reference to the closing price of such security as of the end of the most recently ended business day in such market prior to the date of determination. If making any such determination requires the conversion of any currency other than U.S. dollars into U.S. dollars, such conversion will be done in accordance with customary procedures based on the rate for conversion of such currency into U.S. dollars displayed on the relevant page by Bloomberg L.P. (or any successor or replacement service) on or by 4:00 p.m., New York City time, on such exercise date. For the purposes of determining the market price of Comerica common stock on the “trading day” preceding, on or following the occurrence of an event, (i) that trading day will be deemed to commence immediately after the regular scheduled closing time of trading on the applicable national securities exchange or, if trading is closed at an earlier time, such earlier time and (ii) that trading day will end at the next regular scheduled closing time, or if trading is closed at an earlier time, such earlier time (for the avoidance of doubt, and as an example, if the market price is to be determined as of the last trading day preceding a specified event and the closing time of trading on a particular day is 4:00 p.m. and the specified event occurs at 5:00 p.m. on that day, the market price would be determined by reference to such 4:00 p.m. closing price).

Amendment

Any New Comerica Warrants may be materially amended and the observance of any material term of such New Comerica Warrants may be waived with the consent of a majority of the holders of such New Comerica Warrants; provided that the consent of each affected warrantholder is necessary for any amendment (i) to increase the exercise price or to decrease the number of shares issuable upon exercise of the New Comerica Warrants (other than pursuant to the terms of the adjustment provisions in the warrant certificate described above), (ii) that would shorten the time period during which the New Comerica Warrants are exercisable or (iii) that would change in a manner adverse to such warrantholder the terms of the adjustment provisions in the warrant certificate described above.

Description of the Warrant Agreement

Under the warrant agreement, American Stock Transfer & Trust Company, LLC will act as the warrant agent on Comerica’s behalf in connection with the transfer, exchange, redemption, exercise and cancellation of the New Comerica Warrants and required to maintain a registry recording the names and addresses of all registered holders of New Comerica Warrants. The warrant agent will receive a fee in exchange for performing these duties under the warrant agreement and will be indemnified by Comerica for liabilities not involving gross negligence, willful misconduct or bad faith and arising out of its service as warrant agent.

The New Comerica Warrants will initially be issued in the form of one or more global warrants as specified in the warrant agreement. Each global warrant will be deposited upon issuance with, or on behalf of, DTC, and will be registered in the name of DTC or a nominee of DTC, in each case for credit to the account of a direct or indirect participant in DTC. Owners of a beneficial interest in any global warrant are entitled to receive a warrant in definitive form not held by a depository or the warrant agent only if (i) DTC is unwilling or unable to continue as depository for the global warrant or ceases to be a “clearing agency” under the Exchange Act (and, in each case, no successor depository is appointed within 90 days), (ii) Comerica, in its sole discretion, notifies the warrant agent of Comerica’s election to issue New Comerica Warrants in definitive form under the warrant agreement or (iii) Comerica has been adjudged bankrupt, consented to the filing of bankruptcy proceedings, or filed a petition, answer or consent seeking to reorganize under federal or state law.

Governing Law

The New Comerica Warrants and the warrant agreement will be governed by New York law.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, holders of Sterling common stock will receive shares of Comerica common stock for their shares of Sterling common stock. Sterling is organized under the laws of the State of Texas, and Comerica is organized under the laws of the State of Delaware. The following is a summary of the material differences between (1) the current rights of Sterling shareholders under the TBOC and Sterling’s articles of incorporation and bylaws, and (2) the current rights of Comerica stockholders under the DGCL and Comerica’s certificate of incorporation and bylaws.

While Comerica and Sterling believe that this summary describes the material differences between the rights of holders of Comerica common stock as of the date of this proxy statement/prospectus and the rights of holders of Sterling common stock as of the date of this proxy statement/prospectus, it may not contain all of the information that is important to you. We urge you to read the governing documents of each company and the provisions of the TBOC and the DGCL that are relevant to a full understanding of the governing instruments, fully and in their entirety. Copies of the respective companies’ governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see “Where You Can Find More Information” beginning on page [        ].

Authorized Capital Stock

Comerica. Comerica’s certificate of incorporation authorizes it to issue up to 325,000,000 shares of common stock, par value $5.00 per share, and 10,000,000 shares of preferred stock, without par value. As of the record date, there were [        ] shares of Comerica common stock outstanding, no shares of Comerica preferred stock outstanding and warrants to purchase [        ] shares of Comerica common stock outstanding.

Sterling. Sterling’s articles of incorporation authorizes Sterling to issue up to 150,000,000 shares of common stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. As of the record date, there were [        ] shares of Sterling common stock outstanding, [        ] shares of Sterling preferred stock outstanding and warrants to purchase [         ] shares of Sterling common stock outstanding.

Size of Board of Directors

Comerica. Comerica’s certificate of incorporation provides that its board of directors shall consist of a number of directors to be fixed from time to time by the board of directors. Comerica’s board of directors currently has ten directors.

Sterling. Sterling’s bylaws provide that its board of directors shall consist of a number of directors to be fixed from time to time by the board of directors. Sterling’s board of directors currently has 14 directors.

Cumulative Voting

Under the DGCL and TBOC, a corporation’s charter may permit stockholders to cumulate their votes for directors.

Comerica. Comerica stockholders are not entitled to cumulative voting rights in the election of directors, and each holder of Comerica common stock is entitled to one vote per share.

Sterling. Sterling shareholders are not entitled to cumulative voting rights in the election of directors, and each Sterling shareholder is entitled to one vote per share.

Classes of Directors

Comerica. Comerica’s board of directors is divided into three classes. In previous years, each class of directors was elected to a three-year term of office. Commencing with Comerica’s 2011 annual meeting of shareholders, directors will be elected annually for terms of one year, except that any director in office at the 2011 annual meeting whose term expires at the annual meeting of stockholders to be held in 2012 or 2013 shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified.

Sterling. Sterling’s board of directors is classified. Sterling’s bylaws provide that the directors (other than directors, if any, elected by the holders of any series of preferred stock) are divided into three classes, as nearly equal in number as possible, with each class of directors serving for successive three-year terms so that each year the term of only one class of directors expires.

Removal of Directors

Comerica. The DGCL provides that, if a board is classified, directors may only be removed for cause. As a result, Comerica directors may only be removed for cause by a vote of the holders of a majority of the outstanding stock entitled to vote.

Sterling. Sterling’s bylaws provide that directors, except for directors separately elected by holders of preferred shares, if any, may only be removed for cause and then only by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors.

Filling Vacancies on the Board of Directors

Comerica. Comerica’s certificate of incorporation provides that vacancies on the Comerica board of directors may only be filled by the Comerica board of directors. A vacancy that results from an increase in the number of directors may be filled by a majority of the board of directors then in office. Any other vacancy, including those resulting from removal, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director filling a vacancy shall remain in office for the remainder of the unexpired term.

Sterling. Under Sterling’s bylaws, vacancies may be filled by the affirmative vote of (a) the holders of a majority of the outstanding shares entitled to vote thereon at an annual or special meeting of shareholders called for that purpose or (b) a majority of the remaining directors, whether or not a quorum exists, for a term of office continuing only until the next election of one or more directors by the shareholders. The Sterling board of directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

Nomination of Director Candidates by Stockholders

Comerica. Comerica’s bylaws provide that any stockholder entitled to vote in the election of directors may nominate directors by delivering notice to Comerica’s corporate secretary: (a) with respect to an annual meeting of stockholders held on a day which is not more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; and (b) for other meetings, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to such annual meeting, or the 10th day following the public announcement of the meeting. However, if Comerica increases the number of directors to be elected to the board of directors at the annual meeting and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the immediately preceding year’s annual meeting, notice is timely (but only with respect to nominees for any new positions created by such increase) if Comerica receives the notice no later than the close of business on the 10th day following the day on which Comerica first makes the public announcement of the increase in the number of directors. The notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the number of shares (if any) of each class of stock of Comerica which are held of record or beneficially owned by such person as of the record date and as of the date of the notice and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (ii) as to the stockholder giving the notice, (A) the stockholder’s name and address, as they appear on Comerica’s books, (B) the class and number of shares of Comerica stock which are held of record or beneficially owned by the stockholder as of the record date and as of the date of the notice, (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made, (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

In addition, Comerica’s bylaws requires a nominee for election or reelection as a director of Comerica to complete and deliver to the Corporate Secretary (in accordance with the time periods described above, in the case of director nominations by stockholders) a written questionnaire prepared by Comerica with respect to the background and qualification of the person and, if applicable, the background of any other person or entity on whose behalf the nomination is being made.

Comerica’s bylaws also require any nominee to make certain representations as to such nominee’s compliance with Comerica’s bylaws; voting commitments; and compliance with corporate governance, confidentiality and other policies of Comerica, among other matters.

Sterling. Sterling’s bylaws provide that any shareholder entitled to vote in the election of directors may nominate directors by delivering notice to Sterling’s corporate secretary: (a) for the annual meeting, not less than 120 days nor more than 150 days in advance of the first anniversary of the date of Sterling’s proxy statement released to shareholders in connection with the previous year’s annual meeting of shareholders, unless the annual meeting date has changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, in which case the notice must be received at least 80 days prior to the date Sterling intends to distribute its proxy statement with respect to such meeting; and (b) for other meetings, not earlier than the 90th day prior to such special meeting nor later than the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the meeting and the nominees proposed by the board of directors to be elected at the special meeting. The notice must set forth (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (A) the exact name of such person, (B) such person’s age, principal occupation, business address and telephone number and residence address and telephone number, (C) the number of shares (if any) of each class of stock of Sterling owned directly or indirectly by such person and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act; (ii) as to the shareholder giving the notice, (A) the shareholder’s name and address, as they appear on Sterling’s books, (B) the shareholder’s principal occupation, business address and telephone number and residence address and telephone number, (C) the class and number of shares of Sterling stock which are held of record or beneficially owned by the shareholder and (D) the dates upon which the shareholder acquired such shares and documentary support for claims of beneficial ownership; and (iii) a description of all arrangements or understandings between the shareholder giving the notice and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

Calling Special Meetings of Stockholders

Comerica. Under Comerica’s bylaws, a special meeting of stockholders may be called by the Chairman of Comerica’s board of directors, or, during the absence or disability of the Chairman or while that office is vacant, by the President; by the majority of the board of directors or by written request of stockholders representing at least 75% of the outstanding Comerica shares entitled to vote.

Sterling. Under Sterling’s bylaws, a special meeting of shareholders may be called by the Chairman of the board of directors, the Chief Executive Officer, the President, the board of directors or the Chief Executive Officer or President at the request of the holders of not less than 25% of all of the outstanding shares entitled to vote at the meeting.

Quorum

Comerica. The holders of a majority of the stock issued and outstanding and entitled to vote at a meeting of Comerica stockholders, present in person or represented by proxy, constitute a quorum for such meeting of stockholders. If a quorum is not present or represented at a meeting of stockholders, the stockholders represented may adjourn the meeting until a quorum is obtained.

Sterling. A majority of the outstanding shares of Sterling entitled to vote, and represented in person or by proxy, constitute a quorum at any meeting of Sterling shareholders. If less than a majority of the outstanding shares, or less than a majority of the outstanding shares of any necessary class are represented at a meeting, a majority of the shareholders represented may adjourn the meeting from time to time without further notice.

Stockholder Proposals

Comerica. Comerica’s bylaws provide that, for a stockholder proposal to be properly brought before an annual meeting, the stockholder must give written notice to the corporate secretary before the meeting. The notice must be received by the secretary: (a) with respect to an annual meeting of stockholders held on a day which is not more than 30 days before or more than 60 days after the anniversary date of the previous year’s annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the immediately preceding year’s annual meeting of stockholders; and (b) for other meetings, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to such annual meeting, or the 10th day following the public announcement of the meeting. To be in proper written form, each notice must set forth as to each matter the stockholder proposes to bring before the meeting of stockholders: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business as it appears on Comerica’s books, (iii) the class and number of shares of Comerica stock which are held of record or beneficially owned by the stockholder as of the record date, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (naming such person or persons) in connection with the proposal of such business and any material interest of such stockholder in such business, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (vi) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Sterling. Sterling’s bylaws provide that, for a shareholder proposal to be properly brought before an annual meeting, the shareholder must give written notice to the corporate secretary before the meeting. The notice must be received by the secretary: (a) with respect to an annual meeting of shareholders held on a day which is within 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 120 days nor more than 150 days prior to the first anniversary of the date of Sterling’s proxy statement released to shareholders in connection with the previous year’s proxy statement, or (b) with respect to all other meetings, 80 days prior to the date Sterling intends to distribute its proxy statement. To be in proper written form, each notice must set forth as to each matter the shareholder proposes to bring before the meeting of shareholders: (i) a brief description of the business desired to be brought before the meeting, including the exact text of any proposal to be presented and any supporting statement, which proposal and supporting statement shall not in the aggregate exceed 500 words, and the reasons for conducting such business at the meeting, (ii) any material interest of the shareholder in such business, (iii) the name and record address of the shareholder proposing such business, (iv) the class and number of shares of Sterling that are owned by the shareholder and (v) the dates upon which the shareholder acquired such shares of stock and documentary support for any claims of beneficial ownership.

Notice of Stockholder Meetings

Comerica. Comerica’s bylaws provide that Comerica must give written notice between 10 and 60 days before any stockholders meeting to each stockholder entitled to vote at such a meeting. The notice shall state the place, date and hour, and, in the case of a special meeting, the purposes of the meeting.

Sterling. Sterling’s bylaws provide that Sterling must give written notice between 10 and 60 days before any shareholders meeting to each shareholder entitled to vote at such a meeting. The notice shall state the place, date and hour, and, in the case of a special meeting, the purposes of the meeting.

Anti-Takeover Provisions and Other Stockholder Protections

Comerica. Comerica’s certificate of incorporation provides that certain transactions known as “business combinations” involving persons known as “related persons” must be approved by the affirmative vote of the holders of 75% of the outstanding shares of capital stock entitled to vote and by the holders of a majority of the outstanding capital stock not beneficially owned by related persons, unless:

•	the transaction is approved by a 75% vote of Comerica’s “continuing directors” either before or after the time the related person became a related person; or

•	each of the following conditions is met:

•

the consideration to be paid for each share of any class or series of Comerica capital stock is not less that the “highest per share price” or the “highest equivalent price” paid or to be paid by the related person in acquiring any shares of the same class or series; and

•

a proxy statement, complying with the requirements of the Exchange Act, has been mailed to all Comerica stockholders to solicit their approval. The proxy statement must contain prominently the recommendation of the continuing directors as to the advisability of the business combination and, if a majority of the continuing directors deem it advisable, it must also contain the opinion of an investment banking firm regarding the fairness of the terms of the combination from the perspective of the stockholders who are not related persons.

In addition, DGCL § 203 prohibits a Delaware corporation from engaging in a “business combination” (as defined in the DGCL) with a person owning 15% or more of a corporation’s voting stock for three years following the time that person becomes a 15% stockholder, with certain exceptions. Comerica has not opted out of § 203 and is therefore governed by the default terms of this provision of the DGCL.

Sterling. TBOC § 21.606 prohibits a Texas corporation from engaging in a “business combination” (as defined in the TBOC) with a person owning 20% or more of a corporation’s voting stock for three years following the time that person becomes a 20% shareholder, with certain exceptions. Sterling has not opted out of § 21.606 and is therefore governed by the default terms of this provision of the TBOC.

Limitation of Personal Liability of Directors

Under the DGCL and TBOC, a certificate of incorporation may, subject to certain limitations, contain a provision limiting or eliminating a director’s personal liability to the corporation or its stockholders for monetary damages for a director’s breach of fiduciary duty.

Comerica’s certificate of incorporation provides that a director of Comerica shall not be personally liable to Comerica or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL or (d) for any transaction from which a director derived an improper personal benefit.

Sterling’s articles of incorporation do not contain such an exculpation provision.

Indemnification of Directors and Officers

Comerica. Comerica’s bylaws provide that Comerica shall indemnify its directors and officers to the fullest extent permitted by law. Comerica’s bylaws provide that Comerica shall indemnify each of its directors and officers against expenses (including attorney’s fees) incurred in connection with any proceeding (other than an action by or in the right of Comerica) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Comerica and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Comerica’s bylaws provide that Comerica shall indemnify each of its officers and directors against expenses (including attorney’s fees) incurred in connection with any action brought by or in the right of Comerica, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Comerica, except that if the director or officer is adjudged to be liable to Comerica, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

Unless prohibited by applicable law or regulation, or otherwise required by Section 18(k) of the Federal Deposit Insurance Act, as amended, the determination of whether indemnification of an officer or director is proper under the circumstances (unless ordered by a court) generally shall be made by, by independent legal counsel chosen by a majority of Comerica’s disinterested directors (even if such disinterested directors constitute less than a quorum) in a written opinion to the board of directors. However, Comerica must indemnify a director or officer who was successful in defense of any suit. Comerica’s bylaws provide that Comerica may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

Comerica’s bylaws provide that Comerica may purchase insurance on behalf of its directors and officers against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Comerica would have the power to indemnify such person against such liability under its bylaws. Comerica maintains such insurance.

Sterling. Sterling’s bylaws require Sterling to indemnify directors and officers to the full extent of the law if such persons acted in good faith and in a manner he believed to be in or not opposed to the best interests of Sterling and, in the case of any criminal proceedings, he had no reasonable cause to believe his conduct was unlawful.

However, Sterling may not indemnify a director or officer unless a separate determination has been made by a majority vote of a quorum of Sterling’s board of directors, by a special committee of the board of directors (designated by the board of directors and consisting of two or more directors), by special independent legal counsel, or by the shareholders (in each case, excluding the director(s) in question) that the director or officer has met the requisite standard of conduct (good faith, etc.) or unless ordered by a court. If such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to Sterling in an action by or in the right of Sterling, Sterling may indemnify such person only if so determined by a court.

However, Sterling must indemnify a director or officer who was successful in defense of any suit. Sterling’s bylaws provide that Sterling may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

Sterling’s bylaws provide that Sterling may purchase insurance on behalf of its directors and officers against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Sterling would be required to indemnify such person against such liability under its bylaws. Sterling maintains such insurance.

Amendments to Articles/Certificate of Incorporation and Bylaws

Comerica. Under the Comerica bylaws, Comerica’s bylaws may be altered, amended or repealed by the stockholders or the board of directors; provided, that, the affirmative vote of 75% of the board of directors is required to alter, amend or repeal the effects of Article V, Section 12 (Indemnification and Insurance) or Article VIII, Section 2 (Amendment by 75% Vote); and provided, further, that the affirmative vote of 75% of stockholders is required to alter, amend or repeal Article II, Section 5 (Special Meetings of Stockholders) and Article III, Section 12 (Nominations of Director Candidates) unless such change is recommended by at least 75% of Comerica’s board of directors.

Under the DGCL, a corporation’s certificate of incorporation may be amended only if the proposed amendment is approved by the board of directors and, unless the amendment adversely affects a class of non-voting shares, the holders of a majority of the outstanding stock entitled to vote.

In addition, Comerica’s certificate of incorporation requires that, if any amendment relates to Article Seventh (Amendment of Bylaws) or Article Ninth (Written Consent of Stockholders), such amendment requires approval by the affirmative vote of 75% of the then-outstanding shares of capital stock, unless such change is recommended by at least 75% of Comerica’s board of directors.

Sterling. Under Sterling’s bylaws, Sterling’s bylaws may be amended, altered or repealed by the board of directors.

Under the TBOC, amendments to a corporation’s certificate of formation must be approved by the affirmative vote of a majority of the holders of at least two-thirds of the outstanding shares entitled to vote on the amendment. If an amendment would (a) increase or decrease the number of authorized shares of such class, (b) increase or decrease the par value of the shares of such class (including eliminating the par value of the shares of such class), (c) effect an exchange, reclassification or cancellation of all or part of the shares of the class or series, (d) effect an exchange or create a right of exchange of all or part of the shares of another class or series into the shares of the class or series, (e) change the designations, preferences, limitations or relative rights of the shares of the class or series, (f) change the shares of the class or series (with or without par value) into the same or a different number of shares (with or without par value) of the same class or series or another class or series, (g) create a new class or series of shares with rights and preferences equal, prior or superior to the shares of the class or series, (h) increase the rights and preferences of a class or series with rights and preferences equal, prior, or superior to the shares of the class or series; (i) increase the rights and preferences of a class or series with rights or preferences later or inferior to the shares of the class or series in such a manner that the rights or preferences will be equal, prior or superior to the shares of the class or series, (j) divide the shares of the class into series and set and determine the designation of the series and the variations in the relative rights and preferences between the shares of the series, (k) limit or deny existing preemptive or cumulative voting rights of the shares of the class or series, (l) cancel or otherwise affect the dividends on the shares of the class or series that have accrued but have not been declared or (m) include or delete from the certificate of formation provisions required or permitted to be included in the certificate of formation of a close corporation, then two-thirds of the shares of that class also must approve the amendment. The TBOC also permits a corporation to make provisions in its certificate of formation requiring a lower proportion of voting power to approve a specified amendment, but not lower than a majority of the class. Sterling’s articles of incorporation do not provide for a lower proportion of voting power to approve any amendment.

Action by Written Consent

Comerica. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if stockholders holding 75% of the voting power sign a written consent setting forth the action.

Sterling. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if shareholders holding a majority of the voting power (or a greater number if so required) sign a written consent setting forth the action.

Rights of Dissenting Shareholders

The DGCL provides that appraisal rights are available to dissenting stockholders in connection with certain mergers or consolidations. However, unless a corporation’s certificate of incorporation otherwise provides, the DGCL does not provide for appraisal rights if: (1) the shares of the corporation are (a) listed on a national securities exchange or (b) held of record by more than 2,000 stockholders; or (2) the corporation is the surviving corporation and no vote of its stockholders is required for the merger. However, notwithstanding the foregoing, the DGCL provides that appraisal rights will be available to the stockholders of a corporation if the stockholders are required by the terms of a merger agreement to accept for such stock anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; (ii) shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders; (iii) cash in lieu of fractional shares or fractional depository receipts; or (iv) any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts as described above. The DGCL does not provide appraisal rights to stockholders with respect to the sale of all or substantially all of a corporation’s assets or an amendment to a corporation’s certificate of incorporation, although a corporation’s certificate of incorporation may so provide. The DGCL provides, among other procedural requirements for the exercise of the appraisal rights, that a stockholder’s written demand for appraisal of shares must be received before the taking of the vote on the matter giving rise to appraisal rights, when the matter is voted on at a meeting of stockholders.

The appraisal rights of Comerica stockholders are governed in accordance with the DGCL.

Under the TBOC, a shareholder generally has the right to dissent from any merger to which the corporation is a party, from any sale of all or substantially all assets of the corporation, or from any plan of exchange and to receive fair value for his or her shares. However, rights of dissent and appraisal are not available with respect to a plan of merger in which there is a single surviving corporation, or with respect to any plan of exchange, if: (1) the shares held by the shareholder are part of a class or series that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger or exchange, (a) listed on a national securities exchange, (b) designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (c) held of record by not less than 2,000 holders on the record date fixed to determine the shareholders entitled to vote on the plan of merger or the plan of exchange; (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder’s shares any consideration that is different than the consideration (other than cash in lieu of fractional shares) to be provided to any other holder of shares of the same class or series held by such shareholder; and (3) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for his or her shares any consideration other than (a) shares of a corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series of shares that are (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange, (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or (iii) held of record by not less than 2,000 holders and (b) cash in lieu of fractional shares otherwise entitled to be received.

The appraisal rights of Sterling stockholders are governed in accordance with the TBOC.

COMPARATIVE MARKET PRICES AND DIVIDENDS

Comerica common stock is traded on the NYSE under the symbol “CMA,” and Sterling common stock is traded on the NASDAQ under the symbol “SBIB.” The following table sets forth the high and low reported intra-day sales prices per share of Comerica common stock and Sterling common stock, and the cash dividends declared per share for the periods indicated.

	Comerica Common Stock						Sterling Common Stock
	High		Low		Dividend		High		Low		Dividend
2009
First Quarter	$21.20		$11.72		$0.05		$7.46		$4.30		$0.055
Second Quarter	26.47		16.03		0.05		8.08		5.81		0.055
Third Quarter	31.83		19.94		0.05		8.69		6.00		0.055
Fourth Quarter	32.30		26.49		0.05		7.48		4.50		0.015
2010
First Quarter	39.36		29.68		0.05		5.76		4.65		0.015
Second Quarter	45.85		35.44		0.05		6.33		4.69		0.015
Third Quarter	40.21		33.11		0.05		5.61		4.34		0.015
Fourth Quarter	43.44		34.43		0.10		7.18		5.19		0.015
2011
First Quarter (through [ ])	[	]	[	]	[	]	[	]	[	]	0.015

On January 14, 2011, the last full trading day before the public announcement of the merger agreement, the high and low sales prices of shares of Comerica common stock as reported on the NYSE were $42.47 and $41.39, respectively. On [        ], 2011, the last practicable trading day before the date of this proxy statement/prospectus, the high and low sale prices of shares of Comerica common stock as reported on the NYSE were $[        ] and $[        ], respectively.

On January 14, 2011, the last full trading day before the public announcement of the merger agreement, the high and low sales prices of shares of Sterling common stock as reported on the NASDAQ were $7.86 and $7.64, respectively. On [        ], 2011, the last practicable trading day before the date of this proxy statement/prospectus, the high and low sale prices of shares of Sterling common stock as reported on the NASDAQ were $[        ] and $[        ], respectively.

As of [        ], the last date prior to printing this proxy statement/prospectus for which it was practicable to obtain this information, there were approximately [        ] registered holders of Comerica common stock and approximately [        ] registered holders of Sterling common stock.

Sterling shareholders are advised to obtain current market quotations for Comerica common stock and Sterling common stock. The market price of Comerica common stock and Sterling common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger. No assurance can be given concerning the market price of Comerica common stock or Sterling common stock before or after the effective date of the merger. Any change in the market price of Comerica common stock prior to the completion of the merger will affect the market value of the merger consideration that Sterling’s shareholders will receive upon completion of the merger.

LEGAL MATTERS

The validity of the Comerica common stock and New Comerica Warrants to be issued in connection with the merger will be passed upon for Comerica by Wachtell, Lipton, Rosen & Katz (New York, New York). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Comerica by

Wachtell, Lipton, Rosen & Katz (New York, New York) and for Sterling by DLA Piper (US) LLP (Washington, D.C.).

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited Comerica’s consolidated financial statements included in Comerica’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Comerica’s internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Comerica’s financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

The consolidated financial statements incorporated in this Prospectus by reference from the Sterling Bancshares, Inc. Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Sterling Bancshares, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

OTHER MATTERS

No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting.

STERLING 2011 ANNUAL MEETING

Sterling will hold a 2011 annual meeting of shareholders only if the merger is not completed. If the merger is not completed, set forth below is information relevant to Sterling’s 2011 annual meeting of shareholders.

Under SEC rules, holders of common stock who wish to make a proposal to be included in Sterling’s proxy statement and proxy for Sterling’s 2011 annual meeting of shareholders (in the event this meeting is held) must have caused such proposal to have been received by Sterling at its principal executive offices not later than November 9, 2010 if the 2011 annual meeting of shareholders is held within 30 days of April 26, 2011. If the 2011 annual meeting of shareholders is held on a day that is more than 30 days from April 26, 2011, such proposal must be received a reasonable time in advance of Sterling mailing its proxy statement. Sterling shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Exchange Act, and the bylaw requirements described below.

Pursuant to Sterling’s amended and restated bylaws, for business to be properly brought before Sterling’s 2011 annual meeting of shareholders (in the event this meeting is held) or nominations of persons for election to Sterling’s board of directors to be properly made at the 2011 annual meeting of shareholders by any shareholder, notice must have been received by Sterling’s corporate secretary at Sterling’s principal executive offices no later than November 9, 2010; provided, however, that in the event the date of the 2011 annual meeting is changed by more than 30 days from April 26, 2011, the notice must be received at least 80 days prior to the date Sterling intends to distribute its proxy statement with respect to such meeting. Any shareholder’s notice must contain and be accompanied by certain information as specified in Sterling’s amended and restated bylaws. We recommend that any shareholder desiring to make a nomination or submit a proposal for consideration obtain a copy of such bylaws, which may be obtained without charge from Sterling’s corporate secretary upon written request addressed to the corporate secretary at Sterling’s principal executive offices. Shareholder proposals should be submitted to the Secretary of Sterling Bancshares, Inc. at 2950 North Loop West, Suite 1200, Houston, Texas 77092.

WHERE YOU CAN FIND MORE INFORMATION

Comerica has filed with the SEC a registration statement under the Securities Act that registers the distribution to Sterling shareholders of the shares of Comerica common stock to be issued in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Comerica in addition to being a proxy statement for Sterling shareholders. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Comerica and Comerica common stock.

You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Comerica and Sterling, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Comerica with the SEC are also available at Comerica’s website at http://www.comerica.com. The reports and other information filed by Sterling with the SEC are also available at Sterling’s website at http://www.banksterling.com. We have included the web addresses of the SEC, Comerica, and Sterling as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.

The SEC allows Comerica and Sterling to incorporate by reference information in this proxy statement/prospectus. This means that Comerica and Sterling can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Comerica and Sterling previously filed with the SEC. They contain important information about the companies and their financial condition.

Comerica SEC Filings (SEC File No. 001-10706; CIK No. 0000028412)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2010

Proxy Statement on Schedule 14A	March 18, 2011

Current Reports on Form 8-K	January 18, 2011 (first filing); January 21, 2011; and January 27, 2011 (in each case, except to the extent furnished but not filed)

The description of Comerica common stock set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions	Registration Statement on Form S-4 filed December 14, 2000

Sterling SEC Filings (SEC File No. 001-34768; CIK No. 0000891098)	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2010

Proxy Statement on Schedule 14A	March 5, 2010

Current Reports on Form 8-K	January 18, 2011 (two filings); January 21, 2011; and March 25, 2011 (in each case, except to the extent furnished but not filed)

The description of Sterling common stock set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions	October 19, 1992

In addition, Comerica and Sterling also incorporate by reference additional documents that either company files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this proxy statement/prospectus and the date of the Sterling special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Comerica has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Comerica, as well as all pro forma financial information, and Sterling has supplied all information relating to Sterling.

Documents incorporated by reference are available from Comerica and Sterling without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Comerica Incorporated Comerica Bank Tower 1717 Main Street, MC 6404 Dallas, Texas 75201 Attention: Corporate Secretary Telephone: (214) 462-6831	Sterling Bancshares, Inc. 2950 North Loop West, Suite 1200 Houston, Texas 77092 Attention: Secretary Telephone: (713) 466-8300

Sterling shareholders requesting documents must do so by April 28, 2011 to receive them before the special meeting. You will not be charged for any of these documents that you request. If you request any incorporated documents from Comerica or Sterling, Sterling will mail them to you by first class mail, or another equally prompt means, within one business day after it receives your request.

If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Sterling common stock, please contact MacKenzie Partners, Sterling’s proxy solicitor:

MacKenzie Partners

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

(212) 929-5500 (call collect)

or

(800) 322-2885 (toll free)

Neither Comerica nor Sterling has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

ANNEX A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

COMERICA INCORPORATED

AND

STERLING BANCSHARES, INC.*

Dated as of January 16, 2011

*	This agreement is a composite version reflecting certain modifications to the agreement as agreed by the parties, which modifications (1) provide for the direct merger of Sterling with and into Comerica (rather than a wholly owned subsidiary of Comerica) and (2) make certain technical corrections to the provision governing the conversion of outstanding warrants to purchase Sterling common stock into warrants to purchase shares of Comerica’s common stock.

A-i

4.21	STATE TAKEOVER LAWS.	A-15
4.22	STATEMENTS TRUE AND CORRECT.	A-15
4.23	TAX AND REGULATORY MATTERS.	A-16

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF BUYER		A-16

5.1	THE STANDARD.	A-16
5.2	ORGANIZATION, STANDING, AND POWER.	A-16
5.3	AUTHORITY; NO BREACH BY AGREEMENT.	A-16
5.4	CAPITAL STOCK.	A-17
5.5	SEC FILINGS; FINANCIAL STATEMENTS.	A-17
5.6	ABSENCE OF UNDISCLOSED LIABILITIES.	A-18
5.7	ABSENCE OF CERTAIN CHANGES OR EVENTS.	A-18
5.8	TAX MATTERS.	A-18
5.9	COMPLIANCE WITH LAWS.	A-19
5.10	MATERIAL CONTRACTS.	A-19
5.11	LEGAL PROCEEDINGS.	A-19
5.12	STATEMENTS TRUE AND CORRECT.	A-20
5.13	TAX AND REGULATORY MATTERS.	A-20
5.14	REPORTS.	A-20

ARTICLE 6 CONDUCT OF BUSINESS PENDING CONSUMMATION		A-20

6.1	AFFIRMATIVE COVENANTS OF TARGET.	A-20
6.2	NEGATIVE COVENANTS OF TARGET.	A-20
6.3	COVENANTS OF BUYER.	A-23
6.4	REPORTS.	A-23
6.5	TAKEOVER LAWS.	A-23

ARTICLE 7 ADDITIONAL AGREEMENTS		A-24

7.1	REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL.	A-24
7.2	ACQUISITION PROPOSALS.	A-25
7.3	EXCHANGE LISTING.	A-26
7.4	CONSENTS OF REGULATORY AUTHORITIES.	A-26
7.5	INVESTIGATION AND CONFIDENTIALITY.	A-27
7.6	PRESS RELEASES.	A-27
7.7	TAX TREATMENT.	A-27
7.8	EMPLOYEE BENEFITS AND CONTRACTS.	A-28
7.9	INDEMNIFICATION.	A-29
7.10	ADVISORY CONTRACTS CONSENTS.	A-30

ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE		A-31

8.1	CONDITIONS TO OBLIGATIONS OF EACH PARTY.	A-31
8.2	CONDITIONS TO OBLIGATIONS OF BUYER.	A-31
8.3	CONDITIONS TO OBLIGATIONS OF TARGET.	A-32

ARTICLE 9 TERMINATION		A-33

9.1	TERMINATION.	A-33

A-ii

9.2	EFFECT OF TERMINATION.	A-33
9.3	NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS.	A-34

ARTICLE 10 MISCELLANEOUS		A-34

10.1	DEFINITIONS.	A-34
10.2	REFERENCED SECTIONS.	A-40
10.3	EXPENSES AND FEES.	A-41
10.4	BROKERS AND FINDERS	A-42
10.5	ENTIRE AGREEMENT.	A-42
10.6	AMENDMENTS.	A-42
10.7	WAIVERS.	A-43
10.8	ASSIGNMENT; THIRD PARTY BENEFICIARIES.	A-43
10.9	NOTICES.	A-43
10.10	GOVERNING LAW.	A-44
10.11	COUNTERPARTS.	A-45
10.12	CAPTIONS; ARTICLES AND SECTIONS.	A-45
10.13	INTERPRETATIONS.	A-45
10.14	ENFORCEMENT OF AGREEMENT.	A-45
10.15	SEVERABILITY.	A-45
10.16	DISCLOSURE.	A-45

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of January 16, 2011, by and between Comerica Incorporated, a Delaware corporation (“Buyer”) and Sterling Bancshares, Inc. (“Target”), a Texas corporation.

Preamble

The respective Boards of Directors of Target and Buyer are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of Target by Buyer pursuant to the merger of Target with and into Buyer with Buyer as the surviving corporation. At the effective time of such Merger, the outstanding shares of the capital stock of Target shall be converted into the right to receive shares of the common stock of Buyer (except as provided herein). As a result, shareholders of Target shall become shareholders of Buyer, and Buyer shall continue as the surviving corporation. The transactions described in this Agreement are subject to the approvals of the shareholders of Target, applicable regulatory authorities and the satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the Merger for federal income tax purposes shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code.

Certain capitalized terms used in this Agreement are defined in Section 10.1 of this Agreement.

NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:

ARTICLE 1

TRANSACTIONS AND TERMS OF MERGER

1.1	Merger.

Subject to the terms and conditions of this Agreement, at the Effective Time, Target shall be merged with and into Buyer in accordance with the provisions of Section 10.001 of the Texas Business Organizations Code (the “TBOC”) and Section 252 of the General Corporation Law of the State of Delaware (the “DGCL”), and with the effects provided in Section 10.008 of the TBOC and Section 259 of the DGCL (the “Merger”). Buyer shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Delaware. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Target and Buyer.

1.2	Time and Place of Closing.

The closing of the transactions contemplated hereby (the “Closing”) will take place at 9:00 A.M. on the date that the Effective Time occurs, or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

1.3	Effective Time.

On the Closing Date, Buyer and Target shall cause (i) a certificate of merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the DGCL (the “Delaware Certificate”) and (ii) a certificate of merger to be filed with the Secretary of State of the State of Texas in accordance with the TBOC ( the “Texas Certificate”). The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time set forth in the Delaware Certificate and the Texas Certificate (the “Effective Time”). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall cause the Effective Time to occur on the fifth business day following satisfaction or waiver (subject to applicable Law) of the last to occur of the conditions set forth in Article 8 (other than those conditions that by their nature are to be satisfied or waived at the Closing).

1.4	Charter.

The Certificate of Incorporation of Buyer in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended or repealed.

1.5	Bylaws.

The Bylaws of Buyer in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

1.6	Directors and Officers.

The directors of Buyer in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Buyer in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

ARTICLE 2

MANNER OF CONVERTING SHARES

2.1	Conversion of Shares.

Subject to the provisions of this Article 2, at the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Target, or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

(a) Each share of capital stock of Buyer issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time and continue to be one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) Each share of Target Common Stock (excluding shares held by any Target Entity or any Buyer Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 0.2365 of a share of Buyer Common Stock (the “Exchange Ratio”), plus cash in lieu of any fractional share of Buyer Common Stock.

2.2	Anti-Dilution Provisions.

In the event Buyer changes the number of shares of Buyer Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

2.3	Shares Held by Target or Buyer.

Each of the shares of Target Common Stock held directly by Target or Buyer, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

2.4	Fractional Shares.

Notwithstanding any other provision of this Agreement, each holder of shares of Target Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Buyer Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Buyer Common Stock multiplied by the market value of one share of Buyer Common Stock at the Effective Time. The market value of one share of Buyer Common Stock at the Effective Time shall be the closing price of such common stock on the NYSE (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source reasonably selected by Buyer) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

2.5	Treatment of Target Stock Awards.

(a) At the Effective Time, each then outstanding stock option award granted under a Target Stock Plan (a “Target Option”) shall be assumed by Buyer and converted into an option to purchase a number of shares of Buyer Common Stock (an “Assumed Stock Option”) equal to the product (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of Target Common Stock subject to such Target Option immediately prior to the Effective Time multiplied by (ii) the Exchange Ratio; and the per share exercise price for Target Common Stock issuable upon the exercise of such Assumed Stock Option shall be equal to the quotient (rounded up to the nearest whole cent) determined by dividing (x) the exercise price per share of Target Common Stock at which such Target Option was exercisable immediately prior to the Effective Time by (y) the Exchange Ratio; provided, however, that the parties shall effect such conversion (A) with respect to any Target Option to which Section 421 of the Internal Revenue Code applies by reason of its qualification under Section 422 of the Code, in a manner consistent with Section 424(a) of the Internal Revenue Code and (B) in all events, in a manner satisfying the requirements of Section 409A of the Internal Revenue Code and the Treasury Regulations thereunder. The Assumed Stock Options shall be subject to the same terms and conditions (including expiration date and exercise provisions) as were applicable to the corresponding Target Options immediately prior to the Effective Time, including (but not limited to) vesting in full at the Effective Time.

(b) Effective as of the Effective Time, each then outstanding phantom stock unit award granted under a Target Stock Plan (“Target Phantom Unit”) shall, by virtue of the Merger and without any action on the part of the holder thereof, be assumed by Buyer and converted into the number of shares of Buyer Common Stock equal to the product (rounded down to the nearest whole number of shares of Buyer Common Stock) determined by multiplying (i) the number of shares of Target Common Stock underlying or subject to the Target Phantom Unit, multiplied by (ii) the Exchange Ratio. Each share of Buyer Common Stock delivered under this provision shall be fully vested at the Effective Time.

(c) Except as otherwise agreed between Buyer and an individual award holder, with respect to Phantom Unit Awards issued pursuant to Target’s 2007 Long-Term Incentive Stock Performance Program, each such award shall be payable at 100% of “target” (as defined in the applicable agreements for such awards), and settled pursuant to Section (b) above.

(d) The board of directors of Target or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall adopt a resolution in advance of the Effective Time providing that the disposition by the officers and directors of Target of Target Common Stock, Target Options or other equity securities of Target pursuant to the Merger or the other transactions contemplated by this Agreement is intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act. The board of directors of Buyer or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act) shall adopt a resolution in advance of the Effective Time providing that the receipt by the Target Insiders of Buyer Common Stock or other equity securities of Buyer pursuant to the Merger or the other transactions contemplated by this Agreement is intended to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act. For purposes of this Section 2.5(d), the term “Target Insiders” means those officers and directors of Target who will become subject to the reporting requirements of Section 16(a) of the Exchange Act as insiders of Buyer in conjunction with the Merger.

(e) As soon as practicable after the Effective Time, Buyer shall deliver to the participants in each Target Stock Plan an appropriate notice setting forth such participant’s rights pursuant thereto and the grants subject to such Target Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 2.5(a) after giving effect to the Merger), and Buyer shall comply with the terms of each Target Stock Plan to ensure, to the extent required by, and except as set forth in and subject to the provisions of, such Target Stock Plan, that Target Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options as of immediately after the Effective Time, other than as a result of disqualification due to failure to comply with the limitations related to vesting and exercisability set forth in Section 422 of the Code and the Treasury Regulations thereunder. At or prior to the Effective Time, Buyer shall take all corporate action necessary to reserve for issuance sufficient shares of Buyer Common Stock for delivery upon exercise of Target Options assumed by it in accordance with this Section 2.5. As soon as practicable after the Effective Time, Buyer shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Buyer Common Stock subject to such options and shall use its reasonable best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

(f) Target shall terminate its Employee Stock Purchase Plan (the “ESPP”) immediately prior to the Effective Time. Target shall, promptly after the date hereof, take all actions that are necessary to give effect to this Section 2.5(f) such that no options remain outstanding under the ESPP as of the Effective Time, including terminating the pending offering in progress promptly after the date hereof and returning all funds contributed to the ESPP that have not been used to purchase Target Common Stock to the participants as soon as administratively feasible.

2.6	Warrants.

Each warrant issued by Target (each, a “Warrant”) pursuant to the Warrant Agreement, dated June 9, 2010, between Target and American Stock Transfer & Trust Company, LLC shall, by virtue of the Merger and in accordance with the terms of such Warrant, and without any action on the part of the holder thereof, cease to represent a warrant to purchase Target Common Stock and will be converted automatically into a warrant to purchase the number of shares of Buyer Common Stock which the Target Common Stock issuable upon exercise of such Warrant immediately prior to the Effective Time would have been entitled to receive upon consummation of the Merger, subject to adjustment as provided in the Warrant, and Buyer will assume such Warrants subject to their terms.

ARTICLE 3

EXCHANGE OF SHARES

3.1	Exchange Procedures.

(a) Promptly after the Effective Time, Buyer shall make available to Buyer’s transfer agent or another exchange agent selected by Buyer and reasonably acceptable to Target (the “Exchange Agent”) for exchange in accordance with this Section 3.1 the shares of Buyer Common Stock issuable and the aggregate amount of any cash payable for fractional shares pursuant to this Agreement. Promptly after the Effective Time, Buyer and Target shall cause the Exchange Agent to mail (or in the case of the Depository Trust Company on behalf of “Street” holders, deliver) to each holder of record of a certificate or certificates which represented shares of Target Common Stock immediately prior to the Effective Time (the “Certificates”) or Book-Entry Shares appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates or Book-Entry Shares shall pass, only upon proper delivery of such Certificates or Book-Entry Shares to the Exchange Agent). The Certificates or Book-Entry Shares of Target Common Stock so delivered shall be duly endorsed as the Exchange Agent may reasonably require. In the event of a transfer of ownership of shares of Target Common Stock represented by Certificates or Book-Entry Shares that is not registered in the transfer records of Target, the consideration provided in Section 2.1 may be issued to a transferee if the Certificates or Book-Entry Shares representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Buyer and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. Buyer shall pay all charges and expenses, including those of the Exchange Agent, in connection with the distribution of the consideration provided in Section 2.1.

(b) After the Effective Time, each holder of shares of Target Common Stock (other than shares to be canceled pursuant to Section 2.3) issued and outstanding at the Effective Time shall surrender the Certificates or Book-Entry Shares representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 2.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) as provided for herein. Buyer shall not be obligated to deliver the consideration to which any former holder of Target Common Stock is entitled as a result of the Merger until such holder surrenders such holder’s Certificates or Book-Entry Shares for exchange as provided in this Section 3.1.

(c) Each of Buyer and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Target Common Stock such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code or any provision of state, local or foreign Tax Law. To the extent that any amounts are so withheld by Buyer or the Exchange Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Target Common Stock in respect of which such deduction and withholding was made by Buyer or the Exchange Agent, as the case may be.

(d) Any other provision of this Agreement notwithstanding, neither Buyer nor the Exchange Agent shall be liable to a holder of Target Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

3.2	Rights of Former Target Shareholders.

At the Effective Time, the stock transfer books of Target shall be closed as to holders of Target Common Stock immediately prior to the Effective Time and no transfer of Target Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 3.1, each Certificate and Book-Entry Share theretofore representing shares of Target Common Stock (other than shares to be canceled pursuant to Section 2.3) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 2.1 and 2.5 in exchange therefor, subject, however, to the Surviving Corporation’s obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Target in respect of such shares of Target Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Whenever a dividend or other distribution is declared by Buyer on the Buyer Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Buyer Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Buyer Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate or Book-Entry Share until such holder surrenders such Certificate or Book-Entry Share for exchange as provided in Section 3.1. However, upon surrender of such Certificate or Book-Entry Share, both the Buyer Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate or Book-Entry Share.

3.3	No Appraisal Rights.

In accordance with Section 10.354 of the TBOC, no appraisal rights shall be available to holders of shares of Target Common Stock in connection with the Merger.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF TARGET

Except as Previously Disclosed, Target hereby represents and warrants to Buyer as follows:

4.1	The Standard.

No representation or warranty of Target contained in Article 4 shall be deemed untrue or incorrect, and Target shall not be deemed to have breached a representation or warranty, in any case as a consequence or result of the existence or absence of any fact, circumstance, change or event unless such fact, circumstance, change or event, individually or taken together with all other facts, circumstances, changes or events inconsistent with any representation or warranty contained in Article 4 has had or is reasonably likely to have a Material Adverse Effect on Target (it being understood that for the purpose of determining the accuracy of such representations and warranties, other than the representation in Section 4.8, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded); provided, that the foregoing shall not apply to the representations in Sections 4.2(i), 4.3(a), 4.3(b)(i), and 4.21, which shall be true and correct in all material respects and the representations and warranties in Sections 4.4(a), 4.4(c), 4.7(iv) and 4.8, which shall be true and correct in all respects (except for inaccuracies in Sections 4.4(a) and 4.4(c) that are de minimis in amount).

4.2	Organization, Standing, and Power.

Target is (i) a corporation duly organized, validly existing, and in good standing under the Laws of the State of Texas and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets, and (ii) is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed.

4.3	Authority of Target; No Breach By Agreement.

(a) Target has the corporate power and authority necessary to execute, deliver, and, other than with respect to the Merger, perform this Agreement, and with respect to the Merger, upon the adoption and approval of this Agreement and the Merger by Target’s shareholders in accordance with this Agreement and Texas law, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly, validly and unanimously authorized by the board of directors of Target, the board of directors of Target has resolved to recommend to Target’s shareholders this Agreement and the transactions contemplated herein, and all necessary corporate action in respect thereof on the part of Target has been taken, subject to the approval and adoption of this Agreement by the holders of two-thirds (2/3) of the outstanding shares of Target Common Stock as contemplated by Section 7.1, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Target. Subject to such requisite shareholder approval, and assuming the due authorization, execution and delivery by Buyer, this Agreement represents a legal, valid, and binding obligation of Target, enforceable against Target in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by Target, nor the consummation by Target of the transactions contemplated hereby, nor compliance by Target with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Target’s Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Target Subsidiary or any resolution adopted by the board of directors or the shareholders of any Target Entity, (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Target Entity under, any Contract or Permit of any Target Entity, or (iii) subject to receipt of the Requisite Regulatory Approvals, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Target Entity or any of their respective material Assets.

(c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, the rules of NASDAQ, and Consents required from Regulatory Authorities, no notice to, filing with, or Consent of, any public body or authority is necessary for the execution and delivery of this Agreement and consummation by Target of the Merger and the other transactions contemplated in this Agreement.

4.4	Capital Stock.

(a) The authorized capital stock of Target consists of (i) 150,000,000 shares of Target Common Stock, of which 101,976,396 shares are issued and outstanding as of January 14, 2011, and (ii) 1,000,000 shares of preferred stock, par value $1.00 per share, none of which are issued and outstanding. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders may vote (“Voting Debt”) of Target are issued or outstanding. Since January 14, 2011, Target has not issued or repurchased any shares of Target Common Stock, preferred stock, Voting Debt or other equity securities of Target or any Equity Rights, other than the issuance of shares of Target Common Stock in connection with the exercise of Target Options or settlement in accordance with their terms that were outstanding on January 14, 2011.

(b) All of the issued and outstanding shares of capital stock of Target are duly and validly issued and outstanding and are fully paid and nonassessable under the TBOC. None of the outstanding shares of capital stock of Target has been issued in violation of any preemptive rights of the current or past shareholders of Target. Upon any issuance of any shares of Target Common Stock in accordance with the terms of the Target Stock Plans, such shares will be duly and validly issued and fully paid and nonassessable under the TBOC.

(c) As of January 14, 2011, no more than 5,224,342 shares of Target Common Stock are subject to outstanding Target Options or other Equity Rights in respect of Target Common Stock (of which no more than

2,615,557 shares of Target Common Stock were reserved for issuance upon the exercise of Warrants). Except as set forth in this Section 4.4, there are no shares of capital stock or other equity securities of Target outstanding and no outstanding Equity Rights relating to the capital stock of Target. Since January 14, 2011, Target has not issued or awarded any Equity Rights.

(d) Except as specifically contemplated by this Agreement, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract or Equity Right for the purchase, subscription or issuance, of any securities of Target.

4.5	Target Subsidiaries.

Target has disclosed in Section 4.5 of its Disclosure Memorandum each of the Target Subsidiaries that is a corporation (identifying its jurisdiction of incorporation) and each of the Target Subsidiaries that is a general or limited partnership, limited liability company, or other non-corporate entity (identifying the Law under which such entity is organized). Target or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Target Subsidiary. No capital stock (or other equity interest) of any Target Subsidiary is or may become required to be issued (other than to another Target Entity) by reason of any Equity Rights, and there are no Contracts by which any Target Subsidiary is bound to issue (other than to another Target Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Target Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Target Subsidiary (other than to another Target Entity). There are no Contracts relating to the rights of any Target Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Target Subsidiary. All of the shares of capital stock (or other equity interests) of each Target Subsidiary held by a Target Entity are fully paid under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the Target Entity free and clear of any Lien. Each Target Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Target Subsidiary is duly qualified or licensed to transact business as a foreign entity in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed. Each Target Subsidiary that is a depository institution is an “insured depository institution” as defined in the Federal Deposit Insurance Act and applicable regulations thereunder, and the deposits in which are insured by the Deposit Insurance Fund to the maximum amount permitted by applicable Law. The Asset Management Subsidiary is registered under the Investment Advisers Act of 1940, as amended.

4.6	SEC Filings; Financial Statements.

(a) Target has timely filed and made available to Buyer all SEC Documents required to be filed by Target since December 31, 2007 (the “Target SEC Reports”). The Target SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Target SEC Reports or necessary in order to make the statements in such Target SEC Reports, in light of the circumstances under which they were made, not misleading. Except for the Asset Management Subsidiary, no Target Subsidiary is required to file any SEC Documents.

(b) Each of the Target Financial Statements (including, in each case, any related notes) contained in the Target SEC Reports, including any Target SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Target and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

(c) Since December 31, 2007, Target and each of its Subsidiaries has had in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Target in its SEC Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to Target’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Target required under the Exchange Act with respect to such reports.

(d) Target and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

4.7	Absence of Undisclosed Liabilities.

No Target Entity has any Liability, except for Liabilities (i) incurred in the ordinary course of business consistent with past practice since September 30, 2010, (ii) incurred in connection with this Agreement and the transactions contemplated hereby, (iii) that are accrued or reserved against in the consolidated balance sheets of Target as of September 30, 2010 included in the Target Financial Statements delivered or filed prior to the date of this Agreement, or (iv) that are not reasonably likely to have a Material Adverse Effect on Target.

4.8	Absence of Certain Changes or Events.

Since December 31, 2009, there has not been a Material Adverse Effect on Target.

4.9	Tax Matters.

(a) All Target Entities have timely filed with the appropriate Taxing authorities all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed, and such Tax Returns are correct and complete in all material respects. None of the Target Entities is the beneficiary of any extension of time within which to file any Tax Return (other than any extensions to file Tax Returns obtained in the ordinary course). All material Taxes of the Target Entities (whether or not shown on any Tax Return) that are due have been fully and timely paid. There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable or for which are being contested in appropriate proceedings) on any of the Assets of any of the Target Entities. No claim has ever been made in writing by an authority in a jurisdiction where any Target Entity does not file a Tax Return that such Target Entity may be subject to Taxes by that jurisdiction.

(b) None of the Target Entities has received any written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any Taxes of any Target Entity or the assets of any Target Entity. None of the Target Entities has waived any statute of limitations in respect of any Taxes or has agreed to any extension of time with respect to a material Tax assessment or deficiency, or has requested any such extension or waiver (other than extensions resulting from extending the time to file Tax Returns obtained in the ordinary course).

(c) Each Target Entity has complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities and has withheld and paid over to such authorities (or is holding for payment) all material amounts of Taxes required to be so withheld and paid over, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor creditor, shareholder or other party, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions of foreign Law.

(d) The unpaid Taxes of each Target Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Target Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Target Entities in filing their Tax Returns.

(e) None of the Target Entities is a party to any Tax indemnity, allocation or sharing agreement (other than any agreement the only parties to which are Target Entities and other than any customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes) and none of the Target Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Target) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law (other than the other members of the consolidated group of which Target is the common parent), or as a transferee or successor.

(f) Since December 31, 2007, or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Internal Revenue Code of which the Merger is also a part, none of the Target Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code.

(g) Target has not been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(1)(A)(ii). None of the Target Entities will be required to include after the Closing any material adjustment in taxable income pursuant to Section 481 of the Internal Revenue Code or any comparable provision under state or foreign Tax Laws as a result of transactions or events occurring prior to the Closing.

4.10	Assets.

Each Target Entity has good and marketable title to those Assets reflected in the latest Target Financial Statements as being owned by such Target Entity or acquired after the date thereof (except Assets sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all Liens, except (a) statutory Liens securing payments not yet due, (b) Liens for real property Taxes not yet due and payable, (c) easements, rights of way, and other similar encumbrances that do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, and (d) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties.

4.11	Intellectual Property.

Each Target Entity owns or has a license to use all of the Intellectual Property used by such Target Entity in the course of its business, including sufficient rights in each copy possessed by each Target Entity. Each Target Entity is the owner of or has a license, with the right to sublicense, to any Intellectual Property sold or licensed to a third party by such Target Entity in connection with such Target Entity’s business operations, and such Target Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Target Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Target threatened, which challenge the rights of any Target Entity with respect to Intellectual Property used, sold or licensed by such Target Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Target Entities does not infringe any Intellectual Property of any other person.

4.12	Environmental Matters.

(a) To the Knowledge of Target, each Target Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws.

(b) To the Knowledge of Target, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Target Entity or any of its Operating Properties or Participation Facilities (or Target in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with or Liability under any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site currently or formerly owned, leased, or operated by any Target Entity or any of its Operating Properties or Participation Facilities, nor is there any reasonable basis for any Litigation of a type described in this sentence.

4.13	Compliance with Laws.

Target is duly registered as a bank holding company under the BHC Act. Each Target Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted and there has occurred no Default under any such Permit. None of the Target Entities:

(a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

(b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business; or

(c) since December 31, 2007, has received any written notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Target Entity is not in compliance with any Laws or Orders, initiating any proceeding or, to the Knowledge of Target, threatening an investigation into the business or operations of Target or any of its Subsidiaries or (ii) requiring any Target Entity to enter into or consent to the issuance of a cease and desist or other order, injunction, formal agreement, directive, commitment, or memorandum of understanding, to become a party to any commitment letter or similar undertaking to or to adopt any board resolution or similar undertaking, that restricts, or by its terms will in the future restrict, the conduct of its business or that in any manner relates to its capital adequacy, its credit or risk management policies, its dividend policy, its management, its business or its operations (each, a “Target Regulatory Agreement”). No Target Entity is subject to a Target Regulatory Agreement. There is no unresolved violation with respect to any report, form, schedule, registration, statement or other document filed by, or relating to any examinations, except for examinations conducted in the regular course of the business of Target, by any such Regulatory Authority of, any Target Entity.

Each Target Entity complies with all Laws applicable to it or its Assets and properties and to the operation of its business.

4.14	Labor Relations.

(a) No Target Entity is the subject of any Litigation asserting that it or any other Target Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or other violation of state or federal labor Law or seeking to compel it or any other Target Entity to bargain with any labor organization or other employee representative as to wages or conditions of employment, nor is any Target Entity party to any collective bargaining agreement or subject to any bargaining order, injunction or other Order relating to Target’s relationship or dealings with its employees, any labor organization or any other employee representative. There is no strike, slowdown, lockout or other job action or labor dispute involving any Target Entity pending or threatened and there have been no such actions or disputes since December 31, 2007. To the Knowledge of Target, since December 31, 2007, there has not been any attempt by any Target Entity employees or any labor organization or other employee representative to organize or certify a collective bargaining unit or to engage in any other union organization activity with respect to the workforce of any Target Entity. The employment of each employee and the engagement of each independent contractor of each Target Entity are terminable at will by the relevant Target Entity without any penalty, liability or severance obligation incurred by any Target Entity.

(b) All of the employees employed in the United States are either United States citizens or are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration Laws and the Laws related to the employment of non-United States citizens applicable in the state in which the employees are employed.

4.15	Employee Benefit Plans.

(a) Target has disclosed in Section 4.15 of its Disclosure Memorandum, and has made available to Buyer prior to the execution of this Agreement, (i) copies of each Employee Benefit Plan currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Target Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries or under which employees, retirees, former employees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the “Target Benefit Plans”) and (ii) a list of each Employee Benefit Plan that is not identified in (i) above (e.g., former Employee Benefit Plans) but for which the Target Entity or ERISA Affiliate has or reasonably could have any obligation or Liability. Any of the Target Benefit Plans which is an “employee pension benefit plan,” as that term is defined in ERISA Section 3(2), is referred to herein as a “Target ERISA Plan.”

(b) Target has made available to Buyer prior to the execution of this Agreement (i) all trust agreements or other funding arrangements for all Target Benefit Plans, (ii) all determination letters, opinion letters, information letters or advisory opinions issued by the United States Internal Revenue Service (“IRS”), the United States Department of Labor (“DOL”) or the Pension Benefit Guaranty Corporation during this calendar year or any of the preceding three calendar years, (iii) annual reports or returns, audited or unaudited financial statements, actuarial reports and valuations prepared for any Target Benefit Plan for the current plan year and the preceding plan year, and (iv) the most recent summary plan descriptions and any material modifications thereto.

(c) Each Target Benefit Plan is in material compliance with the terms of such Target Benefit Plan, in compliance with the applicable requirements of the Internal Revenue Code, ERISA, and any other applicable Laws. Each Target Benefit Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter, or for a prototype plan, opinion letter, from the IRS that is still in effect and applies to the Target ERISA Plan. Target is not aware of any circumstances likely to result in revocation of any such favorable determination or opinion letter.

(d) There are no unresolved claims or disputes under the terms of, or in connection with, the Target Benefit Plans other than claims for benefits which are payable in the ordinary course of business and no action, proceeding, prosecution, inquiry, hearing or investigation has been commenced with respect to any Target Benefit Plan.

(e) To the Knowledge of Target, no “party in interest” (as defined in ERISA Section 3(14)) or “disqualified person” (as defined in Internal Revenue Code Section 4975(e)(2)) of any Target Benefit Plan has engaged in any nonexempt “prohibited transaction” (described in Internal Revenue Code Section 4975(c) or ERISA Section 406).

(f) No Target ERISA Plan is subject to Title IV of ERISA or Internal Revenue Code Section 412 and neither Target nor any of its ERISA Affiliates has within the past six years maintained or contributed to an employee benefit plan that is subject to Title IV of ERISA. No Liability under Title IV of ERISA has been or is expected to be incurred by Target or its ERISA Affiliates. Neither the Target nor any of its ERISA Affiliates has had an “obligation to contribute” (as defined in ERISA Section 4212) to a “multiemployer plan” (as defined in ERISA Sections 4001(a)(3) and 3(37)(A)).

(g) No Target Entity has any Liability for retiree health and life benefits under any of the Target Benefit Plans and there are no restrictions on the rights of such Target Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder except to the extent required under Part 6 of Title I of ERISA or Internal Revenue Code Section 4980B. No Tax under Internal Revenue Code Sections 4980B or 5000 has been incurred with respect to any Target Benefit Plan and no circumstance exists which could give rise to such Taxes.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in conjunction with any other event) could (A) result in any payment including an “excess parachute payment” (within the meaning of Section 280G of the Internal Revenue Code) becoming due to any current or former employee, officer or director of any Target Entity from any Target Entity under any Target Benefit Plan or otherwise, (B) increase or result in the acceleration of any compensation or benefits otherwise payable under any Target Benefit Plan, (C) require the funding of any such benefits (through a grantor trust or otherwise), (D) result in any limitation on the right of any Target Entity to amend, merge, terminate, or allow for the reversion of assets from, any Target Benefit Plan or related trust, or (E) result in payments which would not be deductible under Section 280G of the Internal Revenue Code. No Target Benefit Plan provides for the gross up or reimbursement of Taxes under Section 4999 or Section 409A of the Internal Revenue Code.

4.16	Material Contracts.

None of the Target Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (a) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $150,000, (b) any Contract relating to the borrowing of money by any Target Entity or the guarantee by any Target Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business) in excess of $2,000,000, (c) any Contract which prohibits or restricts any Target Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (d) any Contract between or among Target Entities, (e) any Contract relating to the purchase or sale of any goods or services by a Target Entity (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $500,000 or involving Loans, borrowings or guarantees originated or purchased by any Target Entity in the ordinary course of business), (f) any Contract which obligates any Target Entity (or, following the consummation of the Merger, Buyer or any of its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis, (g) any Contract which requires referrals of business or requires any Target Entity to make available investment opportunities to any person on a priority or exclusive basis, (h) any Contract which grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of any Target Entity, (i) any Contract which limits the payment of dividends by any Target Entity, (j) any Contract pursuant to which any Target Entity has agreed with any third parties to become a member of, manage or control a joint venture, partnership, limited liability company or other similar entity, (k) any Contract pursuant to which any Target Entity has agreed with any third party to a change of control transaction such as an acquisition, divestiture or merger and which contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations) that are still in effect, (l) any Contract which relates to Intellectual Property of Target (including permitting the use of the name “Sterling Bank” or any variant thereof), (m) any Contract between any Target Entity, on the one hand, and (1) any officer or director of any Target Entity, or (2) to the Knowledge of Target, any (x) record or beneficial owner of five percent (5%) or more of the voting securities of Target, (y) Affiliate or family member of any such officer, director or record or beneficial owner or (z) any other Affiliate of Target, on the other hand, except those of a type available to employees of Target generally, or (n) any other Contract or amendment thereto that would be required to be filed as an exhibit to a SEC Report filed by Target with the SEC as of the date of this Agreement (together with all Contracts referred to in Sections 4.11 and 4.15(a), the “Target Contracts”). With respect to each Target Contract: (i) the Contract is valid and binding on the applicable Target Entity, enforceable against it in accordance with its terms in full force and effect and, to the Knowledge of Target, is valid and binding on the other parties thereto; (ii) no Target Entity is in Default thereunder; (iii) no Target Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Target, in Default in any material respect or has repudiated or waived any material provision thereunder. All of the indebtedness of any Target Entity for money borrowed is prepayable at any time by such Target Entity without penalty or premium.

4.17	Derivative Instruments and Transactions.

All Derivative Transactions (as defined below) whether entered into for the account of any Target Entity or for the account of a customer of any Target Entity (a) were entered into in the ordinary course of business consistent with past practice and in accordance with applicable rules, regulations and policies of all applicable Regulatory Authorities, (b) are legal, valid and binding obligations of the Target Entity party thereto and, to the Knowledge of Target, each of the counterparties thereto, and (c) are in full force and effect and enforceable in accordance with their terms. Target or its Subsidiaries and, to the Knowledge of Target, the counterparties to all such Derivative Transactions, have duly performed, in all material respects, their obligations thereunder to the extent that such obligations to perform have accrued. To the Knowledge of Target, there are no material breaches, violations or Defaults or allegations or assertions of such by any party pursuant to any such Derivative Transactions. The financial position of Target and its Subsidiaries on a consolidated basis under or with respect to each such Derivative Transaction has been reflected in the books and records of the Target and such Subsidiaries in accordance with GAAP. For purposes of this Agreement, the term “Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

4.18	Legal Proceedings.

There is no Litigation instituted or pending, or, to the Knowledge of Target, threatened against any Target Entity, or against any director, officer or employee in their capacities as such or Employee Benefit Plan of any Target Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Target Entity. Section 4.18 of its Disclosure Memorandum sets forth a list of all Litigation as of the date of this Agreement to which any Target Entity is a party and which names a Target Entity as a defendant or cross-defendant. Section 4.18 of its Disclosure Memorandum sets forth a list of all Orders to which any Target Entity or any of their Assets is subject.

4.19	Reports.

Since December 31, 2007, each Target Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (other than the SEC). As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.20	Loans; Loan Matters.

(a) Each Loan currently outstanding (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) to Target’s Knowledge, is a legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Each outstanding Loan (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained in accordance with the relevant notes or other credit or security documents, Target’s written underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of Laws.

(c) None of the agreements pursuant to which any Target Entity has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment Default by the obligor on any such Loan.

4.21	State Takeover Laws.

The board of directors of Target has taken all action necessary to exempt this Agreement, the Merger and the transactions contemplated hereby from the restrictions on “business combinations” set forth in Section 21.601 et. seq. of the TBOC, and such action is effective as of the date of this Agreement. No other “business combination,” “fair price,” “moratorium,” “control share acquisition,” “takeover,” “affiliate transaction,” “interested shareholder” or other similar anti-takeover statute or regulation enacted under the Laws of the State of Texas or any other state is applicable to this Agreement or to the transactions contemplated hereby.

4.22	Statements True and Correct.

(a) None of the information supplied or to be supplied by any Target Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

(b) None of the information supplied or to be supplied by any Target Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Target’s shareholders in connection with the Shareholders’ Meeting, and any other documents to be filed by a Target Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Target, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting.

4.23	Tax and Regulatory Matters.

No Target Entity or, to the Knowledge of Target, any Affiliate thereof has taken or agreed to take any action, and Target does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (a) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (b) materially impede or delay receipt of any of the Requisite Regulatory Approvals.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF BUYER

Except as Previously Disclosed, Buyer hereby represents and warrants to Target as follows:

5.1	The Standard.

No representation or warranty of Buyer contained in Article 5 shall be deemed untrue or incorrect, and Buyer shall not be deemed to have breached a representation or warranty, in any case as a consequence or result of the existence or absence of any fact, circumstance, change or event unless such fact, circumstance, change or event, individually or taken together with all other facts, circumstances, changes or events inconsistent with any representation or warranty contained in Article 5 has had or is reasonably likely to have a Material Adverse Effect on Buyer (it being understood that for the purpose of determining the accuracy of such representations and warranties, other than the representation in Section 5.7, all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded); provided, that the foregoing shall not apply to the representations in Sections 5.2(i), 5.3(a), and 5.3(b)(i), which shall be true and correct in all material respects, and the representations and warranties in Section 5.6(iv) and 5.7, which shall be true and correct in all respects.

5.2	Organization, Standing, and Power.

Buyer is (i) a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets, and (ii) is duly qualified or licensed to transact business as a foreign corporation in good standing in the states of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed.

5.3	Authority; No Breach By Agreement.

(a) Buyer has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly, validly and unanimously authorized by the board of directors of Buyer and all necessary corporate action in respect thereof on the part of Buyer has been taken. Assuming the due authorization, execution and delivery by Target, this Agreement represents a legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors’ rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

(b) Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Buyer’s Articles of Incorporation or Bylaws, or

(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Buyer Entity under, any Contract or Permit of any Buyer Entity, or (iii) subject to receipt of the Requisite Regulatory Approvals, constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Buyer Entity or any of their respective material Assets.

(c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, the rules of the NYSE, and Consents required from Regulatory Authorities, and, no notice to, filing with, or Consent of, any public body or authority is necessary for the execution and delivery of this Agreement and consummation by Buyer of the Merger and the other transactions contemplated in this Agreement.

5.4	Capital Stock.

(a) The authorized capital stock of Buyer consists of (i) 325,000,000 shares of Buyer Common Stock, of which 176,539,605 shares are issued and outstanding as of December 31, 2010, and (ii) 10,000,000 shares of Buyer Preferred Stock, of which no shares are issued and outstanding. As of December 31, 2010, no more than 31,007,816 shares of Buyer Common Stock are subject to Buyer Options or other Equity Rights in respect of Buyer Common Stock. Upon any issuance of any shares of Buyer Common Stock in accordance with the terms of the Buyer Stock Plans, such shares will be duly and validly issued and fully paid and nonassessable.

(b) All of the issued and outstanding shares of Buyer Capital Stock are, and all of the shares of Buyer Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the General Corporation Law of the State of Delaware. None of the outstanding shares of Buyer Capital Stock has been, and none of the shares of Buyer Common Stock to be issued in exchange for shares of Target Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Buyer.

(c) Except as set forth in Section 5.4(a), or as provided pursuant to the ESPP, there are no shares of capital stock or other equity securities of Buyer outstanding and no outstanding Equity Rights relating to the capital stock of Buyer.

5.5	SEC Filings; Financial Statements.

(a) Buyer has timely filed and made available to Target all SEC Documents required to be filed by Buyer since December 31, 2007 (together with all such SEC Documents filed, whether or not required to be filed the “Buyer SEC Reports”). The Buyer SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing or, in the case of registration statements, at the effective date thereof) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in light of the circumstances under which they were made, not misleading. Except for Buyer Subsidiaries that are registered as a broker, dealer, or investment adviser, no Buyer Subsidiary is required to file any SEC Documents.

(b) Each of the Buyer Financial Statements (including, in each case, any related notes) contained in the Buyer SEC Reports, including any Buyer SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Buyer and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

(c) Since December 31, 2007, Buyer and each of its Subsidiaries has had in place “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) reasonably designed and maintained to ensure that all information (both financial and non-financial) required to be disclosed by Buyer in its SEC Reports is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to Buyer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the chief executive officer and chief financial officer of Buyer required under the Exchange Act with respect to such reports.

(d) Buyer and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

5.6	Absence of Undisclosed Liabilities.

No Buyer Entity has incurred any Liability, except (i) such Liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2010, (ii) in connection with this Agreement and the transactions contemplated hereby, (iii) such Liabilities that are accrued or reserved against in the consolidated balance sheets of Buyer as of September 30, 2010, included in the Buyer Financial Statements delivered or filed prior to the date of this Agreement, or (iv) as is not reasonably likely to have a Material Adverse Effect on Buyer.

5.7	Absence of Certain Changes or Events.

Since December 31, 2009, there has not been a Material Adverse Effect on Buyer.

5.8	Tax Matters.

(a) All material Taxes of the Buyer Entities (whether or not shown on any Tax Return) have been fully and timely paid. There are no Liens for any material amount of Taxes (other than a Lien for Taxes not yet due and payable or which are being contested in appropriate proceedings) on any of the Assets of the Buyer Entities. No claim has ever been made in writing by an authority in a jurisdiction where any Buyer Entity does not file a Tax Return that such Buyer Entity may be subject to Taxes by that jurisdiction.

(b) None of the Buyer Entities has received any written notice of assessment or proposed assessment in connection with any material amount of Taxes, and there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any Taxes of any Buyer Entity. None of the Buyer Entities has waived any statute of limitations in respect of any Taxes or has agreed to any extension of time with respect to a material Tax assessment or deficiency, or has requested any such extension or waiver (other than extensions resulting from extending the time to file Tax Returns obtained in the ordinary course).

(c) Each Buyer Entity has complied in all material respects with all applicable Laws, rules and regulations relating to the withholding of Taxes and the payment thereof to appropriate authorities and has withheld and paid over to such authorities (or is holding for payment) all material amounts of Taxes required to be so withheld and paid over, including Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor creditor, shareholder or other party, and Taxes required to be withheld and paid pursuant to Sections 1441 and 1442 of the Internal Revenue Code or similar provisions of foreign Law.

(d) The unpaid Taxes of each Buyer Entity (i) did not, as of the most recent fiscal month end, materially exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) for such Buyer Entity and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with past custom and practice of the Buyer Entities in filing their Tax Returns.

(e) Since December 31, 2007, or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Internal Revenue Code of which the Merger is also a part, none of the Buyer Entities was a distributing corporation or a controlled corporation in a transaction intended to be governed by Section 355 of the Internal Revenue Code.

(f) None of the Buyer Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Buyer) or has any Tax Liability of any Person under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law (other than the other members of the consolidated group of which Buyer is the common parent), or as a transferee or successor.

(g) Buyer has not been a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(1)(A)(ii).

5.9	Compliance with Laws.

Buyer is duly registered as a bank holding company under the BHC Act. Each Buyer Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted and there has occurred no Default under any such Permit. None of the Buyer Entities:

(a) is in Default under its Certificate of Incorporation or Bylaws (or other governing instruments); or

(b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business; or

(c) since December 31, 2007, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Buyer Entity is not in compliance with any Laws or Orders, or (ii) requiring any Buyer Entity to enter into or consent to the issuance of a cease and desist order, injunction, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, which restricts materially the conduct of its business.

Each Buyer Entity complies with all Laws applicable to it or its Assets and to the operation of its business.

5.10	Material Contracts.

No Buyer Entity is a party to any Contract or amendment thereto that would be required to be, and has not been, filed as an exhibit to a SEC Report filed by Buyer with the SEC as of the date of this Agreement. With respect to any Contract or amendment thereto required to be filed as an exhibit to a SEC Report filed by Buyer with the SEC: (i) the Contract is in full force and effect; (ii) no Buyer Entity is in Default thereunder; (iii) no Buyer Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Buyer, in Default in any respect or has repudiated or waived any material provision thereunder.

5.11	Legal Proceedings.

There is no Litigation instituted or pending, or, to the Knowledge of Buyer, threatened against any Buyer Entity, or against any director, employee or employee benefit plan of any Buyer Entity, or against any Asset, interest, or right of any of them, nor are there any Orders outstanding against any Buyer Entity.

5.12	Statements True and Correct.

(a) None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Buyer with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading.

(b) None of the information supplied or to be supplied by any Buyer Entity or any Affiliate thereof for inclusion in the Proxy Statement to be mailed to Target’s shareholders in connection with the Shareholders’ Meeting, and any other documents to be filed by any Buyer Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to the shareholders of Target, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders’ Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders’ Meeting.

5.13	Tax and Regulatory Matters.

No Buyer Entity or, to the Knowledge of Buyer, any Affiliate thereof has taken or agreed to take any action, and Buyer does not have any Knowledge of any agreement, plan or other circumstance, that is reasonably likely to (i) prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any of the Requisite Regulatory Approvals.

5.14	Reports.

Since December 31, 2007, each Buyer Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (other than the SEC). As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 6

CONDUCT OF BUSINESS PENDING CONSUMMATION

6.1	Affirmative Covenants of Target.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein, Target shall, and shall cause each of its Subsidiaries to, (a) operate its business only in the usual, regular, and ordinary course, and (b) use its reasonable best efforts to preserve intact its business organization and Assets and maintain its rights and franchises.

6.2	Negative Covenants of Target.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained (which consent shall not be unreasonably withheld, delayed or conditioned), and except as otherwise expressly contemplated herein or as Previously Disclosed, Target covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

(a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Target Entity;

(b) incur or guarantee any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Target Entity to another Target Entity) except in the ordinary course of business consistent with past practices;

(c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under the terms of a Target Benefit Plan in existence on the date hereof), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Target Entity, or declare or pay any dividend or make any other distribution in respect of Target’s capital stock; provided, that Target may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Target Common Stock at a rate not in excess of $.015 per share; and provided, that the last quarterly dividend by Target prior to the Effective Time and the payment thereof shall be coordinated with Buyer so that holders of Target Common Stock do not receive dividends on both Target Common Stock and Buyer Common Stock received in the Merger in respect of such quarter or fail to receive a dividend on either in respect of such quarter;

(d) except for this Agreement, or pursuant to the exercise of stock options or other Equity Rights outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Target Common Stock or any other capital stock of any Target Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right;

(e) adjust, split, combine or reclassify any capital stock of any Target Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Target Common Stock, or sell, lease, mortgage, permit any Lien, or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Target Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Target Entity) or (ii) any material Asset other than in the ordinary course of business or pursuant to Contracts in force at the date of the Agreement and listed on Section 6.2(e) of Target’s Disclosure Memorandum;

(f) purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a Target Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in the ordinary course of business consistent with past practices;

(g) (i) grant any increase in compensation or benefits to the employees or officers of any Target Entity, except for merit-based salary increases for employees other than officers in the ordinary course in accordance with past practice except as required by Law; (ii) pay any (x) severance or termination pay or (y) any bonus, in either case other than as required by written severance policies or written Contracts in effect on the date of this Agreement; (iii) enter into or amend any severance agreements with employees or officers of any Target Entity, other than with respect to any employee or officer with an annual salary of $60,000 or less, the entering into of standard separation agreements in the ordinary course consistent with past practice in connection with the payment of severance under the terms of the Target’s written severance policy as disclosed in Section 7.8 of Target’s Disclosure Memorandum; (iv) grant any increase in fees or other increases in compensation or other benefits to directors of any Target Entity except in the ordinary course of business consistent with past practice; or (v) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of any Target Options or other Equity Rights or restricted stock, or reprice any Target Options or other Equity Rights granted under a Target Stock Plan or authorize cash payments in exchange for any Target Options or other Equity Rights;

(h) enter into or amend any employment Contract between any Target Entity and any Person having a salary thereunder in excess of $60,000 per year (unless such amendment is required by Law) that the Target Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

(i) adopt any new Employee Benefit Plan of any Target Entity or terminate or withdraw from, or make any change in or to, any Target Benefit Plans other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or any change that does not result in a cost increase to Target Entities (other than immaterial administrative costs in connection with the implementation of such change), or make any distributions from such Target Benefit Plans, except as required by Law, the terms of such Target Benefit Plans as in effect on the date hereof or in the ordinary course of business consistent with past practice;

(j) make any significant change in any accounting methods or systems of internal accounting controls, except as required by GAAP;

(k) (i) make, change or revoke any material Tax election, (ii) change any of its methods of accounting for Tax purposes, (iii) settle or compromise any material Tax Liability or any Tax disputes, claims, audits, examinations, or other proceedings, (iv) file any material amended Tax Return or (v) enter into a “closing agreement” described in Section 7121 of the Internal Revenue Code (or any corresponding or comparable provision of state, local or foreign Law);

(l) commence any Litigation other than in the ordinary course of business consistent with past practice, or settle any Litigation (i) involving any Liability of any Target Entity for money damages in excess of $100,000 or materially restricting or otherwise affecting the business or operations of any Target Entity or (ii) relating to the transactions contemplated hereby;

(m) (i) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims or (ii) enter into, modify or amend any Contract of the sort specified in Section 4.16(c) or (f);

(n) enter into any new line of business or change in any material respect its lending, investment, risk and asset-liability management, interest rate or fee pricing with respect to depository accounts, hedging and other material banking or operating policies except as required by Law or by rules or policies imposed by a Regulatory Authority;

(o) (i) without previously notifying and consulting with Buyer, make, or commit to make, any capital expenditures provided for in the capital expenditure budget Previously Disclosed to Buyer or (ii) make, or commit to make, any capital expenditures not provided for in the capital expenditure budget Previously Disclosed to Buyer and in excess of $10,000 individually or $50,000 in the aggregate;

(p) except as required by Law or applicable regulatory authorities, make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, loans;

(q) permit the commencement of any construction of new structures or facilities upon, or purchase or lease any real property in respect of any branch or other facility, or, without previously notifying and consulting with Buyer, make any application to open, relocate or close, or open, relocate or close any branch or other facility;

(r) without previously notifying and consulting with Buyer, except for Loans or commitments for Loans that have previously been approved by Target prior to the date of this Agreement, make or acquire any Loan or issue a commitment (or renew or extend an existing commitment) for any Loan relationship aggregating in excess of $1,000,000, or amend or modify in any material respect any existing Loan relationship, that would result in total credit exposure to the applicable borrower (and its affiliates) in excess of $1,000,000. In the event that Target is required to notify or consult Buyer pursuant to this subsection (r), Target shall provide Buyer with timely notice of the date and time of any committee or other meeting scheduled by Target for purposes of considering any such Loan, together with all information that is provided to members of such committee or other authority regarding such Loan. Buyer shall be invited to have one or more of its representatives attend any such meeting for purposes of consulting with Target on any Loan covered by this subsection (r). If no representative of Buyer attends any such meeting, actions taken by Target at such meeting shall not be subject to any further review by Buyer;

(s) without previously notifying and consulting with Buyer, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or its policies with respect to the classification or reporting of such portfolios; or

(t) agree to take, make any commitment to take, or adopt any resolutions of Target’s board of directors in support of, any of the actions prohibited by this Section 6.2.

6.3	Covenants of Buyer.

From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Buyer shall have been obtained, and except as otherwise expressly contemplated herein or as Previously Disclosed, Buyer covenants and agrees that it shall and shall cause each of its Subsidiaries to (x) operate its business only in the usual, regular, and ordinary course, and (y) use its reasonable best efforts to preserve intact its business organization and Assets and maintain its rights and franchises; provided, that the foregoing shall not prevent any Buyer Entity from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Buyer, desirable in the conduct of the business of Buyer and its Subsidiaries. Buyer further covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of Target, which consent shall not be unreasonably withheld, delayed or conditioned: (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Buyer Entity in a manner that would adversely impact Target or the holders of Target Common Stock or (b) enter into any agreement to acquire or invest in, or make any acquisition of or investment in, any person, or of all or any portion of the assets, business, deposits or properties of any other entity, other than a wholly owned Buyer Subsidiary, by purchase of or other acquisition of stock or other equity interests (other than in a fiduciary capacity in the ordinary course of business consistent with past practice), by merger, consolidation, asset purchase or other business combination, or by formation of any joint venture or other business organization or by contributions to capital (other than by way of foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business), if such acquisition or investment is reasonably likely to result in any of the conditions in Article 8 not being satisfied or materially impair its ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby, except as required by applicable Law or this Agreement.

6.4	Reports.

Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders’ equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material).

6.5	Takeover Laws.

The Parties and their respective boards of directors shall (i) use reasonable best efforts to ensure that no state takeover Law or similar Law is or becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and (ii) if any state takeover Law or similar Law becomes applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement, use reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement, may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement, the Merger and the other transactions contemplated by this Agreement.

ARTICLE 7

ADDITIONAL AGREEMENTS

7.1	Registration Statement; Proxy Statement; Shareholder Approval.

(a) Buyer agrees to prepare and file with the SEC the Registration Statement (including the prospectus of Buyer and proxy solicitation materials of Target constituting a part thereof (the “Proxy Statement”) and all related documents) as promptly as reasonably practicable and in any event within 30 days from the date of this Agreement. Buyer and Target agree to cooperate, and to cause their respective Subsidiaries to cooperate, with the other and its counsel and its accountants in the preparation of the Registration Statement and the Proxy Statement. Each of Buyer and Target agrees to use reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Buyer also agrees to use reasonable best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement. Each of Buyer and Target agrees to furnish to the other party all information concerning itself, its Subsidiaries, officers, directors and stockholders and such other matters as may be reasonably necessary or advisable or as may be reasonably requested in connection with the Registration Statement, Proxy Statement or any other statement, filing, notice or application made by or on behalf of Buyer, Target or their respective Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions contemplated by this Agreement. Target shall have the right to review and consult with Buyer regarding the form of, and any characterization of such information included in, the Registration Statement prior to its being filed with the SEC. Buyer will advise Target, promptly after Buyer receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Buyer Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

(b) Target shall duly call, give notice of, convene and hold a Shareholders’ Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval and adoption of this Agreement (the “Target Shareholder Approval”). Target agrees that its obligations pursuant to this Section 7.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to Target of any Acquisition Proposal or Change in the Target Recommendation. Subject to the provisions of Section 7.2, Target shall, through its board of directors, recommend to its shareholders the approval and adoption of this Agreement (the “Target Recommendation”) and use its reasonable best efforts to obtain the Target Shareholder Approval. Notwithstanding any Change in the Target Recommendation, this Agreement shall be submitted to the shareholders of Target at the Shareholders’ Meeting for the purpose of obtaining the Target Shareholder Approval and nothing contained herein shall be deemed to relieve Target of such obligation.

(c) Except as set forth in Section 7.2, neither the board of directors of Target nor any committee thereof shall withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to Buyer, the Target Recommendation or take any action, or make any public statement, filing or release inconsistent with the Target Recommendation (any of the foregoing being a “Change in the Target Recommendation”); provided that, for the avoidance of doubt, Target may not effect a Change in the Target Recommendation unless it has complied in all material respects with the provisions of Section 7.2(d).

7.2	Acquisition Proposals.

(a) No Target Entity shall, and each Target Entity shall cause its Representatives not to, directly or indirectly (i) solicit, initiate, encourage, knowingly facilitate (including by way of providing information) or induce any inquiry, proposal or offer with respect to, or the making or completion of, any Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to any Acquisition Proposal, (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) any confidential or nonpublic information with respect to or in connection with, an Acquisition Proposal, (iii) take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to an Acquisition Proposal, (iv) approve, endorse or recommend, or propose to approve, endorse or recommend any Acquisition Proposal or any agreement related thereto (other than any confidentiality agreement required by Section 7.2(b)), (v) enter into any agreement contemplating or otherwise relating to any Acquisition Transaction (other than any confidentiality agreement required by Section 7.2(b)), or (vi) propose or agree to do any of the foregoing.

(b) Notwithstanding anything to the contrary in Section 7.2(a), if Target or any of its Representatives receives an unsolicited bona fide written Acquisition Proposal by any Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) at any time prior to the Shareholders Meeting that the board of directors of Target has determined, in its good faith judgment (after consultation with Target’s financial advisors and outside legal counsel) to constitute or to be reasonably likely to result in a Superior Proposal, Target and its Representatives may take any action described in Section 7.2(a)(ii) above to the extent that the board of directors of Target has determined, in its good faith judgment (after consultation with Target’s outside legal counsel), that the failure to take such action would cause it to violate its fiduciary duties under applicable Law; provided, that, prior to providing (or causing to be provided) any confidential or nonpublic information or data permitted to be provided pursuant to this sentence, Target has obtained from such Person or “Group” an executed confidentiality agreement containing terms no less favorable to Target than, the terms of the Target Confidentiality Agreement.

(c) As promptly as practicable (but in no event more than 24 hours) following receipt of any Acquisition Proposal or any request for nonpublic information or inquiry that would reasonably be expected to lead to any Acquisition Proposal, Target shall advise Buyer in writing of the receipt of any Acquisition Proposal, request or inquiry and the terms and conditions of such Acquisition Proposal, request or inquiry, shall promptly provide to Buyer a written summary of the material terms of such Acquisition Proposal, request or inquiry (including the identity of the Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) making the Acquisition Proposal and shall keep Buyer promptly apprised of any related developments, discussions and negotiations (including providing Parent with a copy of all material documentation and correspondence relating thereto) on a current basis. Target agrees that it shall simultaneously provide to Buyer any confidential or nonpublic information concerning Target that may be provided (pursuant to Section 7.2(b)) to any other Person or “Group” in connection with any Acquisition Proposal which has not previously been provided to Buyer.

(d) Notwithstanding anything herein to the contrary, at any time prior to the Shareholders’ Meeting, if Target has received a Superior Proposal (after giving effect to the terms of any revised offer by Buyer pursuant to this Section 7.2(d)), the board of directors of Target may, in connection with such Superior Proposal, make a Change in the Target Recommendation, if and only to the extent that the board of directors of Target has determined in good faith, after consultation with outside counsel, that the failure to take such action would cause it to violate its fiduciary duties under applicable Law; provided, that the board of directors of Target may not effect a Change in the Target Recommendation unless:

(i) Target shall have received an unsolicited bona fide written Acquisition Proposal and the board of directors of Target shall have concluded in good faith that such Acquisition Proposal is a Superior Proposal, after taking into account any amendment or modification to this Agreement agreed to by Buyer;

(ii) Target shall have provided prior written notice to Buyer at least three (3) calendar days in advance (the “Notice Period”) of taking such action, which notice shall advise Buyer that the board of directors of Target has received a Superior Proposal, specify the material terms and conditions of such Superior Proposal (including the identity of the Person or “Group” (as such term is defined in Section 13(d) under the Exchange Act) making the Superior Proposal);

(iii) during the Notice Period, Target shall, and shall cause its financial advisors and outside counsel to, negotiate with Buyer in good faith (to the extent Buyer desires to so negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Superior Proposal ceases to constitute a Superior Proposal; and

(iv) the board of directors of Target shall have concluded in good faith that, after considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered or agreed to by Buyer, if any, that such Acquisition Proposal continues to constitute a Superior Proposal.

If during the Notice Period any revisions are made to the Superior Proposal and such revisions are material, Target shall deliver a new written notice to Buyer and shall comply with the requirements of this Section 7.2(d) with respect to such new written notice, except that the new Notice Period shall be two (2) calendar days. In the event the board of directors of Target does not make the determination referred to in clause (iv) of this paragraph and thereafter seeks to effect a Change in the Target Recommendation, the procedures referred to above shall apply anew and shall also apply to any subsequent Change in the Target Recommendation.

(e) Target and its Subsidiaries shall, and shall cause their respective Representatives to, (i) immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal; (ii) request the prompt return or destruction of all confidential information previously furnished in connection therewith; and (iii) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Acquisition Proposal to which it or any Target Entity or Representative is a party, and enforce the provisions of any such agreement.

(f) Nothing contained in this Agreement shall prevent Target or its board of directors from issuing as “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal or from making any disclosure to Target shareholders if Target’s board of directors (after consultation with outside counsel) concludes that its failure to do so would cause it to violate its fiduciary duties under applicable Law; provided, that such Rules will in no way eliminate or modify the effect that any action pursuant to such Rules would otherwise have under this Agreement.

7.3	Exchange Listing.

Buyer shall use its reasonable best efforts to list, prior to the Effective Time, on the NYSE, subject to official notice of issuance, the shares of Buyer Common Stock to be issued to the holders of Target Common Stock pursuant to the Merger, and Buyer shall give all notices and make all filings with the NYSE required in connection with the transactions contemplated herein.

7.4	Consents of Regulatory Authorities.

(a) Buyer and Target and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement. Buyer shall use its reasonable best efforts to resolve objections, if any, which may be asserted with respect to the Merger under any applicable Law, regulation or decree, including agreeing to divest any assets, deposits, lines of business or branches. Each of Buyer and Target shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties hereto agrees to act reasonably and as promptly as practicable. Each Party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby, including advising the other Party upon receiving any communication from a Regulatory Authority the consent or approval of which is required for the consummation of the Merger and the other transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any required consent or approval from a Governmental Authority will not be obtained or that the receipt of such consent or approval may be materially delayed (a “Regulatory Communication”). Upon the receipt of a Regulatory Communication, without limiting the scope of the foregoing paragraphs, each Party shall, to the extent permitted by applicable Law (i) promptly advise the other Party of the receipt of any substantive communication from a Regulatory Authority with respect to the transactions contemplated hereby, (ii) provide the other Party with a reasonable opportunity to participate in the preparation of any response thereto and the preparation of any other substantive submission or communication to any Regulatory Authority with respect to the transactions contemplated hereby and to review any such response, submission or communication prior to the filing or submission thereof, and (iii) provide the other Party with the opportunity to participate in any meetings or substantive telephone conversations that such Party or its Subsidiaries or their respective Representatives may have from time to time with any Regulatory Authority with respect to the transactions contemplated by this Agreement.

(b) Each Party agrees, upon request, to furnish the other Party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other Party or any of its Subsidiaries to any Regulatory Authority.

7.5	Investigation and Confidentiality.

(a) Prior to the Effective Time, each Party shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the ability of such Party to rely on the representations and warranties of the other Party.

(b) All information obtained by the Parties pursuant to this Section shall be kept confidential in accordance with the Confidentiality Agreements.

7.6	Press Releases.

Target and Buyer agree that no press release or other public disclosure related to this Agreement or any other transaction contemplated hereby shall be issued by either Party (or its Affiliates) without the prior written consent of the other Party (which consent shall not be unreasonably withheld, delayed or conditioned); provided, that nothing in this Section shall be deemed to prohibit any Party from making any press release or other public disclosure required by Law or the rules or regulations of any United States or non United States securities exchange, in which case the Party required to make the release or disclosure shall use its reasonable best efforts to allow the other Party reasonable time to comment on such release or disclosure in advance of the issuance thereof. The Parties have agreed upon the form of a joint press release announcing the execution of this Agreement.

7.7	Tax Treatment.

(a) Each of the Parties intends, and undertakes and agrees to use its reasonable best efforts to cause the Merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and to take no action that could reasonably be expected to prevent the Merger from so qualifying. The Parties shall cooperate and use their reasonable best efforts in order to obtain the Tax opinions of Wachtell, Lipton, Rosen & Katz, counsel to Buyer, and DLA Piper LLP (US), counsel to Target, described in Sections 8.2(d) and 8.3(d), respectively. The Parties adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and for purposes of Sections 354 and 361 of the Internal Revenue Code.

(b) Unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code, each of Buyer and Target shall report the Merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code and shall not take any inconsistent position therewith in any Tax Return.

7.8	Employee Benefits and Contracts.

(a) Following the Effective Time, except as contemplated by this Agreement, Buyer shall provide generally to officers and employees of the Target Entities as of the Effective Time (“Affected Employees”) employee benefits under employee benefit and welfare plans (other than any frozen or grandfathered plans, which includes the Buyer Entities’ defined benefit pension plans and retiree medical plans), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Buyer Entities to their similarly situated officers and employees; provided, that until such time as Buyer shall cause Affected Employees to participate in the applicable benefit plans of the Buyer Entities, an Affected Employee’s continued participation in the benefit plans of the Target Entities shall be deemed to satisfy the foregoing provisions of this sentence (it being understood that participation in the Buyer plans may commence at different times with respect to each Buyer plan); provided, further, that, for a period of 12 months after the Effective Time, Buyer shall provide generally to Affected Employees (other than any such officers or employees who are party to an individual agreement that provides for severance benefits) severance benefits in accordance with the severance policy of Target as disclosed in Section 7.8 of its Disclosure Memorandum. For purposes of participation, vesting and benefit accrual under Buyer’s employee benefit plans, the service of the Affected Employees prior to the Effective Time shall be treated as service with a Buyer Entity participating in such employee benefit plans to the same extent each such Affected Employee was entitled to service credit under a similar Target Benefit Plan; provided that such service credit shall not be provided (x) under any defined benefit pension plans or retiree medical plans or programs of Buyer and its Affiliates or with respect to the level of allocations to any retirement plans of Buyer and its Affiliates, (y) if it would result in a duplication of benefits or (z) with respect to any frozen or grandfathered Employee Benefit Plan of Buyer or its Affiliates or newly established Employee Benefit Plans of Buyer or its Affiliates that do not provide credit for past service to similarly situated employees of Buyer or its Affiliates.

(b) Buyer shall assume and honor the obligations of Target and its Subsidiaries under all employment, severance, consulting, retirement and other compensation Contracts disclosed in Section 7.8(b) of its Disclosure Memorandum between any Target Entity and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Target Benefit Plans, in accordance with their terms; provided, that for purposes of determining the “highest annual bonus amount” (or other term, provision or concept of similar import) during the relevant look back period in such Contracts, Buyer agrees that it shall take into account all bonuses paid by Target or its Subsidiaries to the relevant officer or employee since January 1, 2008 when making such determination. Buyer hereby acknowledges that the Merger shall constitute a “change in control” (or concept of similar import) in accordance with the provisions of the employment, severance, consulting, retirement and other compensation Contracts of Target and the other Target Benefit Plans. Except as set forth in this Section 7.8, Buyer shall, after consummation of the Merger, pay all amounts provided under such Target Benefit Plans and Contracts as a result of a change in control of Target, as applicable, in accordance with their respective terms, and to honor all rights and privileges under any such Target Benefit Plans which become effective as a result of such change in control.

(c) Prior to the Effective Time, if requested by Buyer in writing in advance of the Effective Time, Target shall take all necessary action, including the adoption of resolutions and/or plan amendments, to terminate the Target 401(k) Plan effective immediately prior to the Effective Time. If Buyer makes such a request to terminate the Target 401(k) Plan, Target shall provide Buyer with a copy of the resolutions and/or plan amendments evidencing that the Target 401(k) Plan has been terminated in accordance with its terms.

(d) Without limiting the generality of Section 10.8, the provisions of this Section 7.8 are solely for the benefit of the parties to this Agreement and no current or former employee, officer, director or independent contractor or any other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement. Nothing in this Agreement shall be construed as an amendment to any Target Benefit Plan or other Employee Benefit Plan for any purpose. No provision of this Agreement shall create any right in any employee or officer of a Target Entity to continued employment by any Buyer Entity, or preclude the ability of any Buyer Entity to terminate the employment of any employee or officer for any reason.

7.9	Indemnification.

(a) For a period of six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Target Entities (each, an “Indemnified Party”) against all Liabilities arising out of actions or omissions arising out of the Indemnified Party’s service or services as directors, officers, employees or agents of Target or, at Target’s request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under state Law and by Target’s Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation, and whether or not any Buyer Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between the Surviving Corporation and the Indemnified Party.

(b) The Surviving Corporation shall use its reasonable best efforts (and Target shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of six years after the Effective Time Target’s existing directors’ and officers’ liability insurance policy (provided that the Surviving Corporation may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or (ii) with the consent of Target given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that in no event shall the Surviving Corporation be obligated to make aggregate annual premium payments for such six-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Target’s directors and officers, 350% of the annual premium payments on Target’s current policy in effect as of the date of this Agreement (the “Maximum Amount”). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, the Surviving Corporation shall use its reasonable best efforts to maintain the most advantageous policies of directors’ and officers’ liability insurance obtainable for a premium equal to the Maximum Amount. In lieu of the foregoing, Buyer, or Target with the prior written consent of Buyer (not to be unreasonably withheld), may obtain on or prior to the Effective Time, a six-year “tail” prepaid policy providing equivalent coverage to that described in this Section 7.9(b).

(c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section, upon learning of any such Liability or Litigation, shall promptly notify the Surviving Corporation thereof. In the event of any such Litigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and in no event shall the Surviving Corporation be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction; (ii) the Indemnified Parties will cooperate in the defense of any such Litigation; and (iii) in no event shall the Surviving Corporation be liable for any settlement effected without its prior written consent; and provided, further, that in no event shall the Surviving Corporation have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law. If the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger, or if the Surviving Corporation (or any successors or assigns) shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.9.

(d) If the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section.

(e) The provisions of this Section 7.9 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and Representatives.

7.10	Advisory Contracts Consents.

As promptly as practicable after the date hereof, Target shall, or shall cause the Asset Management Subsidiary to, cause the Advisory Clients to be informed of the transactions contemplated by this Agreement and to seek to obtain their consent thereto. Unless written consent is required by the terms of such advisory contracts, Buyer agrees that Target and the Asset Management Subsidiary may satisfy this obligation, to the extent permitted by applicable Law, by providing such Advisory Clients with the notice contemplated by the first sentence of this Section 7.10 and obtaining such Advisory Clients’ implied consent by informing such Advisory Clients of the Asset Management Subsidiary’s intention to continue the advisory services pursuant to the Company’s and the Asset Management Subsidiary’s existing contracts with such clients, subject to such Advisory Client’s right to terminate such contracts within 60 days of receipt of such notice, provided that each such Advisory Client’s consent will be implied if it continues to accept the advisory services without rejection prior to expiration of such specified sixty-day period.

ARTICLE 8

CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

8.1	Conditions to Obligations of Each Party.

The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 10.6:

(a) Shareholder Approval. The shareholders of Target shall have adopted and approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of NASDAQ.

(b) Regulatory Approvals. (i) All regulatory approvals from the Federal Reserve and the TDB, and (ii) any other regulatory approvals or consents contemplated by Sections 4.3(c) and 5.3(c) the failure of which to obtain would reasonably be expected to have a Material Adverse Effect on Buyer or Target, in each case required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”).

(c) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

(d) Registration Statement. The Registration Statement shall be effective under the Securities Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing.

(e) Exchange Listing. The shares of Buyer Common Stock issuable pursuant to the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

8.2	Conditions to Obligations of Buyer.

The obligations of Buyer to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Buyer pursuant to Section 10.7(a):

(a) Representations and Warranties. For purposes of this Section 8.2(a), the accuracy of the representations and warranties of Target set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Target (i) set forth in Sections 4.4(a), 4.4(c), 4.7(iv) and Section 4.8 shall be true and correct in all respects (except for inaccuracies in Section 4.4(a) and 4.4(c) which are de minimis in amount), (ii) set forth in Sections 4.2(i), 4.3(a), 4.3(b)(i) and 4.21 shall be true and correct in all material respects, and (iii) subject to the standard set forth in Section 4.1, the representations and warranties set forth in each other section in Article 4 shall be true and correct in all respects.

(b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Target to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates. Target shall have delivered to Buyer (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as relates to Target and in Sections 8.2(a) and 8.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Target’s board of directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Buyer and its counsel shall request.

(d) Tax Opinion. Buyer shall have received a written opinion of its counsel, Wachtell, Lipton, Rosen & Katz, dated as of the Closing Date, to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such opinion, such counsel shall be entitled to require and rely upon customary representations of officers of Target and Buyer reasonably satisfactory in form and substance to such counsel.

8.3	Conditions to Obligations of Target.

The obligations of Target to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Target pursuant to Section 10.7(b):

(a) Representations and Warranties. For purposes of this Section 8.3(a), the accuracy of the representations and warranties of Buyer set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Buyer (i) set forth in Sections 5.6(iv) and 5.7 shall be true and correct in all respects, (ii) set forth in Sections 5.2(i), 5.3(a), and 5.3(b)(i) shall be true and correct in all material respects, and (iii) subject to the standard set forth in Section 5.1, the representations and warranties set forth in each other section in Article 5 shall be true and correct in all respects.

(b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of Buyer to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

(c) Certificates. Buyer shall have delivered to the Target (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 8.1 as relates to Buyer and in Sections 8.3(a) and 8.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Buyer’s board of directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Target and its counsel shall request.

(d) Tax Opinion. Target shall have received a written opinion of its counsel, DLA Piper LLP (US), dated as of the Closing Date, to the effect that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. In rendering such opinion, such counsel shall be entitled to require and rely upon customary representations of officers of Target and Buyer reasonably satisfactory in form and substance to such counsel.

ARTICLE 9

TERMINATION

9.1	Termination.

Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Target, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

(a) By mutual written agreement of Buyer and Target;

(b) By either Party in the event (i) any Regulatory Authority has denied a Requisite Regulatory Approval and such denial has become final and nonappealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(i) shall have used its reasonable best efforts to contest, appeal and change such denial; or (ii) any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger shall have become final and nonappealable, provided that the Party seeking to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall have used its reasonable best efforts to contest, appeal and remove such Law or Order;

(c) By either Party in the event that the Merger shall not have been consummated by November 30, 2011, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 9.1(c);

(d) By Buyer in the event that the board of directors of Target has (i) failed to recommend to the shareholders of Target that they give the Target Shareholder Approval, (ii) effected a Change in the Target Recommendation, whether or not permitted by the terms hereof or (iii) knowingly and materially breached its obligations under Section 7.1(b) or 7.2 hereof;

(e) By Target in the event that there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Buyer, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.3, and which is not cured within 45 days following written notice to Buyer or by its nature or timing cannot be cured within such time period (provided that Target is not then in breach, in any material respect, any of its material covenants or agreements contained in this Agreement); or

(f) By Buyer in the event that there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Target, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 8.2, and which is not cured within 45 days following written notice to Target or by its nature or timing cannot be cured within such time period (provided that Buyer is not then in breach, in any material respect, any of its material covenants or agreements contained in this Agreement); or

(g) By either Party in the event that the shareholders of Target fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders’ Meeting where such matters were presented to such shareholders for approval and voted upon.

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e), (f) or (g) of this Section 9.1 shall give written notice of such termination to the other party in accordance with Section 10.9, specifying the provision or provisions hereof pursuant to which such termination is effected.

9.2	Effect of Termination.

In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 9.2, Section 7.5, and Article 10, shall survive any such termination and abandonment, and (ii) no such termination shall relieve the breaching Party from Liability resulting from any knowing breach by that Party of this Agreement.

9.3	Non-Survival of Representations and Covenants.

The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 9.3, Section 7.9, Section 10.8 and those other covenants and agreements that by their terms apply or are to be performed in whole or in part after the Effective Time.

ARTICLE 10

MISCELLANEOUS

10.1	Definitions.

(a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

    “Acquisition Agreement” means any letter of intent, agreement in principle, memorandum of understanding, merger agreement, asset or share purchase or share exchange agreement, option agreement or other similar agreement related to any Acquisition Proposal.

    “Acquisition Proposal” means any proposal, offer, inquiry, or indication of interest (whether binding or non-binding, and whether communicated to Target or publicly announced to Target’s shareholders) by any Person (other than Buyer or any of its Affiliates) relating to an Acquisition Transaction involving Target or any of its present or future consolidated Subsidiaries, or any combination of such Subsidiaries, the assets of which constitute 20% or more of the consolidated assets of Target as reflected on Target’s consolidated statement of condition prepared in accordance with GAAP.

    “Acquisition Transaction” means any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (i) any acquisition (whether direct or indirect, including by way of merger, share exchange, consolidation, business combination, consolidation or similar transaction) or purchase from Target by any Person or “Group” (other than Buyer or any of its Affiliates) of 20% or more in interest of the total outstanding voting securities of Target or any of its Subsidiaries, or any tender offer or exchange offer that if consummated would result in any Person or “Group” (other than Buyer or any of its Affiliates) beneficially owning 20% or more in interest of the total outstanding voting securities of Target or any of its Subsidiaries, or any merger, consolidation, business combination or similar transaction involving Target pursuant to which the shareholders of Target immediately preceding such transaction hold less than 80% of the equity interests in the surviving or resulting entity (which includes the parent corporation of any constituent corporation to any such transaction) of such transaction; (ii) any sale or lease or exchange, transfer, license, acquisition or disposition of a business, deposits or assets that constitute 20% or more of the assets, business, revenues, net income, assets or deposits of Target; or (iii) any liquidation or dissolution of Target.

    “Advisory Clients” means each of the advisory and sub-advisory clients (whether or not Affiliated with Target) of the Asset Management Subsidiary.

    “Affiliate” of a Person means: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

    “Asset Management Subsidiary” means MBM Advisors, Inc.

    “Assets” of a Person means all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person’s business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

    “BHC Act” means the federal Bank Holding Company Act of 1956, as amended.

    “Book-Entry Shares” means a non-certificated share of Target Common Stock represented by book-entry.

    “Buyer Capital Stock” means, collectively, the Buyer Common Stock, the Buyer Preferred Stock and any other class or series of capital stock of Buyer.

    “Buyer Common Stock” means the $5.00 par value common stock of Buyer.

    “Buyer Entities” means, collectively, Buyer and all Buyer Subsidiaries.

    “Buyer Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of Buyer as of September 30, 2010, and as of December 31, 2009 and 2008, and the related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the quarter ended September 30, 2010, and for each of the three fiscal years ended December 31, 2009, 2008, and 2007, as filed by Buyer in SEC Documents, and (ii) the consolidated statements of condition of Buyer (including related notes and schedules, if any) and related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to most recent quarter end.

    “Buyer Options” means each option or other Equity Right to purchase shares of Buyer Common Stock pursuant to stock options or stock appreciation rights.

    “Buyer Preferred Stock” means the preferred stock without par value of Buyer.

    “Buyer Stock Plans” means the existing stock option and other stock-based compensation plans of Buyer in effect as of the date of this Agreement.

    “Buyer Subsidiaries” means the Subsidiaries of Buyer, which shall include any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Buyer in the future and held as a Subsidiary by Buyer at the Effective Time.

    “Closing Date” means the date on which the Closing occurs.

    “Confidentiality Agreements” means those certain Confidentiality Agreements, dated December 6, 2010 (the “Target Confidentiality Agreement”) and January 14, 2011, each between Target and Buyer.

    “Consent” means any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

    “Contract” means any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, license, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

    “Default” means (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

    “Disclosure Memorandum” of a Party means a letter delivered by such Party to the other Party prior to the date of this Agreement, setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Articles 4 and 5 or to one or more of its covenants contained in this Agreement; provided, that (a) no such item is required to be set forth in a Disclosure Memorandum as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect and (b) the mere inclusion of an item in a Disclosure Memorandum as an exception to a representation or warranty shall not be deemed an admission by a Party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect on the Party making the representation or warranty.

    “Employee Benefit Plan” means each pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, employment, consulting, share purchase, severance pay, bonus, retention, change in control or other incentive plan, medical, vision, dental or other health plan, any life insurance plan, flexible spending account, cafeteria plan, vacation, holiday, disability or any other employee benefit plan or fringe benefit plan, including any “employee benefit plan,” as that term is defined in Section 3(3) of ERISA and any other plan, fund, policy, program, agreement, practice, custom, understanding or arrangement providing compensation or other benefits, whether or not such Employee Benefit Plan is or is intended to be (i) covered or qualified under the Internal Revenue Code, ERISA or any other applicable Law, (ii) written or oral, (iii) funded or unfunded, (iv) actual or contingent or (v) arrived at through collective bargaining or otherwise.

    “Environmental Laws” means all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. (“CERCLA” ), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. (“RCRA” ), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

    “Equity Rights” means all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

    “ERISA Affiliate” means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

    “Expenses” means all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by Buyer or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Registration Statement, any filings made in connection with the Requisite Regulatory Approvals and all other matters related to the Closing and the other transactions contemplated by this Agreement.

    “Federal Reserve” means the Board of Governors of the Federal Reserve System or a Federal Reserve Bank acting under the appropriately delegated authority thereof, as applicable.

    “GAAP” means U.S. generally accepted accounting principles, consistently applied during the periods involved.

    “Hazardous Material” means (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil, asbestos-containing materials and any polychlorinated biphenyls.

    “Intellectual Property” means copyrights, patents, trademarks, service marks, service names, trade names, domain names, together with all goodwill associated therewith, registrations and applications therefor and any renewals or extensions thereof; technology rights and licenses, computer software and programs (including any source or object codes therefor or documentation relating thereto), databases and compilations (including any and all collections of data), trade secrets, franchises, know-how, inventions, discoveries and ideas, whether patentable or not, in any jurisdiction, and other intellectual property or proprietary rights.

    “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

    “Knowledge” or “knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means the personal knowledge of the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person and the knowledge of any such Persons obtained or which would have been obtained from a reasonable investigation.

    “Law” means any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

    “Liability” means any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

    “Lien” means any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for Taxes not yet due and payable or which are being contested in good faith, and (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

    “Litigation” means any action, arbitration, cause of action, lawsuit, claim, complaint, criminal prosecution, governmental or other examination or investigation, audit (other than regular audits of financial statements by outside auditors), compliance review, inspection, hearing, administrative or other proceeding relating to or affecting a Party, its business, its records, its policies, its practices, its compliance with Law, its actions, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

    “Loans” means any written loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, guarantees and interest bearing assets).

    “Material” or “material” for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

    “Material Adverse Effect” means with respect to any Party, any fact, circumstance, event, change, effect, development or occurrence that, individually or in the aggregate together with all other facts, circumstances, events, changes, effects, developments or occurrences, directly or indirectly, has had or would reasonably be expected to result in a material adverse effect on the financial condition, results of operations or business of such Party and its Subsidiaries taken as a whole; provided, that a “Material Adverse Effect” shall not be deemed to include effects to the extent resulting from (A) changes after the date of this Agreement in GAAP or regulatory accounting requirements, (B) changes after the date of this Agreement in Laws of general applicability to companies in the financial services industry, (C) changes after the date of this Agreement in global, national or regional political conditions or general economic or market conditions in the United States or any state or territory thereof, including changes in prevailing interest rates, credit availability and liquidity, currency exchange rates, and price levels or trading volumes in the United States or foreign securities markets affecting other companies in the financial services industry, (D) after the date of this Agreement, general changes in the credit markets or general downgrades in the credit markets, (E) failure, in and of itself, to meet earnings projections or internal financial forecasts, but not including any underlying causes thereof unless separately excluded hereunder, or changes in the trading price of a Party’s common stock, in and of itself, but not including any underlying causes unless separately excluded hereunder, (F) the public disclosure of this Agreement and the impact thereof on relationships with customers or employees, (G) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, or (H) actions or omissions taken with the prior written consent of the other Party hereto or expressly required by this Agreement; except, with respect to clauses (A), (B), (C), (D) and (G), to the extent that the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate).

    “NASDAQ” means the NASDAQ Global Select Market.

    “NYSE” means the New York Stock Exchange, Inc.

    “Operating Property” means any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

    “Order” means any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

    “Participation Facility” means any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

    “Party” means any of Target or Buyer, and “Parties” means Target and Buyer.

    “Permit” means any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

    “Person” means a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, limited liability partnership, trust, business association, group acting in concert, or any person acting in a Representative capacity.

    “Previously Disclosed” by a Party means information set forth in its Disclosure Memorandum or information set forth in its SEC Documents publicly available prior to the date hereof, but excluding disclosures in the “Risk Factors” or “Forward Looking Statements” sections thereof or any other disclosure included in such SEC Documents that is cautionary, predictive or forward-looking in nature.

    “Proxy Statement” means the proxy statement used by Target to solicit the approval of its shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Buyer relating to the issuance of the Buyer Common Stock to holders of Target Common Stock.

    “Registration Statement” means the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Buyer under the Securities Act with respect to the shares of Buyer Common Stock to be issued to the shareholders of Target in connection with the transactions contemplated by this Agreement.

    “Regulatory Authorities” means, collectively, the SEC, the NYSE, NASDAQ, the Federal Reserve, the TDB , the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including taxing and self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

    “Representative” means, with respect to any Person, any officer, director, employee, investment banker, financial advisor, attorney, accountant, consultant, or other representative or agent of or engaged by such Person.

    “SEC” means the United States Securities and Exchange Commission.

    “SEC Documents” means all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

    “Securities Act” means the Securities Act of 1933, as amended.

    “Securities Laws” means the Securities Act, the Exchange Act, the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

    “Shareholders’ Meeting” means the meeting of the shareholders of Target to be held pursuant to Section 7.1, including any adjournment or adjournments thereof.

    “Subsidiaries” means all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

    “Superior Proposal” means any bona fide written Acquisition Proposal with respect to which the board of directors of Target determines in its good faith judgment to be more favorable from a financial point of view to Target’s shareholders than the Merger and to be reasonably capable of being consummated on the terms proposed, after (i) receiving the advice of outside counsel and a financial advisor (which shall be a nationally recognized investment banking firm) and (ii) taking into account all relevant factors (including the likelihood of consummation of such transaction on the terms set forth therein; any proposed changes to this Agreement that may be proposed by Buyer in response to such Acquisition Proposal; and all legal (with the advice of outside counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal (including any expense reimbursement provisions and conditions to closing)); provided, that for purposes of the definition of “Superior Proposal,” the references to “20%” and “80%” in the definitions of Acquisition Proposal and Acquisition Transaction shall be deemed to be references to “50%”.

    “Surviving Corporation” means Buyer as the surviving corporation resulting from the Merger.

    “Target Common Stock” means the $1.00 par value common stock of Target.

    “Target Entities” means, collectively, Target and all Target Subsidiaries.

    “Target Financial Statements” means (i) the consolidated statements of condition (including related notes and schedules, if any) of Target as of September 30, 2010, and as of December 31, 2009 and 2008, and the related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) for the quarter ended September 30, 2010, and for each of the fiscal years ended December 31, 2009, 2008, and 2007, as filed by Target in SEC Documents, and (ii) the consolidated statements of condition of Target (including related notes and schedules, if any) and related statements of operations, changes in shareholders’ equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to most recent quarter end.

    “Target Stock Plans” means the existing stock option and other stock-based compensation plans of Target designated as follows: the 1994 Stock Incentive Plan, as amended, the 1995 Non-Employee Director Stock Compensation Plan and the Amended and Restated Target 2003 Stock Incentive and Compensation Plan.

    “Target Subsidiaries” means the Subsidiaries of Target, which shall include the Target Subsidiaries described in Section 4.5 and any corporation, bank, savings association, limited liability company, limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Target in the future and held as a Subsidiary by Target at the Effective Time.

    “Tax” or “Taxes” means any federal, state, county, local, or foreign taxes, or, to the extent in the nature of a tax, any charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, recording license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, commercial rent, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

      “Tax Return” means any report, return, information return, or other document (including any amendments, schedules or attachments thereto) required to be supplied to a Regulatory Authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

    “TDB” means the Texas Department of Banking.

10.2	Referenced Sections.

The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

Definition	Page
Affected Employees	28
Agreement	1
Assumed Stock Option	3
Buyer	1
Buyer SEC Reports	17
CERCLA	36
Certificates	5
Change in the Target Recommendation	24
Closing	1

Definition	Page
Delaware Certificate	1
Derivative Transaction	14
DGCL	1
DOL	12
Effective Time	1
ESPP	4
Exchange Agent	4
Exchange Ratio	2
Indemnified Party	29
IRS	12
Maximum Amount	29
Merger	1
Notice Period	26
Proxy Statement	24
RCRA	36
Regulatory Communication	27
Requisite Regulatory Approvals	31
Target	1
Target Benefit Plans	12
Target Contracts	14
Target ERISA Plan	12
Target Insiders	4
Target Option	3
Target Phantom Unit	3
Target Recommendation	24
Target Regulatory Agreement	11
Target SEC Reports	8
Target Shareholder Approval	24
TBOC	1
Termination Fee	41
Texas Certificate	1
Voting Debt	7
Warrant	4

(a) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” The words “hereby,” “herein,” “hereof,” “hereunder” and similar terms refer to this Agreement as a whole and not to any specific Section.

10.3	Expenses and Fees.

(a) Except as otherwise provided in this Section 10.3, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Proxy Statement.

(b)	Notwithstanding the foregoing, if:

(i) Buyer terminates this Agreement pursuant to Section 9.1(d), then Target shall pay to Buyer in same-day funds immediately upon delivery of the written notice of termination required by Section 9.1 an amount equal to $40,000,000 (the “Termination Fee”); or

(ii) either Target or Buyer terminates this Agreement pursuant to Section 9.1(c) (without the Target shareholders having adopted and approved this Agreement) or Section 9.1(g), or Buyer terminates this Agreement pursuant to Section 9.1(f) (as a result of a volitional breach by Target), and, in any case, prior to such termination, there has been publicly announced an Acquisition Proposal, then Target shall pay to Buyer in same-day funds immediately upon delivery of the written notice of termination required by Section 9.1 an amount equal to Buyer’s Expenses, not to exceed $3,000,000. If within twelve months of such termination Target shall either (A) consummate an Acquisition Transaction or (B) enter into an Acquisition Agreement with respect to an Acquisition Transaction, whether or not such Acquisition Transaction is subsequently consummated (but changing, in the case of (A) and (B), the references to the 20% and 80% amounts in the definition of Acquisition Transaction to 50%), then Target shall pay to Buyer in same-day funds on or prior to the earlier of the date of consummation of such Acquisition Transaction or the date of execution of an Acquisition Agreement with respect to such Acquisition Transaction an amount equal to the Termination Fee less any amounts previously paid to Buyer by Target pursuant to this Section 10.3(b)(ii).

The payment by Target of the Termination Fee and/or Buyer’s Expenses pursuant to this Section 10.3(b) shall be the sole monetary remedy of Buyer in the event of termination of this Agreement pursuant to the bases specified in this Section 10.3(b) not resulting from a knowing breach of this Agreement by Target.

(c) The Parties acknowledge that the agreements contained in paragraph (b) of this Section 10.3 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, they would not enter into this Agreement; accordingly, if Target fails to pay promptly any fee payable by it pursuant to this Section 10.3, then Target shall pay to Buyer, its costs and expenses (including attorneys’ fees) in connection with collecting such fee, together with interest on the amount of the fee at the prime rate of Citibank, N.A. from the date such payment was due under this Agreement until the date of payment.

10.4	Brokers and Finders

Except for Morgan Stanley & Co. Incorporated as to Target and except for Sandler O’Neill & Partners, L.P. as to Buyer, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers’ fees, brokerage fees, commissions, or finders’ fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon such broker’s representing or being retained by or allegedly representing or being retained by Target or by Buyer, each of Target and Buyer, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

10.5	Entire Agreement.

Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 7.5(b), for the Confidentiality Agreements). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Sections 7.8 and 7.9.

10.6	Amendments.

To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this

Agreement has been obtained; provided, that after any such approval by the holders of Target Common Stock, there shall be made no amendment that requires further approval by such shareholders.

10.7	Waivers.

(a) Prior to or at the Effective Time, Buyer, acting through its board of directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Target, to waive or extend the time for the compliance or fulfillment by Target of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Buyer under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Buyer.

(b) Prior to or at the Effective Time, Target, acting through its board of directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Buyer, to waive or extend the time for the compliance or fulfillment by Buyer of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Target under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Target.

(c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

10.8	Assignment; Third Party Beneficiaries.

Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party; provided that, no assignment will be permitted if such assignment could reasonably be expected to cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns. Except as otherwise specifically provided in Section 7.9, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement.

10.9	Notices.

All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

Target:	Sterling Bancshares, Inc. 2950 North Loop West, Suite 1200 Houston, Texas 77092 Facsimile Number: (713) 507-2706

	Attention:	James W. Goolsby, Jr. Executive Vice President and General Counsel

Copy to Counsel:	Locke Lord Bissell & Liddell 2800 J.P. Morgan Chase Tower 600 Travis Houston, TX 77002 Facsimile Number: (713) 223-3717

	Attention:	David F. Taylor Gregory C. Hill

and to:	DLA Piper LLP (US) 500 Eighth Street, NW Washington, DC 20004 Facsimile Number: (202) 799-5000

	Attention:	Frank M. Conner III Michael P. Reed

and to:	Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 Facsimile Number: (212) 848-7179

	Attention:	Peter D. Lyons Scott Petepiece

Buyer:	Comerica Incorporated 1717 Main Street Dallas, Texas 75201 Facsimile Number: (214) 462-4440

	Attention:	Thad A. Schaefer Senior Vice President, Assistant Secretary and Assistant General Counsel

Copy to Counsel:	Wachtell, Lipton, Rosen & Katz 51 W. 52nd Street New York, New York 10019 Facsimile Number: (212) 403-2000

	Attention:	Nicholas G. Demmo

10.10	Governing Law.

Regardless of any conflict of law or choice of law principles that might otherwise apply, the Parties agree that this Agreement shall be governed by and construed in all respects in accordance with the laws of the State of Texas. The Parties all expressly agree and acknowledge that the State of Texas has a reasonable relationship to the Parties and/or this Agreement. As to any dispute, claim, or litigation arising out of or relating in any way to this Agreement or the transaction at issue in this Agreement, the Parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the United States District Court for the Southern District of Texas. If jurisdiction is not present in federal court, then the Parties hereby agree and consent to the exclusive jurisdiction of the state courts of Harris County, Texas. Each Party hereto hereby irrevocably waives, to the fullest extent permitted by Law, (a) any objection that it may now or hereafter have to laying venue of any suit, action or proceeding brought in such court, (b) any claim that any suit, action or proceeding brought in such court has been brought in an inconvenient forum, and (c) any defense that it may now or hereafter have based on lack of personal jurisdiction in such forum.

10.11	Counterparts.

This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

10.12	Captions; Articles and Sections.

The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

10.13	Interpretations.

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any Party, whether under any rule of construction or otherwise. No Party to this Agreement shall be considered the draftsman. The Parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all Parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all Parties hereto.

10.14	Enforcement of Agreement.

The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

10.15	Severability.

Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

10.16	Disclosure.

Any disclosure made in any section of the Disclosure Memoranda delivered pursuant to this Agreement shall be deemed to be disclosure for purposes of any other Section to which the relevance of such item is reasonably apparent on its face.

[signatures on following page]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

COMERICA INCORPORATED

By:	/s/ Ralph W. Babb, Jr.
	Name:	Ralph W. Babb, Jr.
	Title:	Chairman and Chief Executive Officer

STERLING BANCSHARES, INC.

By:	/s/ J. Downey Bridgwater
	Name:	J. Downey Bridgwater
	Title:	Chairman, President and Chief Executive Officer

ANNEX B

1585 Broadway New York, NY 10036

Morgan Stanley

January 16, 2011

Board of Directors

Sterling Bancshares, Inc.

2950 North Loop West

Houston, Texas 77092

Members of the Board:

We understand that Sterling Bancshares, Inc. (the “Company”), Comerica Incorporated (the “Buyer”) and a corporation to be formed as a wholly owned subsidiary of the Buyer (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger substantially in the form of the draft dated January 16, 2011 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of Acquisition Sub with and into the Company. Pursuant to the Merger, the Company will become a wholly owned subsidiary of the Buyer, and each outstanding share of common stock, $1.00 par value (the “Company Common Stock”) of the Company, other than shares held in treasury or owned by the Buyer or any subsidiary of the Buyer or the Company, will be converted into the right to receive 0.2365 shares (the “Exchange Ratio”) of common stock, par value $5.00 per share, of the Buyer (the “Buyer Common Stock”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company and the Buyer, respectively;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company and the Buyer, respectively;

3)	Reviewed certain financial projections prepared by the managements of the Company and the Buyer, respectively;

4)	Reviewed information relating to certain strategic, financial and operational benefits anticipated from the Merger, prepared by the managements of the Company and the Buyer, respectively;

5)	Discussed the past and current operations and financial condition and the prospects of the Company, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

6)	Discussed the past and current operations and financial condition and the prospects of the Buyer, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Buyer;

7)	Reviewed the pro forma impact of the Merger on the Buyer’s earnings per share, consolidated capitalization and financial ratios;

8)	Reviewed the reported prices and trading activity for the Company Common Stock and the Buyer Common Stock;

Morgan Stanley

9)	Compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Common Stock and the Buyer Common Stock with that of certain other publicly-traded companies comparable with the Company and the Buyer, respectively, and their securities;

10)	Reviewed the financial terms, to the extent publicly available, of certain precedent acquisition transactions;

11)	Participated in discussions and negotiations among representatives of the Company and the Buyer and their financial and legal advisors;

12)	Reviewed the Merger Agreement and certain related documents; and

13)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company and the Buyer, and formed a substantial basis for this opinion. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the Company and the Buyer of the future financial performance of the Company and the Buyer. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Merger will be treated as a tax-free reorganization, pursuant to the Internal Revenue Code of 1986, as amended. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We have relied upon, without independent verification, the assessment by the managements of the Company and the Buyer, respectively, of: (i) the timing and risks associated with the integration of the Company and the Buyer; (ii) their ability to retain key employees of the Company and the Buyer, respectively and (iii) the validity of, and risks associated with, the Company and the Buyer’s existing and future technologies, intellectual property, products, services and business models. We are not experts in the evaluation of allowance for loan losses, and we have not made an independent evaluation of the adequacy of the allowance for loan losses at the Company, nor have we examined any individual loan credit files of the Company or been requested to conduct such a review. We have relied upon, without independent verification, the assessment by the management of the Company of the estimated loan losses of the Company. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Buyer and the Company and their legal, tax or regulatory advisors with respect to legal, tax or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of shares of the Company Common Stock in the transaction. We have not made any independent valuation or appraisal of the assets or liabilities of the Company or the Buyer, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

We have acted as financial advisor to Board of Directors of the Company in connection with this transaction and will receive a fee for our services, a significant portion of which is contingent upon the closing of the Merger. In the two years prior to the date hereof, we have provided financial advisory and financing services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer in the future and expects to receive fees for the rendering of these services.

Morgan Stanley

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, this opinion does not in any manner address the prices at which the Buyer Common Stock will trade following consummation of the Merger or at any time and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Travis Machen
Travis Machen Executive Director

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, or DGCL, Comerica’s certificate of incorporation provides that a director of Comerica shall not be personally liable to Comerica or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which a director derived an improper personal benefit.

In general, Comerica’s bylaws provide that Comerica shall indemnify its directors and officers to the fullest extent permitted by law. As permitted by Section 145(a) of DGCL, Comerica’s bylaws provide that Comerica shall indemnify each of its directors and officers against expenses (including attorney’s fees) incurred in connection with any proceeding (other than an action by or in the right of Comerica) involving such person by reason of having been an officer or director, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Comerica and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. As permitted by Section 145(b) of DGCL, Comerica’s bylaws provide that Comerica shall indemnify each of its officers and directors against expenses (including attorney’s fees) incurred in connection with any action brought by or in the right of Comerica, to the extent such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interest of Comerica, except that if the director or officer is adjudged to be liable to Comerica, no indemnification shall be made unless and to the extent that the Court of Chancery or any other court shall deem proper, notwithstanding the adjudication of liability.

Unless prohibited by applicable law or regulation, or otherwise required by Section 18(k) of the Federal Deposit Insurance Act, as amended, the determination of whether indemnification of an officer or director is proper under the circumstances (unless ordered by a court) generally shall be made by independent legal counsel chosen by a majority of Comerica’s disinterested directors (even if such disinterested directors constitute less than a quorum) in a written opinion to the board of directors. However, as required by Section 145(c) of DGCL, Comerica must indemnify a director or officer who was successful in defense of any suit. As permitted by Section 145(e) of DGCL, Comerica’s bylaws provide that Comerica may pay expenses incurred by a director or officer in advance, upon receipt of an undertaking that the advance will be repaid if it is ultimately determined that the director or officer is not entitled to indemnity.

As permitted by Section 145(g) of DGCL, Comerica’s bylaws provide that Comerica may purchase insurance on behalf of its directors and officers against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not Comerica would have the power to indemnify such person against such liability under its bylaws. Comerica maintains such insurance.

The foregoing is only a general summary of certain aspects of Delaware law and Comerica’s certificate of incorporation and bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL and the certificate of incorporation and the bylaws of Comerica.

Item 21.	Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following is a list of Exhibits to this Registration Statement:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 16, 2011, by and between Comerica Incorporated and Sterling Bancshares, Inc. (included in Part I as Annex A to the document included in this Registration Statement)

3.1	Restated Certificate of Incorporation of Comerica Incorporated, as in effect on the date hereof, (incorporated by reference to Exhibit 3.2 to Comerica’s Current Report on Form 8-K filed August 9, 2010)

3.2	Amended and Restated Bylaws of Comerica Incorporated, as in effect on the date hereof (amended and restated May 20, 2008) (incorporated by reference to Exhibit 3.1 to Comerica’s Current Report on Form 8-K dated May 20, 2008, regarding Comerica’s bylaws)

4.1	Warrant Agreement dated June 9, 2010 by and between Sterling Bancshares, Inc. and American Stock Transfer & Trust LLC (incorporated by reference to Exhibit 4.1 to Sterling Bancshares, Inc.’s Registration Statement on Form 8-A12B filed June 10, 2010)

4.2	Form of Warrant

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the shares and warrants of Comerica being registered

8.1	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters

8.2	Opinion of DLA Piper LLP (US) as to certain tax matters

8.3	Form of Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters (that will be delivered to Comerica Incorporated at the closing of the merger)

8.4	Form of Opinion of DLA Piper LLP (US) as to tax matters (that will be delivered to Sterling Bancshares, Inc. at the closing of the merger)

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1)

23.5	Consent of DLA Piper LLP (US) (included in Exhibit 8.2)

23.6	Form of Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.3)

23.7	Form of Consent of DLA Piper LLP (US) (included in Exhibit 8.4)

24.1	Power of Attorney*

99.1	Notice of Special Meeting of Shareholders of Sterling Bancshares, Inc. (included in the document included in this Registration Statement)

99.2	Form of Proxy Card for Special Meeting of Shareholders of Sterling Bancshares, Inc.

99.3	Consent of Morgan Stanley & Co. Incorporated

*	Previously filed

Item 22.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may he deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, state of Texas, on March 30, 2011.

COMERICA INCORPORATED

By:	/s/ Ralph W. Babb, Jr.
Name:	Ralph W. Babb, Jr.
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-4 Registration Statement has been signed by the following persons in the capacities indicated on March 30, 2011.

Signature	Title

* Ralph W. Babb, Jr.	Chairman and Chief Executive Officer and Director (Principal Executive Officer)

* Elizabeth S. Acton	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Muneera S. Carr	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)

* James F. Cordes	Director

* Roger A. Cregg	Director

* T. Kevin DeNicola	Director

* Jacqueline P. Kane	Director

* Richard G. Lindner	Director

* Alfred A. Piergallini	Director

* Robert S. Taubman	Director

* Reginald M. Turner, Jr.	Director

* Nina G. Vaca	Director

*By	/s/ Thad A. Schaefer Thad A. Schaefer Attorney-in-Fact March 30, 2011

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of January 16, 2011, by and between Comerica Incorporated and Sterling Bancshares, Inc. (included in Part I as Annex A to the document included in this Registration Statement)

3.1	Restated Certificate of Incorporation of Comerica Incorporated, as in effect on the date hereof (incorporated by reference to Exhibit 3.2 to Comerica’s Current Report on Form 8-K filed August 9, 2010)

3.2	Amended and Restated Bylaws of Comerica Incorporated, as in effect on the date hereof (amended and restated May 20, 2008) (incorporated by reference to Exhibit 3.1 to Comerica’s Current Report on Form 8-K dated May 20, 2008, regarding Comerica’s bylaws)

4.1	Warrant Agreement dated June 9, 2010 by and between Sterling Bancshares, Inc. and American Stock Transfer & Trust LLC (incorporated by reference to Exhibit 4.1 to Sterling Bancshares, Inc.’s Registration Statement on Form 8-A12B filed June 10, 2010)

4.2	Form of Warrant

5.1	Opinion of Wachtell, Lipton, Rosen & Katz as to the validity of the shares and warrants of Comerica being registered

8.1	Opinion of Wachtell, Lipton, Rosen & Katz as to certain tax matters

8.2	Opinion of DLA Piper LLP (US) as to certain tax matters

8.3	Form of Opinion of Wachtell, Lipton, Rosen & Katz as to tax matters (that will be delivered to Comerica Incorporated at the closing of the merger)

8.4	Form of Opinion of DLA Piper LLP (US) as to tax matters (that will be delivered to Sterling Bancshares, Inc. at the closing of the merger)

23.1	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1 to this Registration Statement)

23.2	Consent of Ernst & Young LLP

23.3	Consent of Deloitte & Touche LLP

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1)

23.5	Consent of DLA Piper LLP (US) (included in Exhibit 8.2)

23.6	Form of Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.3)

23.7	Form of Consent of DLA Piper LLP (US) (included in Exhibit 8.4)

24.1	Power of Attorney*

99.1	Notice of Special Meeting of Shareholders of Sterling Bancshares, Inc. (included in the document included in this Registration Statement)

99.2	Form of Proxy Card for Special Meeting of Shareholders of Sterling Bancshares, Inc.

99.3	Consent of Morgan Stanley & Co. Incorporated

*	Previously filed